Registration No. 333-146129

As filed with the Securities and Exchange Commission on March 12, 2008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOT VN, INC.
(Name of small business issuer in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7379 (Primary Standard Industrial Classification Number)	20-3825987 (IRS Employer Identification Number)

9449 Balboa Avenue, Suite 114
San Diego, CA 92123
(858) 571-2007

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Louis P. Huynh, Esq.
General Counsel and Corporate Secretary
Dot VN, Inc.
9449 Balboa Avenue, Suite 114
San Diego, CA 92123
Telephone No.: (858) 571-2007
Facsimile No.: (858) 571-8497
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered (1)		Proposed Maximum Offering Price per Share (5)	Proposed Maximum Aggregate Offering Price (5)	Amount of Registration Fee
Common Stock to be offered for resale underlying Senior Convertible Debentures	2,396,426	(2)	$1.00	$2,396,426.00	$73.57
Common Stock underlying Warrants issued in connection with the Senior Convertible Debentures	1,392,945	(3)	$2.00	$2,785,890.00	$85.53
Common Stock to be offered for resale by selling stockholders	16,365,863	(4)	$1.53	$25,039,770.39	$768.72
Common Stock to be offered for resale by selling stockholders	206,000	(5)	$1.35	$278,100.00	$8.54
Total	20,361,234			$30,500,186.39	$936.35

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act. The shares of common stock being registered are offered by certain security holders of Dot VN, Inc. See “Selling Security Holders”. Pursuant to the terms of that certain Securities Purchase Agreement, dated January 31 and February 9, 2007, Dot VN is registering 100% of the shares of common stock issuable upon conversion of Senior Convertible Debentures, based on an exercise price of $1.00 per share, as provided in the Securities Purchase Agreement and shares of common stock issuable upon exercise of the warrants, based on an exercise price of $2.00 per share, issued in connection with the Senior Convertible Debenture. See “Recent Transactions” and “Selling Security Holders”. Additionally, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be issuance to prevent dilution resulting from Stock splits, stock dividends, or similar events.

(2)	Represents 2,396,426 shares of common stock issuable upon conversion of the Senior Convertible Debentures.

(3)
Represents 1,392,945 shares issuable upon exercise of the Warrants of which (i) 250,000 may be exercised until July 18, 2008 at $2.00 per share; (ii) 250,000 may be exercised until July 18, 2008 at $3.00 per share; (iii) 180,000 may be exercised until January 31, 2012 at $2.00 per share; (iv) 233,345 may be exercised until February 9, 2012 at $2.00 per share; (v) 229,600 may be exercised until February 9, 2012 at $1.00 per share; and (vi) . 250,000 may be exercised until January 31, 2012 at $0.001 per share

(4)
Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based on the average of the high and low sales prices of the Dot VN’s common stock on September 14, 2007, as quoted on the Pink Sheets.

(5)
Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based on the average of the high and low sales prices of the Dot VN’s common stock on March 10, 2008, as quoted on the Pink Sheets.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

DATED MARCH 12, 2008

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated ________________

20,361,234 SHARES OF COMMON STOCK

This prospectus (this “Prospectus”) relates to the registration of (a) common stock of Dot VN, Inc. (formerly known as Malers, Inc. and herein referred to as “Dot VN” or the “Company”) issuable to certain selling security holders upon the conversion of the Senior Convertible Debentures issued to them on January 31, 2007 and February 9, 2007, in a private placement relating to the sale of $1,148,213 in the principal amount of our Senior Convertible Debentures due January 31, 2009, and also upon the exercise of warrants to purchase up to 1,392,945 shares of our common stock issued in connection with the Convertible Debenture and (b) 16,571,863 shares of common stock of Dot VN that may be offered for sale from time to time by certain shareholders of Dot VN.

The 20,361,234 shares of common stock being offered by the selling security holders and selling shareholders (collectively, the “Selling Shareholders”) of Dot VN pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. The Selling Stockholders will offer and sell their shares at a price between $0.01 and $2.00 per share until our shares are quoted on the OTC Bulletin Board (“OTC BB”) and thereafter at prevailing market prices or privately negotiated prices. This Prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the Selling Shareholders to the public without restriction. The Selling Shareholders and the participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares by the Selling Shareholders, and any commissions or discounts received by the brokers or dealers, may be deemed to be underwriting compensation under the Securities Act. Dot VN will not receive any proceeds from this offering by the Selling Shareholders.

Our common stock trades on the Pink Sheets, under the trading symbol “DTVI”. On March 10, 2008, the closing price for our common stock as reported on the Pink Sheets was $1.35 per share. Dot VN will apply to have it shares of common stock quoted on the OTC BB promptly after the date of this Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
USE OF PROCEEDS	7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF OPERATIONS	18
DESCRIPTION OF BUSINESS	37
LEGAL PROCEEDINGS	44
MANAGEMENT	45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
EXECUTIVE COMPENSATION	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
DETERMINATION OF OFFERING PRICE	52
SELLING SHAREHOLDERS	52
PLAN OF DISTRIBUTION	57
DESCRIPTION OF SECURITIES	59
EXPERTS	61
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	61
LEGAL OPINION	61
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to “Dot VN” or the “Company,” “we,” “us,” and “our,” we mean Dot VN, Inc., a Delaware corporation. This prospectus contains forward-looking statements and information relating to the Company. See Cautionary Note Regarding Forward Looking Statements on page 20.

The Company

Dot VN, Inc., a Delaware corporation, formed on May 27, 1998, is an Internet and telecommunications business focused primarily on the market in Vietnam.   The Company, in connection with certain strategic partnerships with certain corporations, intends to apply the benefits of its latest developments in information technology, hardware, software and telecommunications to develop and secure market share in the growing Vietnamese internet and telecommunications market.

In order to maximize the benefits the Company can derive from its technology, the Company also intends:

·	to obtain certain licenses and permits from the Vietnamese government to allow it to develop and deploy certain infrastructure related projects; and

·	to identify and deploy new technologies and applications in the Vietnamese market.

Our current projects relate to developing and constructing internet data centers (“IDC” or “IDCs”), which will serve as the basis for an internal data and communications network for the country of Vietnam. The IDCs will provide hosting and collocation services as well as serves as the basic infrastructure for additional internet and data technologies such as wireless broad brand, distance e-learning and e-government projects. The Company has secured an agreement with Quang Trung Software City Development Company, a 100% State-owned (Vietnamese government) enterprise, (“QTSC”) to develop an IDC in Ho Chi Minh City, Vietnam located in the QTSC telecommunications building and intends to execute a material definitive agreement based on the current procedural agreement with the Vietnam Internet Network Information Center (“VNNIC”) to build an IDC in Hanoi, Vietnam, located in the VNNIC building, both are anticipated to occur in the near term. In addition, the Company intends to develop additional data centers in Da Nang City, Vietnam and the rest of the country of Vietnam in the mid- to long-term. Dot VN will continue to explore and test, and analyze, new best of breed technology for deployment in Vietnam.

There can be no assurance that we will be able to successfully implement our business plan. The Company faces significant challenges in achieving its goals and investors face significant risks. The Company may not be able to compete with existing domain name registrars to retain market share or may not be able to construct and deploy data centers and the technologies associated therewith and predicated thereon. We will require additional capital, currently estimated at approximately $10,000,000, to fund our operations, growth and to construct data centers. If financing is not available on acceptable terms, our ability to succeed will be hampered, and if the Company does not obtain adequate financing, our business will fail, which will result in the complete loss of your investment. The market for the internet and telecommunications technology industry is extremely competitive and rapidly changing. Three of the Company’s officers, Thomas Johnson, Lee Johnson, and Louis Huynh, are also directors and collectively majority shareholders, and hold an aggregate of approximately 15,391,529 shares of the Company’s issued and outstanding stock. Thomas Johnson, the Company’s Chairman of the Board, and Lee Johnson, an officer and director of the Company, currently collectively control the voting of approximately 56.65% of our common stock and collectively beneficially own approximately 56.69% of our common stock, meaning that they will decide the outcome of matters requiring a vote of the Company’s shareholders.

The Company believes that it requires funding of approximately $10,000,000 to complete its business plan and the greatest single barrier to commercial acceptance of its new technology is the lack of a fully functional data center. An operational data center will allow clients and partners to fairly evaluate the benefits of our technology and services both objectively and in comparison to the technology of potential competitors. It will also allow the deployment and commercialization of a broad range of internet, wireless and telecommunications technologies and services. Therefore, Dot VN’s immediate mission is to acquire adequate funding to complete design, construction and operation of a data center, which will showcase the operating, financial, and technological parameters of the Company’s products and services.

On February 9, 2007, Dot VN closed on a private placement of convertible debentures and warrants which upon exercise may be redeemed for shares of the Company’s common stock for total proceeds of $1,148,213.

Contact Information

Our principal operations and executive offices are located at 9449 Balboa Avenue, Suite 114, San Diego, CA 92123 and our telephone number is (858) 571-2007. We also maintain a web site at www.dotvn.com. The information on our web site is not, and should not be considered to be part of this prospectus.

Summary of the Offering

Securities Offered by the Selling Shareholders: See page 44 for the names of the Selling Shareholders
20,361,234 shares of our common stock, $0.001 par value per share, including:

·  2,396,426 shares of common stock that may be issued upon conversion of the Senior Secured Debentures,

· 1,392,945 shares of common stock that may be issued upon exercise of warrants, and

· 16,571,863 shares of common stock currently held by certain of our shareholders.

The Selling Stockholders will offer and sell their shares at a price between $0.01 and $2.00 per share until our shares are quoted on the OTC Bulletin Board (“OTC BB”) and thereafter at prevailing market prices or privately negotiated prices.

Use of Proceeds
We will receive no proceeds from the sale of any of our common stock by the Selling Shareholders.

We intend to use the proceeds from the conversion of the Senior Secured Debentures, if converted, held by certain Selling Shareholders for working capital purposes.

We intend to use the proceeds from the exercise of the warrants, if exercised, held by certain Selling Shareholders for working capital purposes.

Number of shares of Common Stock issued and outstanding as of March 10, 2008:	27,025,710

Number of shares of Common Stock outstanding assuming the sale of Common Stock by the Selling Shareholders:
30,815,081 (1)

The number of shares of common stock subject to this prospectus represents approximately 66.08% of our issued and outstanding common stock as of March 10, 2008, after issuance of all currently unissued shares included in this Prospectus.

Pink Sheets Trading Symbol:	DTVI

(1)
This number assumes the issuance of 3,789,371 shares of common stock that may be issued upon exercise of the Senior Convertible Debentures and warrants held by Selling Shareholders. We cannot assure you that the Senior Convertible Debentures or warrants will be exercised by the Selling Shareholders.

Transfer Agent and Registrar For the Common Stock of Dot VN

First American Stock Transfer, Inc. is the transfer agent and registrar of our common stock. Their address is 706 East Bell Road, Suite 202, Phoenix, AZ 85022, and their telephone number (602) 485-1346.

Trading Market

Our common stock is quoted on the Pink Sheets and is not traded on a national securities exchange, the Nasdaq Stock Market or the Over-the-Counter Bulletin Board.

Dividend Policy

We currently do not intend to pay cash dividends on our common stock.

Risk Factors

The ownership of our Common Stock involves various risks. You should read carefully the factors discussed under the Section entitled “Risk Factors” beginning on page 10.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and the financial statements included herein before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected, and you may lose all or part of your investment in the stock. This section includes or refers to forward looking statements. You should refer to the explanations of the qualifications and limitations on forward-looking statements discussed in “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATED TO OUR FINANCIAL RESULTS

It is difficult to evaluate our business and prospects because we have a limited operating history.

Because we have a limited operating history, it is difficult to accurately predict whether and when we will generate additional revenue or to evaluate our future prospects and an investment in our common stock. Our prospects are uncertain and must be considered in light of the risks, expenses and difficulties frequently encountered by advances materials companies in the early stages of development.

We have experienced operating losses since our inception and our auditors have indicated uncertainty concerning our ability to continue operations as a going concern.

Since our inception on May 27, 1998, we have incurred accumulated net losses of $33,547,706 through October 31, 2007. Our independent registered public accounting firm has noted that we have an accumulated deficit and working capital deficit at April 30, 2007, and a net loss during 2006 so our ability to continue as a going concern prior to the generation of significant revenue is dependent upon obtaining additional financing for our planned operations. If we fail to generate enough working capital, either from future equity or debt sales or revenue from operations, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

We need to obtain financing in order to continue our operations.

On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We have no existing bank lines of credit and have not established any definitive sources for additional financing. Based on our current operating plan, we will only have enough cash to meet our anticipated cash requirements through June 30, 2008; if we do not raise at least $10,000,000 from the sale of our securities or other financing means we will not be able to proceed with our intended business plan past this time. There is no assurance that we will have adequate capital to conduct our business or satisfy our financial obligations. Should this assessment be incorrect or should unforeseen circumstances give rise to additional costs and/or developmental delays, then we may have inadequate funds to fully develop our business and will need additional financing. We have made no arrangements to obtain future additional financing at this time, and if required, there can be no assurance that such financing will be available on acceptable terms.

Our operating results may prove unpredictable, and our common stock price may decrease or fluctuate significantly.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If a market for our common stock develops beyond its sporadically-traded levels and our operating results fluctuate negatively in any future quarter, the trading price of our common stock may fall significantly. Factors that may cause our operating results to fluctuate significantly include the following:

·	our ability to generate enough working capital from future equity sales;

·	the level of commercial acceptance of our products and services;

·	fluctuations in the demand for Internet data center and domain name registration services;

·
intense competition in the Internet and telecommunications industry, including direct competition from government owned companies, substantially all of which have existing relationships with companies that provide the similar services and products as we do and have significantly greater capital resources and infrastructure than we have;

·	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

·	general economic conditions and economic conditions specific to the telecommunications and Internet industry; and

·	other competing technologies entering the market.

The majority of our business is focused on providing services in a foreign country which could change its laws or policies such that we cannot conduct business in Vietnam, resulting in a nearly complete or complete loss of your investment.

Our operations are conducted in Vietnam, a developing foreign country under communist rule. Although the government of Vietnam has made significant changes in its laws in the past decade to facilitate the conduct of businesses dependent on the Internet, there is no guarantee that Vietnam will not change its laws or policies to reverse policy choices in the past, with the result that our business operations are terminated or expropriated. Our business depends on contracts with the Vietnam government and its agencies that are subject to interpretation in accordance with Vietnamese laws, policies and courts. Any change in law or policy that adversely impacts our relations with the Vietnam government, our permits, licenses and consents to conduct our business in Vietnam or the continuation of our contracts with Vietnam government agencies would have a material adverse effect on ability to conduct business.

Adverse general economic conditions in Vietnam could stall our business development and lead to a loss of your investment.

The financial success of the Company may be sensitive to adverse changes in general economic conditions in Vietnam, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s services. Management believes that the niche products they market will insulate the Company from excessive reduced demand. Nevertheless, the Company has no control over these changes. Consequently, the Company’s revenues may vary by quarter, and the Company’s operating results may experience fluctuations.

The services we offer have not yet achieved widespread consumer acceptance and as such, there is a high degree of uncertainty whether our business plan or our services will be successful.

The services we offer are new and there can be no assurance that they will meet with wide market acceptance. In addition, even if there proves to be a wide market for our services, there can be no assurance that such market will permit us to ever achieve market share and profitability.

The Internet and telecommunications industry is in a state of rapid technological change with which we may not be able to keep pace.

The Internet and telecommunications industry is constantly evolving, due primarily to technological innovations, as well as evolving industry standards, changes in customer and subscriber needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of equipment obsolescence. Keeping pace with these changes requires significant management, technological and financial resources. As a small company, we do not have the management, technological and financial resources that larger companies in our industry may have. We must adapt and respond to new technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to remain competitive. Failure to do so could adversely affect our business, financial condition and results of operations.

Any failure to provide highly reliable, secure services will have a material adverse effect on our business.

We must provide highly reliable services and implement and maintain appropriate security measures to prevent unauthorized access to our customers’ networks. As techniques used to obtain unauthorized access to or to sabotage networks change frequently and are generally not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures. If our services fail due to acts of nature, power or telecommunications failures or other similar events, or if an actual or perceived breach of our network security occurs, the market perception of our reliability and the effectiveness of our security measures could be negatively impacted, which could adversely affect our business, financial condition and results of operations.

We depend on physical infrastructure largely maintained by third parties and subject to disruption by events outside our control.

Our success will depend upon the capacity, reliability and security of the telecommunications infrastructure used to carry data between users and the Internet. A bandwidth carrier that provides poor service and has frequent network outages greatly limits our ability to provide quality service to clients. Additionally, the telecommunications infrastructure in Vietnam is largely underdeveloped thereby reducing our ability to deliver high quality service. Our financial and business results may be negatively affected by the use of poorly maintained infrastructure from various third parties, which is beyond our control.

We must continue to expand and adapt our services as the number of users increases and their needs change and there can be no assurance that we will be able to do so.

We must continue to expand and adapt our services, which will require substantial financial, operational and management resources. To manage expansion and adaptation of our services effectively, we will need to improve our operational and financial systems and managerial controls and procedures, including:

·	enhancing our capability to respond to new and evolving technologies;

·	expanding the capacity and performance of our network infrastructure; and

·	developing our administrative, accounting and management information systems and controls.

There can be no assurance that we will be able to expand or adapt our infrastructure to meet additional demand or our customers’ changing requirements on a timely basis, at a commercially reasonable cost, or at all.

Uncertain demand for our services may cause our operating results to fluctuate.

We are unable to forecast revenues with certainty because of the unknown demand for our services and the emerging nature of the domain name registration, internet data center, wireless broadband and online services industry. Revenues could fall short of expectations if we experience delays in completing deployment of our services or entering into agreements with customers. Future operating results will, therefore, be subject to fluctuations due to several factors, some of which are outside our control.

Our ability to grow is directly tied to our success in attracting and retaining customers and if we fail to do so, our business, financial condition and results of operations could be adversely affected.

We cannot predict whether our marketing efforts will be successful in attracting new locations and acquiring substantial market share. If our marketing efforts fail, we may fail to attract new customers and fail to retain existing ones, which would adversely affect our business, financial condition and results of operations.

Competition in the Internet and Telecommunications industry is intense and there is uncertainty that we will be able to succeed given our limited resources.

The market for domain name registration, internet data center and Internet access services is extremely competitive and highly fragmented and barriers to entry are low. Although our services are based on information technology and wireless technology, we compete not only against companies that base their services on those sectors, but also against companies that base their services on other technologies (wire, fiber optic cable, fixed wireless, satellite and cellular, among others). There can be no assurance that we will be able to compete successfully in the future against existing or new competitors or that our operating results will not be adversely affected by increased competition. Competition is based on, among other things, quality/performance of the services, price and customer service, with the relative importance of such factors varying among markets. Competition in the various markets we serve comes from companies of various sizes, many of which are larger and have greater financial and other resources, market presence and brand name recognition than we do and, thus, can withstand adverse economic or market conditions better than we can.

Technological change and increased competition in the Internet and telecommunications industry may cause consolidation among network service providers and impair our ability to provide reliable service coverage and negotiate favorable network access terms.

The Internet and telecommunications industry has experienced dramatic technological change and increased competition that have led to significant declines in network access pricing. If these conditions continue, some service providers may consolidate or otherwise cease operations, which would reduce the number of network service providers from which we would be able to obtain network access. To the extent this were to occur, while we would still be able to maintain operations and our services with a small number of network service providers, we would potentially not be able to provide sufficient alternative access points in some geographic areas, which could diminish our ability to provide broad, reliable coverage. Further, our ability to negotiate favorable access rates from network service providers could be impaired, which could increase our network access expenses and materially and adversely impact our operating results.

Litigation arising out of intellectual property infringement could be expensive and disrupt our business.

We cannot be certain that our operations do not, or will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties, or that other parties will not assert infringement claims against us. From time to time, we may be involved in disputes with these third parties. Any claim of infringement of proprietary rights of others, even if ultimately decided in our favor, could result in substantial costs and diversion of our resources. Successful claims against us may result in an injunction or substantial monetary liability, which could, in either case, significantly impact our results of operations or materially disrupt the conduct of our business. If we are enjoined from using a technology, we will need to obtain a license to use the technology, but licenses to third-party technology may not be available to us at a reasonable cost, or at all.

Government regulation of, and legal uncertainties regarding, the Internet could harm our business.

Changes in the rules or regulations of the Ministry of Information and Communications (f/k/a Ministry of Posts and Telematics) or in applicable federal communications laws relating to the imposition of these fees or taxes, could result in significant new operating expenses for us, and could negatively impact our business. Any new law or regulation pertaining to Internet-based communication services, or changes to the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise harm our business. It is also possible that there will be an increase in the number of laws and regulations pertaining to the Internet. These laws or regulations may relate to taxation and the quality of products and services. Furthermore, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, taxation, encryption, obscenity, libel, employment, personal privacy, export or import matters and other issues is uncertain and developing and we are not certain how the possible application of these laws may affect us. Some of these laws may not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet market, which could reduce demand for our services, increase our operating expenses or increase our litigation costs.

The reduction in current demand and the failure of continued growth of demand, for domain name registration, internet data center and wireless broadband Internet access would have a material adverse effect on our business, financial condition and results of operations.

The success of our business is dependent upon the increased usage of domain name registration, internet data center and wireless broadband Internet access services. As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. Continued demand is dependent on several factors, including, among others:

·	the willingness of potential customers to make technology expenditures;

·	the availability of security products necessary to ensure data privacy over the public networks;

·	the quality, cost, reliability and functionality of domain name registration, internet data center, wireless broadband internet access services and competing services;

·	the increased adoption of domain name registration, internet data center services and wireless broadband Internet access methods; and

·	the proliferation of electronic wireless devices and associated software applications.

If the market for domain name registration, internet data center or wireless broadband Internet access fails to continue to develop, develops more slowly than expected, or becomes saturated with competitors, or if the services we offer are not broadly accepted, our business, financial condition and results of operations may be materially adversely affected.

Security concerns may delay the widespread adoption of the Internet by potential business customers, which would reduce demand for our services.

The Internet is a public network and information is sent over this network from many sources. Advances in computer capabilities, new discoveries in the field of code breaking or other developments could result in compromised security on our network or the networks of others. Security and authentication concerns with respect to the transmission over the Internet of confidential information, such as corporate access passwords, and the ability of hackers to penetrate online security systems, may reduce the demand for our services. Further, new access methods, devices, applications and operating systems have also introduced additional vulnerabilities which have been actively exploited by hackers. Any well-publicized compromises of confidential information may reduce demand for Internet-based communications, including our services.

Our operations are concentrated in one industry.

We will initially focus our operations on business connections with companies that operate in the Internet and telecommunications industry. Accordingly, any disruptions or economic conditions that impact these industries will have a direct impact on our operations. Moreover, we anticipate that a small number of customers, at least initially, may produce the preponderance of order flow and transaction fees. Any loss of such customers would have a material adverse effect on our business.

RISKS RELATED TO OUR BUSINESS

Our ability to effectuate additional financing transactions to fund our operations could impair the value of your investment, and we may not be able to meet our future capital requirements.

We will need to raise additional funds to continue our operations beyond June 30, 2008 and to complete our business plan. We may be unable to obtain any required additional financing on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we will be unable to fund our expansion, successfully promote our brand and products, develop new products, respond to competitive pressures or take advantage of acquisition opportunities, any of which would have a material adverse effect on our business. It is likely we will seek to raise additional funds through public or private equity offerings or debt financings. If we raise additional funds through the issuance of equity securities, our stockholders will likely experience dilution of their ownership interest, and the newly-issued securities may have rights superior to those of our common stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payment of dividends. There can be no assurances that we will be able to secure additional financing, or obtain favorable terms on such financing if it is available. Continued negative cash flows create uncertainty about our ability to fully implement our operating plan and we may have to reduce the scope of our planned operations, which may jeopardize our ability to continue our business. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking protection under federal bankruptcy laws.

The data center technology and domain name registration industry is extremely competitive, and if we are not able to compete successfully against other service providers, both large and small, we will not be able to operate our business and investors will lose their entire investment.

The market for data center services and domain name registration is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors have substantial competitive advantages than we have, including:

·	longer operating histories;

·	significantly greater financial, technical and marketing resources;

·	greater brand name recognition;

·	better distribution channels;

·	existing customer bases; and

·	commercially accepted products.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in government policy and regulation and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

Our success will be largely dependent upon Thomas Johnson, our CEO, Lee Johnson, our President, and other key personnel, and if any such personnel leaves our Company, our operations will largely cease until we can find a new replacement for them.

Our success will be largely dependent upon the continued employment of Thomas Johnson, our Chief Executive Officer and, Dr. Lee Johnson, our President. The loss of either of either Mr. Thomas Johnson’s or Dr. Lee Johnson’s services could have a material adverse effect on the implementation of our business plan. If we lose the services of any of our key personnel, we would need to devote substantial resources to finding replacements, and until replacements were found, we would be operating without the skills or leadership of such personnel, any of which could have a significant adverse effect on our business. It is possible that Mr. Thomas Johnson’s or Dr. Lee Johnson’s will terminate his employment with us. In addition, we do not presently maintain insurance on either Mr. Thomas Johnson’s or Dr. Lee Johnson’s life.

Our success depends in large part on our current key personnel and our ability to attract and retain additional key personnel, which we may or may not be able to do.

Competition for qualified technical personnel in the technology sectors of the economy is intense. Our inability to recruit and train adequate numbers of qualified personnel on a timely basis would adversely affect our ability to design, manufacture, market and support our products. Vietnam, in particular, has a shortage of qualified persons with the technical and professional experience necessary for us to scale up our operations and complete our business plan. We may not be able to obtain the necessary permits and consents for us to relocate non-Vietnamese employees with the technical and professional experience we need to successfully implement our business plan.

In addition, our success will depend on our ability to hire additional experienced engineers, senior management and sales and marketing personnel. Opportunities available in other high technology companies could make recruiting and retaining employees, especially design engineers, more difficult for the Company. Competition for these personnel is intense, particularly in geographic areas that are not recognized as high technology centers such as the San Diego, California area, where our principal offices are located. To attract and retain individuals with the requisite expertise, we may be required to grant large option or other stock-based incentive awards, which may be dilutive to shareholders. We may also be required to pay significant base salaries and cash bonuses, which could harm our operating results. If we do not succeed in hiring and retaining candidates with appropriate qualifications, we will not be able to grow our business and our operation results will be harmed.

Increases in the costs of utilities could harm our anticipated profitability in the future.

The Company’s projected profits are dependent on the difference in the cost of bandwidth, electricity and other utilities necessary to operate the data centers and our domain name registration business. Increases in the costs of such utilities and decreases in the prices of our services due to competition could adversely affect our profitability in the future.

Our operations are concentrated in the Internet and telecommunications sectors, which means that our business will likely be adversely affected if there are negative economic conditions in that industry.

We will initially focus our operations on business connections with companies that operate in the Internet and telecommunications industries. Accordingly, any disruptions or economic conditions that impact these industries will have a direct impact on our operations. Moreover, we anticipate that a small number of customers, at least initially, may produce the preponderance of order flow and transaction fees. Any loss of such customers would have a material adverse effect on our business.

Future acquisitions of companies may disrupt our business or distract our management.

In the future, we may seek to acquire or make investments in complementary companies or businesses, including acquiring property to build out additional data centers. We may not be able to acquire or manage additional businesses profitably or to successfully integrate any acquired businesses with our business. Businesses that we acquire may have liabilities that we underestimate or do not discover during our pre-acquisition investigations. Certain liabilities, even if we do not expressly assume them, may be imposed on us as the successor to the business. Further, each acquisition may involve other special risks that could cause the acquired businesses to fail to meet our expectations. For example:

·	the acquired businesses may not achieve expected results;

·	we may not be able to retain key personnel of the acquired businesses;

·	we may incur substantial, unanticipated costs, delays or other operational or financial problems when we try to integrate businesses we acquire with our own;

·	our financial and managerial resources may be diverted from our core business; or

·	our management may not be able to manage the combined entity effectively or to make acquisitions and grow our business internally at the same time.

In addition, we may incur debt or issue equity securities to pay for any future acquisitions or investments, which could dilute the ownership interest of our existing stockholders in our company.

If we do not manage our anticipated growth efficiently, we may not be able to operate our business effectively.

We expect to expand our operations by seeking additional financing. If we expand our operations, we may strain our management, operations, systems and financial resources. To manage our anticipated future growth, we must improve and effectively utilize our existing operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among our artists, technical, finance, marketing, sales and production staffs. In addition, we will need to improve our accounting systems and procedures and computer software and hardware systems in order to operate our business more effectively and manage our expansion. We also will need to manage complex relationships with petroleum refining companies, strategic partners, advertisers and other third parties. Our failure to effectively manage our expected growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

RISKS RELATED TO OUR CAPITAL STRUCTURE

We are collectively controlled by Lee Johnson and Thomas Johnson which means that they control all matters submitted to a vote of the stockholders, including but not limited to, the election of directors.

We are controlled by Thomas Johnson and Lee Johnson, who currently beneficially own approximately 56.69% of our common stock. As a result, Thomas and Lee Johnson will hold approximately 56.693% of the aggregate number of votes eligible to be cast by our stockholders. Therefore, Thomas and Lee Johnson will be able to control substantially all matters requiring approval by our stockholders, including the election of directors, the amendment of our Articles of Incorporation, the approval of mergers or other business combination transactions, and will also have control over our management and affairs. As a result of such control, certain transactions may not be possible without the approval of Thomas and Lee Johnson, including proxy contests, tender offers, open market purchase programs or other transactions that could give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of common stock.

Some provisions of our Articles of Incorporation and Bylaws may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Some of the provisions of our Articles of Incorporation and Bylaws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price.

For example, our Articles of Incorporation authorizes the board of directors to issue up to 50,000,000 shares of preferred stock, 50,000,000 shares of which are available for issuance. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance shares of preferred stock with superior voting rights to shares of common stock, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult or prevent a merger, tender offer or proxy content, or any change in control involving Dot VN, as well as the removal of management, even if such events would be beneficial to the interests of Dot VN’s shareholders, and may limit the price certain investors may be willing to pay in the future for shares of common stock. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current stockholders’ control.

There are 120,000 shares designated as Series A Convertible Preferred Stock with a $10.00 stated value, a liquidation preference equal to the stated value, a conversion ratio into Common Stock of 1 for 150, and automatically convert immediately prior to the filing of a registration statement on Form SB-2 or S-1. There were no shares issued and outstanding at April 30, 2007.

We may have to spend significant sums of cash indemnifying our officers and directors, the result of which would cause the Company to not have as much cash as it otherwise had planned to complete the Company’s business plan.

By way of contract, we have agreed to indemnify our officers and directors. Additionally, our by-laws provide that we will, within the legal limits, hold our directors and officers harmless against certain claims arising from Company activities, other than losses or damages incurred by it as a result of its gross negligence, fraud or bad faith. If we are required to perform under these indemnification agreements, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the implementation of its business plan, or for distributions to our stockholders, if any.

RISKS RELATED TO THIS OFFERING

Our stock trades in a limited public market and is subject to price volatility.

Our common stock is traded on the “Pink Sheets.” Stocks that trade on Pink Sheets tend to be less liquid and trade with larger spreads between the bid and ask price than stocks on larger exchanges or automated quotation systems. Information with respect to Pink Sheets quotations reflects inter-dealer prices without retail markup, markdown or commission and may not represent actual transactions, and quotations on the Pink Sheets are sporadic. This means that shares of our common stock are less liquid than shares of companies traded on larger exchanges or automated quotation systems and, as a result, holders of our Common Stock may have some difficulty selling their shares in the open market. The trading price of the Common Stock is volatile and could be subject to significant fluctuations in response to variations in quarterly operating results or even mild expressions of interest on a given day.

Applicability of “penny stock rules” to broker-dealer sales of our common stock could have a negative effect on the liquidity and market price of our common stock, which may make it difficult for investors to sell our common stock.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to completing a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Our common stock may, at some point, be subject to the penny stock rules. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our common stock. Accordingly, holders of our common stock may find it difficult to sell their shares, if they are able to do so at all.

Certain restricted shares of the Company will be eligible for sale in the future which could affect the prevailing market price of our Common Stock.

Certain of the outstanding shares of our common stock are “restricted securities” under Rule 144 of the Securities Act, and (except for shares purchased by “affiliates” of the Company’s as such term is defined in Rule 144) are eligible for sale as the applicable holding periods expire. Currently, these shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including pursuant to Rule 144. Under Rule 144, a person who has owned common stock for at least six months may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. A person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for six months is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. Sale or the expectation of sales of a substantial number of shares of common stock in the public market by selling shareholders could adversely affect the prevailing market price of the common stock, possibly having a depressive effect on any trading market for the common stock, and may impair our ability to raise capital at that time through additional sale of our equity securities.

Investors will realize a return on their investment only if our stock price appreciates, if it does at all.

The future payment of dividends will be at the discretion of our Board of Directors and will depend on our future earnings, financial requirements and other similarly unpredictable factors. For the foreseeable future, it is anticipated that any earnings which may be generated from our operations will be retained by us to finance and develop our business and that dividends will not be paid to stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipates”, “believes”, “plans”, “expects”, “future”, “intends” and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

The following information should be read in conjunction with the consolidated financial statements of Dot VN, Inc. and the notes thereto appearing elsewhere in this prospectus. Statements in this section and elsewhere in this prospectus that are not statements of historical or current fact constitute “forward-looking statements”. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 10.

OVERVIEW

Dot VN, Inc. (“Dot VN” or the “Company”) was incorporated in the State of Delaware on May 27, 1998, under the name Trincomali Ltd. (“Trincomali”). Over the course of its history, Trincomali underwent additional name changes until becoming renamed Malers, Inc. on April 28, 2005. On June 21, 2006, Malers, Inc. effected a transaction by and among (i) Dot VN, Inc., a California corporation (“Dot VN CA”), (ii) Malers, Inc., a Delaware corporation (“Malers”) and (iii) Malers Acquisition Corp. (“MAC”), a Washington corporation and wholly owned subsidiary of Malers, Inc., the completion of which transaction resulted in (w) Malers being renamed “Dot VN, Inc.” a Delaware corporation; (x) Dot VN CA being renamed “Hi-Tek Multimedia, Inc.” a California corporation; (y) MAC merging with and into “Hi-Tek Multimedia, Inc.” a California corporation there by ending MAC’s corporate existence; and (z) Hi-Tek Multimedia, Inc., a California corporation, becoming a wholly owned subsidiary of Dot VN, Inc. a Delaware corporation.

Dot VN is an Internet and telecommunications company focused on the Vietnamese market. The Company intends to apply the benefits of best of breed technology through strategic partnerships to deploy hardware, software and wireless solutions in Vietnam. In order to maximize the benefits the Company can derive from the technology, the Company also intends:

·	to drive growth in registrations of the Vietnamese ccTLD .vn;

·	to build and operate Internet data centers in major city centers in Vietnam; and

·	to identify, deploy and commercialize best of breed technologies in Vietnam.

Dot VN has secured agreements with the Vietnamese Internet Network Information Center to serve as the only domain name registrar empowered to approve domain names, in real time, online which provides Dot VN with a competitive advantage vis-à-vis other domain name registrars. In addition to its domain registration business, Dot VN is currently in the process of designing an Internet data centers (“IDC” in the singular or “IDCs” in the plural) which will serve as an internal data and telecommunications network within the country of Vietnam and provide services such as web hosting, collocation and disaster recovery services. The data centers will provide hosting and collocation services as well as serves as the basic infrastructure for additional Internet and data technologies such as wireless broad brand connectivity, distance e-learning and e-government projects. The Company has secured an agreement with Quang Trung Software City Development Company, a 100% State-owned (Vietnamese government) enterprise, (“QTSC”) to develop an IDC in Ho Chi Minh City, Vietnam located in the QTSC telecommunications building and intends to execute a material definitive agreement based on the current procedural agreement with VNNIC to build an IDC in Hanoi, Vietnam, located in the VNNIC building, both are anticipated to occur in the near term. In addition, the Company intends to develop additional data centers in Da Nang City, Vietnam and the rest of the Country of Vietnam in the mid to long term. Dot VN will continue to explore and test, and analyze, new and best of breed technology for deployment in Vietnam.

Going Concern

To date the Company has had limited revenues due to the early stage of its efforts to transition into the marketing of its Internet resources. Consequently, the Company has incurred recurring losses from operations. These factors, as well as the risks associated with raising capital through the issuance of equity and/or debt securities creates uncertainty as to the Company’s ability to continue as a going concern.

The Company’s plans to address its going concern issues include:

·
Increasing revenues of its services, specifically its domain names sales, through the development and deployment of an application program interface which the Company anticipates will increase its reseller network and international distribution channels and through direct marketing to existing customers both online, via e-mail and direct mailings;

·	Completion and Operation of the IDCs and revenue derived from the IDC services; and

·	Raising capital through the sale of debt and/or equity securities.

There can be no assurance that the Company will be successful in its efforts to increase revenues, issue debt and/or equity securities for cash or as payment for outstanding obligations. Capital raising efforts may be influenced by factors outside of the control of the Company, including, but not limited to, capital market conditions.

The Company is in various stages of finalizing implementation strategies on a number of services and is actively attempting to market its services nationally in Vietnam. As a result of capital constraints it is uncertain when it will be able to start deploy the application program interface or complete construction of the Internet data centers

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, US GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the policy below as critical to our business operations and understanding of our financial results:

Basis of Presentation

The Company consolidated financial statements are prepared using the accrual method of accounting and include its wholly-owned subsidiary, which conforms to generally accepted accounting principles ("GAAP') in the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalent

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

We recognize revenue in accordance with Security and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB 101A and 101B and as revised by SAB 104, “Revenue Recognition” and Emerging Issue Task Force (“EITF”) No. 99-19 “Reporting Revenue Gross as a Principal Versus Net as an Agent” (“EITF 99-19”). Accordingly, we recognize revenue and the related costs when: (1) persuasive evidence of an arrangement exists; (2) delivery and acceptance has occurred or service has been rendered; (3) the fee is fixed or determinable; and (4) collectability of the resulting receivable is reasonably assured.

The Company principally generates revenues from the sale of ccTLD domain names (.vn) for the government of Vietnam. These revenues consist primarily of registration and renewal fees, which are recorded gross in accordance with EITF 99-19.

Amounts invoiced or collected in advance of delivery or providing service are recorded as a deferred revenue liability; revenue is recognized when the domain names are authorized and released to the customer.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amounts of the Company’s financial instruments as of April 30, 2007 and 2006 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts receivable, accounts payable, promissory notes, due to related parties, and accrued liabilities.

Equipment

Equipment is carried at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the depreciable property over five years. Management evaluates useful lives regularly in order to determine recoverability taking into consideration current technological conditions. Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or disposal of any item of equipment, the cost and related accumulated depreciation of the disposed assets is removed, and any resulting gain or loss is credited or charged to operations.

Goodwill and Other Intangible Assets

Goodwill and acquired intangible assets determined to have an indefinite useful lives are not amortized, but instead are evaluated for impairment annually and if events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with SFAS No.142 “Goodwill and Other Intangible Assets” (“SFAS 142”). The impairment test consists of a comparison of the fair value of an intangible asset with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the intangible asset is its new accounting basis. Subsequent reversal of a previously recognized impairment loss is prohibited. SFAS 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).

Long-lived Assets

Long-lived assets, such as property and equipment and purchased intangibles with finite lives (subject to amortization), are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS 144. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by an asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount exceeds the estimated fair value of the asset. The estimated fair value is determined using a discounted cash flow analysis. Any impairment in value is recognized as an expense in the period when the impairment occurs.

Deferred Charges

The Company capitalizes costs associated with the issuance of debt instruments. These costs are amortized on a straight-line basis over the term of the debt instruments.

Income Taxes

Income taxes are provided in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Current income tax expense (benefit) is the amount of income taxes expected to be payable (receivable) for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. Deferred income tax expense is generally the net change during the year in the deferred income tax asset and liability. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in future tax returns. Tax rate changes and changes in tax laws are reflected in income in the period such changes are enacted.

Stock-Based Compensation

SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) replaces SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). SFAS 123R requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees. Prior to the May 1, 2005 (fiscal year 2006) adoption of SFAS 123R, the Company applied SFAS 123 which provided for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 allowed the measurement of compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by APB 25, which only required charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Prior to fiscal year 2006, the Company had elected to account for employee stock options using the intrinsic value method under APB 25 and provided, as required by SFAS 123, pro forma footnote disclosures of net loss as if a fair value based method of accounting had been applied.

The Company adopted 123R in accordance with the modified retrospective application and has restated the consolidated financial statements from the beginning of fiscal year 2006 for the impact of 123R. Under this transition method, stock-based compensation expense in fiscal year 2006 included stock-based compensation expense for all share-based payment awards granted prior to, but not yet vested as of May 1, 2005, based on the grant-date fair value estimated in accordance with the original provision of SFAS 123. Stock-based compensation expense for all share-based payment awards granted after May 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of two years.

Convertible Debt

In accordance with the provisions of EITF No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”) the Company evaluates debt securities (“Debt”) for beneficial conversion features. A beneficial conversation feature is present when the conversation price per share is less than the market value of the common stock at the commitment date. The intrinsic value of the feature is then measured as the difference between the conversion price and the market value (the “Spread”) multiplied by the number of shares into which the Debt is convertible and is recorded as debt discount with an offsetting amount increasing additional paid-in-capital. The debt discount is accreted to interest expense over the term of the Debt with any unamortized discount recognized as interest expense upon conversion of the Debt. If a debt security contains terms that change upon the occurrence of a future event the incremental intrinsic value is measured as the additional number of issuable shares multiplied by the commitment date market value and is recognized as additional debt discount with an offsetting amount increasing additional paid-in-capital upon the future event occurrence. The total intrinsic value of the feature is limited to the proceeds allocated to the Debt instrument.

Segment Information

SFAS No. 131, “Segment Information” (“SFAS 131”), amends the requirements for companies to report financial and descriptive information about their reportable operating segments. Operating segments, as defined in SFAS 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by a Company in deciding how to allocate resources and in assessing performance. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company evaluated SFAS No. 131 and determined that the Company currently operates in one segment, domain name registration, and will operate a second segment when it commences future operation of Internet data centers.

Concentration of Risks

The Company derives the majority of its revenues from the registration of country code top level domain names (“ccTLD”) for the Vietnamese Ministry of Information and Communications under a contract with the Vietnam Internet Network Information Center (“VNNIC”). The Company signed its first contract with VNNIC on September 18, 2003 which has since been renewed annually. On January 3, 2006, the Company and VNNIC signed a new contract for registration of top level country domain names with no fixed term.

On September 28, 2006, the Company and VNNIC signed a procedural agreement, with a profit sharing component, for the design, construction, and operation of an Internet data center (“IDC”) in Hanoi, Vietnam with a fifty year term. VNNIC will provide four finished floors (approximately 10,000 square feet) rent free for ten years within a facility under construction. In exchange the Company will design and construction the IDC, acquire the equipment (hardware and software), and manage the operation.

In the event of a change in the business conditions within Vietnam; enactment, application or interpretation of any law in Vietnam the effect of which is to nationalize or expropriate or enforce disposal the Company’s assets within Vietnam; or a change in the Company’s contractual relationship with VNNIC the Company could be adversely affected.

Guarantees of Others

FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FAN 45”) requires an initial recognition and measurement of guarantees in which the guarantor obligation represents a liability, as defined. FIN 45 excludes the from recognition guarantees which may be settled in equity shares of the guarantor, at its option, and instead establishes minimum disclosure requirements. The Company evaluated FIN 45 and determined that the Company currently has no guarantees which require recognition of a liability.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share has not been presented because the assumed exercise of the Company’s outstanding options and warrants would be antidilutive during periods of net loss. Diluted earnings loss per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Options and/or warrants will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise price of the options and/or warrants. There were options to purchase 7,650,000 shares of common stock and 6,492,945 warrants potentially issuable at April 30, 2007 which were not included in the computation of net loss per share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from those estimates.

Significant estimates made by management are, realizability of fixed assets and long-lived assets, income taxes, stock option and warrant valuation, and accounts receivable. The Company bases our estimates on our limited historical experience and various other assumptions we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources and, where necessary, makes adjustments prospectively.

As the Company is entering into a new market it is difficult to estimate if its investments in long term assets will be realizable in the future. The Company at this time estimates it will be able to fully recover its investment and has made no changes.

At this time the Company has suffered losses so it has not recorded any deferred tax assets.

The Company estimates the useful life of its fixed assets at this time has made no changes to the depreciation of its fixed assets.

Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

RESULTS OF OPERATIONS

Year ended April 30, 2007 compared to year ended April 30, 2006.

REVENUES

Revenues increased 300% to $985,279 for the year ended April 30, 2007 (the “Current Year”) as compared to $246,301 for the year ended April 30, 2006 (the “Prior Year”). This increase over the Prior Year is primarily attributable to the growth in the registration of (i) new domain names which increased 428% to represent approximately 63% of total revenues (34% in the prior year) and (ii) a 54% increase in domain name renewals to represent approximately 31% of total revenues (58% in the prior year). Approximately 38% of the growth in new domain name registration resulted from the release by VNNIC of domain names which customers had previously made reservations for and deposited money with the Company. During the summer of 2006, VNNIC cleared all domain name reservations; additionally, the Company was authorized to approve and release domain names at their own discretion rather than having to wait for approval from VNNIC.

COST OF REVENUES

For the year ended April 30, 2007, cost of revenues increased 248% to $387,592 compared to $111,316 for the year ended April 30, 2006, an increase of $276,276. Gross profit was $597,687 or 60.7% (as a percentage of revenues) for the year ended April 30, 2007 compared to $134,985 or 54.8% for the year ended April 30, 2006. The increase in gross profit (10.7%) was mainly due to the 54% increase in domain name registration renewals over the prior year which yields a higher profit margin than initial registrations.

GENERAL AND ADMINISTRATIVE EXPENSES

For the year ended April 30, 2007, general and administrative expenses, which includes consulting fees, office rent, professional fees, option bonus and other general and administrative, were $17,983,371 compared to $1,413,663 for the year ended April 30, 2006, an increase of $16,569,708 or 1,172%. The increase in general and administrative expenses was primarily attributable to the following:

·
Consulting fees increased to $3,416,715 for the year ended April 30, 2007, from $82,755 for the year ended April 30, 2006, an increase of $3,333,960 or 4,029%. The Company’s adoption of SFAS 123R resulted in $3,276,541 of expense recognition associated with the fair value of warrants issued to consultants. The fair value of the warrants issued ($14,744,435) are amortized over the three year term of these agreements. The remaining increase in consulting fees is due primarily to compensation issued to consultants; generally for the following services:

·	Assisting in preparing of business and marketing plans, developing contacts with potential customers and suppliers;

·	General management consulting, project management consulting, consulting on business plans, consulting on policies and procedures, and consulting on development of operations manual;

·	Contract and compliance monitoring, and management assistance.

·
Office rent expense increased to $71,628 for the year ended April 30, 2007 from $18,260 for year ended April 30, 2006, an increase of $53,368 or 292%. The increase in rent was attributable to the Company’s leasing of office space for the full year compared to the previous year’s expense when only four months were rented. In addition, the prior year expense and the first three months of the current year were at a favorable subtenant rate prior to directly leasing from the landlord.

·
Professional fees increased to $132,534 for the year ended April 30, 2007 as compared to $33,694 for the year ended April 30, 2006, an increase of $98,840 or 293%. This increase is primarily related to an increase in accounting fees and legal fees associated with general corporate matters.

·
Option Bonus expenses increased from $0 to $12,419,516 for the year ended April 30, 2007 as the Company issued the stock options noted below. Option grants generally vest over a two year period with one third vested when granted. The company recognizes compensation costs using the graded vesting attribute method in accordance with SFAS 123R. Under this method the Company records compensation costs for one third of the fair value at the first vesting date (generally the date of grant) and one third during the one year service period of the second vesting and the remaining third during the two year service period of the final vesting.

·
On October 1, 2006, the Company issued 7,200,000 options with an estimated fair value of $18,718,206 to two officers. The options have an exercise price of $0.50 per share, vest over a two-year period, beginning October 1, 2006 and expire ten years after becoming exercisable. The Company has recorded Option bonus expense relating to these options for the year ended April 30, 2007 of $11,698,609. As of the date of this report, 2,400,000 options have vested and no options had been exercised.

·
On October 9, 2006, the Company issued 450,000 options with an estimated fair value of $1,153,460 to an officer and an employee. The options have an exercise price of $0.50 per share, vest over a two-year period, beginning October 1, 2006 and expire ten years after becoming exercisable. The Company has recorded Option bonus expense relating to these options for the year ended April 30, 2007 of $720,907. As of the date of this report, 150,000 options have vested and no options had been exercised.

·
General and administrative expenses increased to $1,905,789 for the year ended April 30, 2007 from $1,244,545 for the year ended April 30, 2006, an increase of $661,244 or 53%. The general and administrative expenses increased over the Prior Year is due to the Companies increased activity in support of its revenue growth to include the hiring of additional staff.

LOSS FROM OPERATIONS

We reported a loss from operations of $17,385,684 for the year ended April 30, 2007 as compared to a loss from operations of $1,278,678 for the year ended April 30, 2006, an increase of $16,107,006 or 1,260%. The increase is attributed to the noncash expenses recorded for option bonus expense of $12,419,516 (77% of the increased amount) and $3,276,541 of warrant costs (20% of the increased amount) recorded within consultant fees.

OTHER INCOME AND EXPENSES

Total other income and expense increased to a net expense of $1,390,482 for year ended April 30, 2007 as compared to a net expense of $275,394 for the year ended April 30, 2006. Included in this net expense increase of $1,115,088 or 405% are:

·
Interest income was $2,815 for the year ended April 30, 2007 as compared to interest income of $63 for the year ended April 30, 2006; the increase was attributable to an increase in cash balances following the approximate February 2007 issuance of $1,148,212 in convertible debentures (the “February Financing”).

·
The finance expense of $671,096 includes the amortization of both cash fees paid and the fair value of stock warrants issued to obtain equity and/or debt financing for the Company, the significant items during the Current Year were:

·
On July 18, 2006 the Company issued warrants to Sausalito Capital Partners. The warrants are exercisable into 500,000 shares of the Company’s restricted common stock with 50% at a per share price of $2.00 and 50% at $3.00. The warrants have an estimated fair value of $1,356,572 of which the company expensed $552,810 as of April 30, 2007. The warrants have a term of two years from the date of issuance are recorded as a prepaid warrant expense and will be expensed over the two year term of the warrant or when exercised.

·
Pursuant to its engagement of Pali Capital, Inc. (“Pali”), the Company’s placement agent in the February Financing, the Company paid a cash fee equal to 10% of the proceeds from the February Financing ($141,821) which was recorded as a prepaid expense. The fees will be amortized over the approximate two year term of the February Financing with $14,353 amortized in the Current Year.

·
Additionally, pursuant to its engagement of Pali, the Company issued three series of warrants: (i) retainer warrants totaling in the aggregate 250,000 shares exercisable at a per share price of $0.001, with an estimated fair value of $712,402; (ii) placement warrants “A” totaling in the aggregate 229,600 shares exercisable at a per share price of $1.00, with an estimated fair value of $556,871; and (iii) placement warrants “B” totaling in the aggregate 68,880 shares exercisable at a per share price of $2.00, with an estimated fair value of $164,728 (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of 5 years from the date of issuance and will be expensed over the term. As of April 30, 2007 the Company had expensed $71,700.

.
·
Interest expense increased by $446,744 or 162% for the year ended April 30, 2007 to $722,201 as compared to $275,457 for the year ended April 30, 2006 reflecting an increase in borrowings from related parties, interest accrued on unpaid salaries to officers, accrued interest on the February Financing, and accretion of the discount associated with the February Financing. The Company issued warrants with a five year term to the February Financing investors exercisable into 344,465 shares of the Company’s restricted common stock at a per share price of $2.00, the estimated fair value allocated to the warrants of $257,869 was recorded as a discount against the convertible debentures and will be expensed over the two year term of the debt or when exercised. The company expensed $32,233 during the year ended April 30, 2007. Additionally, the Company issued a series of convertible debentures in the amount of $1,148,212 which are convertible into 1,148,212 shares of the Company’s restricted common stock at a per share price of $1.00 which represents a beneficial conversion feature with an estimated fair value at inception of $890,343 which has been recorded as a discount against the convertible debentures and will be expensed over the term of the debt or upon conversion. For the year ended April 30, 2007 the Company expensed $111,293 of the beneficial conversion feature. The combined fair value allocated to the warrants and the beneficial conversion features are limited to the $1,148,212 proceeds of the debt.

OVERALL

We reported a net loss for the year ended April 30, 2007 of $18,776,166 compared to a net loss for the year ended April 30, 2006 of $1,554,072. This translates to an overall basic and diluted per-share loss available to shareholders of $0.82 for the year ended April 30, 2007, compared to basic and diluted per-share loss of $0.12 for the year ended April 30, 2006 based on 22,771,137 and 12,972,326 weighted average common shares outstanding, respectively.

LIQUIDITY AND CAPITAL RESOURCES

The Company has financed its operations primarily through the advance of funds by a former related party (Hi-Tek, Inc. a California corporation (“Hi-Tek Private”)), the deferral of salary by its two executive officers Thomas Johnson (CEO) and Lee Johnson (President) and the sale of equity securities, to include convertible notes. Overall, our liquidity and access to capital is very limited; we have not received any commitment for additional financing and given the size of our company we may be limited to (i) additional loans from Hi-Tek Private and continued deferral of salaries by our officers or (ii) the sale of the Company’s common stock or the issuance of convertible notes.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. During the year ended April 2007 and 2006 cash used in our operating activities was $1,191,432 and $303,233, respectively. In addition, during July 2006 the Company required $330,000 to repurchase its Common Stock from the former control group of Malers, Inc., in connection with the Company’s reverse merger. We funded our operating activities and the stock repurchase during the year ended April 30, 2007 and our operating activities during the year ended April 30, 2006 with the following resources:

	April 30,	April 30,
	2007	2006
Seven month term loan from Hi-Tek Private, paid February 12, 2007 at maturity	$330,000	$-
Funds advanced by Hi-Tek Private under revolving credit arrangement, net of $1,371,192 and $577,874 repayments	386,037	218,668
Convertible debentures due January 31, 2009	1,148,212	-
Proceeds from stock issuances	276,250	238,500
Total	$2,140,499	$457,168

At April 30, 2007, we had a cash balance of $329,151 compared to $148,900 at April 30, 2006, an increase of $180,251. At April 30, 2007, our and working capital was $1,486,934 inclusive of the prepaid warrant expense; when adjusted for this noncash current asset the Company had a working capital deficit of $4,412,963. Our current assets, other than cash, consist of $96,819 in accounts receivable, $50,000 in miscellaneous receivable, $57,411 in prepaid debt issuance costs, and $5,899,897 in prepaid warrant expense associated with the current portion of warrants issued in connection with the February Financing and the merger with Malers. Our current liabilities consisted primarily of $1,025,066 due to Hi-Tek Private and $3,837,068 of accrued salaries.

If we are to implement our business plan, we will need to raise significant amounts of additional capital during the period ending April 30, 2008. We have not received any commitment that any such additional financing would be forthcoming. Accordingly, there can be no assurance that the Company will be successful in selling equity or securing debt financing, or that any combination thereof will be sufficient to meet our capital needs or, if it could be obtained, that it can be obtained on reasonable terms in light of our circumstances at that time. In addition, if any financing should be obtained, existing shareholders will likely incur substantial, immediate, and permanent dilution of their existing investment. (See also "PLAN OF OPERATIONS")

Three month period ending October 31, 2007 compared to the three month period ending October 31, 2006.

REVENUES

Revenues decreased to $255,931 for the three month period ending October 31, 2007 (the “Current Quarter”) as compared to $390,504 for the same three month period ending October 31, 2006 (the Prior Quarter”), a decrease of $134,573 or 34%. In total overall domain name registrations (new and renewal) for the three month period ending October 31, 2007 were down only 3.5% when compared to the Prior Year. The decrease in revenues is the result of the majority of the Current Quarter domain name registrations being sold by the Company’s expanding reseller network which purchases the domain name registration service from the Company at a reduced price when compared to consumer pricing.

The Company believes that by developing its reseller network it will be able to significantly increase domain name registrations and overall revenue without the requirements of a proportional increase in staffing and management costs.

COST OF REVENUES

For the three month period ending October 31, 2007, cost of revenues was $117,213 compared to $153,199 for the same period ending October 31, 2006, a decrease of $35,986 or 23%. Gross profit was $138,718 or 54.2% (as a percentage of revenues) for the three month period ending October 31, 2007 compared to $237,305 or 60.8% for the same period ending October 31, 2006. The decrease in gross profit (10.8%) was mainly due to the reduction in revenues and margins associated with the Company’s shift to increased use of its reseller network.

GENERAL AND ADMINISTRATIVE EXPENSES

For the three month period ending October 31, 2007, general and administrative expenses which includes consulting fees, option bonus, and other general and administrative, were $5,018,595 compared to $9,012,898 for the three month period ending October 31, 2006, a decrease of $3,994,303 or 44.3%. The decrease in general and administrative expenses was primarily attributable to the following offsetting factors:

·
Consulting fees increased to $1,519,915 for the three month period ending October 31, 2007, from $694,940 for the same period ending October 31, 2006, an increase of $824,975 or 118.7%. The increase in consulting fees is due primarily to increased costs associated with warrants issued to and compensation paid to consultants as follows:

·	Continued amortization during the Current Quarter of warrants issued to consultants in the Prior Year increased to $1,228,703 from $819,135 in the Prior Quarter;

·	New warrants issued and expensed during the Current Quarter for strategic alliance and business development services had a fair value of $169,056;

·	New warrants issued to develop an investor relation program had a fair value of $216,130 of which $36,022 was amortized to expense in the Current Quarter;

·	In addition cash fees were paid for:

·	Assisting in preparing of business and marketing plans, developing contacts with potential customers and suppliers;

·	General management consulting, project management consulting, consulting on business plans, consulting on policies and procedures, and consulting on development of operations manual; and

·	Contract and compliance monitoring, and management assistance.

·
Option Bonus expenses decreased to $2,332,643 for the three month period ending October 31, 2007, from $7,451,473 for the same period ending October 31, 2006, a decrease of $5,118,830 or 68.7%. The decrease results from the Company’s application of the graded vesting attribute method, in accordance with SFAS 123R, to record compensation costs for stock options. Under this method the Company records compensation costs for one third of the fair value at the first vesting date (generally the date of grant) and one third during the one year service period of the second vesting and the remaining third during the two year service period of the final vesting. In October 2006, the Company issued options for an aggregate of 7,650,000 shares with an estimated fair value of $19,871,668; during the Prior Quarter $7,451,473 was expensed compared to $1,932,024 during the Current Quarter, for a decrease of $5,519,449 in the current three month period. During the Current Quarter the Company issued options for an aggregate of 510,000 shares with an estimated fair value of $917,933 resulting in the recording of $400,619 in compensation costs in the Current Quarter; resulting in a net decrease of $5,118,830 in the Current Quarter.

·
General and administrative expenses increased to $1,072,075 for the three month period ending October 31, 2007 from $814,114 for the same period ending October 31, 2006, an increase of $257,961 or 31.7%. The increase is the result of the Company’s prior expansion of activities in support of its reseller network to include the hiring of additional staff compared to the Prior Quarter.

LOSS FROM OPERATIONS

We reported a loss from operations of $4,879,877 for the three month period ending October 31, 2007 as compared to a loss from operations of $8,775,593 for the three month period ending October 31, 2006, a decrease of $3,895,716 or 44.4%. The decrease is attributed to the net noncash expense recorded for option bonus expense of $5,118,830 offset by a $578,624 increase in warrant costs recorded within consultant fees; offset by the increased consulting fees and general and administrative expenses discussed previously in the year ended April 30, 2007 compared to April 30, 2006 analysis.

OTHER INCOME AND EXPENSES

Total other income and expense increased to a net expense of $989,575 for the three month period ending October 31, 2007 as compared to the net expense of $301,742 for the three month period ending October 31, 2006. Included in this net expense increase of $687,833 or 228% are:

·
Interest income was $3,611 for the three month period ending October 31, 2007 as compared to $110 for the three month period ending October 31, 2006; the increase was attributable to an increase in cash balances following the February Financing.

·
Finance expense was $292,858 for the three month period ending October 31, 2007 as compared to $174,572 for the three month period ending October 31, 2006, an increase of $118,286 or 67.8%. The increased expense is the result of the amortization of both cash fees paid and the fair value of stock warrants issued in the February Financing discussed previously in the year ended April 30, 2007 compared to April 30, 2006 analysis.

·
Interest expense was $700,328 for the three month period ending October 31, 2007 as compared to $127,280 for three month period ending October 31, 2006 for an increase of $573,048 or 450.2%. Interest on the February Financing, and accretion of the discount associated with the February Financing along with interest on increased borrowings from related parties, and interest accrued on unpaid salaries account for this increase.

OVERALL

We reported a net loss for the three month period ending October 31, 2007 of $5,869,452 compared to a net loss for the three month period ending October 31, 2006 of $9,077,335. This translates to an overall basic and diluted per-share loss available to shareholders of $0.22 for the three month period ending October 31, 2007, compared to basic and diluted per-share loss of $0.36 for the three month period ending October 31, 2006 based on 26,742,718 and 25,182,613 weighted average common shares outstanding, respectively.

Six month period ending October 31, 2007 compared to the six month period ending October 31, 2006.

REVENUES

Revenues decreased to $544,248 for the six month period ending October 31, 2007 as compared $691,016 for the same period ending October 31, 2006 a decrease of $146,768 or 21%. In total overall domain name registrations (new and renewal) for the six month period ending October 31, 2007 were up 16% when compared to the six month period in the prior year. The decrease in revenues is the result of the majority of the domain name registrations in the current six month period being sold by the Company’s expanding reseller network which purchases the domain name registration service from the Company at a reduced price when compared to consumer pricing.

The Company believes that by developing its reseller network it will be able to significantly increase domain name registrations and overall revenue without the requirements of a proportional increase in staffing and management costs.

COST OF REVENUES

For the six month period ending October 31, 2007, cost of revenues was $219,053 compared to $247,432 for the same period ending October 31, 2006, a decrease of $28,379 or 11%. Gross profit was $325,195 or 59.8% (as a percentage of revenues) for the six month period ending October 31, 2007 compared to $443,584 or 64.2% for the same period ending October 31, 2006. The decrease in gross profit (6.9%) was mainly due to the reduction in revenues and margins associated with the Company’s shift to increased use of its reseller network.

GENERAL AND ADMINISTRATIVE EXPENSES

For the six month period ending October 31, 2007, general and administrative expenses which includes consulting fees, option bonus, and other general and administrative, were $9,310,021 compared to $9,639,363 for the six month period ending October 31, 2006, a decrease of $329,342 or 3.4%. The decrease in general and administrative expenses was primarily attributable to the following offsetting factors:

·
Consulting fees increased to $2,855,976 for the six month period ending October 31, 2007, from $876,275 for the same period ending October 31, 2006, an increase of $1,979,701 or 225.9%. The increase in consulting fees is due primarily to increased costs associated with warrants issued to consultants as following:

·	Continued amortization during the current six month period of warrants issued to consultants in the Prior Year increased to $2,457,406 from $819,135 for an increase of $1,638,271;

·	New warrants issued and expensed during the current six month period for strategic alliance and business development services had a fair value of $229,737;

·	New warrants issued to develop an investor relation program had a fair value of $216,130 of which $36,022 was amortized to expense in the current six month period;

·
Option Bonus expenses decreased to $4,816,664 for the six month period ending October 31, 2007, from $7,451,473 for the same period ending October 31, 2006, a decrease of $2,634,809 or 35.4%. The decrease results from the Company’s application of the graded vesting attribute method, in accordance with SFAS 123R, to record compensation costs for stock options. Under this method the Company records compensation costs for one third of the fair value at the first vesting date (generally the date of grant) and one third during the one year service period of the second vesting and the remaining third during the two year service period of the final vesting. In October 2006, the Company issued options for an aggregate of 7,650,000 shares with an estimated fair value of $19,871,668; during the prior six month period $7,451,473 was expensed compared to $4,416,045 during the current six month period, for a decrease of $3,035,428 in the current six month period. During the current six month period the Company issued options for an aggregate of 510,000 shares with an estimated fair value of $917,933 resulting in the recording of $400,619 in compensation costs in the current six month period; resulting in a net decrease of $2,634,809 in the current period.

·
General and administrative expenses increased to $1,513,113 for the six month period ending October 31, 2007 from $1,117,287 for the same period ending October 31, 2006, an increase of $395,826 or 35.4%. The increase is the result of the Company’s prior expansion of activities in support of its reseller network and current expansion of its internal administrative staff to support the Company’s growth.

LOSS FROM OPERATIONS

We reported a loss from operations of $8,984,826 for the six month period ending October 31, 2007 as compared to a loss from operations of $9,195,779 for the six month period ending October 31, 2006, a decrease of $210,953 or 2.3%. The decrease is generally attributed to the net noncash expense recorded for option bonus expense of $2,634,809 offset by a $1,904,030 increase in warrant costs recorded within consultant fees; offset by the increase in general and administrative expenses.

OTHER INCOME AND EXPENSES

Total other income and expense increased to a net expense of $1,610,966 for the six month period ending October 31, 2007 as compared to the net expense of $426,961 for the six month period ending October 31, 2006. Included in this net expense increase of $1,184,005 or 277.3% are:

·
Interest income was $8,413 for the six month period ending October 31, 2007 as compared to $304 for the six month period ending October 31, 2006; the increase was attributable to an increase in cash balances following the February Financing.

·
Finance expense was $585,716 for the six month period ending October 31, 2007 as compared to $203,667 for the six month period ending October 31, 2006, an increase of $382,049 or 187.6%. The increased expense is the result of the amortization of both cash fees paid and the fair value of stock warrants issued in the February Financing discussed previously in the year ended April 30, 2007 compared to April 30, 2006 analysis.

·
Interest expense was $1,033,663 for the six month period ending October 31, 2007 as compared to $223,598 for six month period ending October 31, 2006 for an increase of $810,065 or 362.3%. Interest on the February Financing, and accretion of the discount associated with the February Financing along with interest on increased borrowings from related parties, and interest accrued on unpaid salaries account for this increase.

OVERALL

We reported a net loss for the six month period ending October 31, 2007 of $10,595,792 compared to a net loss for the six month period ending October 31, 2006 of $9,622,740. This translates to an overall basic and diluted per-share loss available to shareholders of $0.40 for the six month period ending October 31, 2007, compared to basic and diluted per-share loss of $0.49 for the six month period ending October 31, 2007 based on 26,485,436 and 19,485,071 weighted average common shares outstanding, respectively.

LIQUIDITY AND CAPITAL RESOURCES

The Company has financed its operations primarily through the advance of funds by a former related party (Hi-Tek Private), the deferral of salary by its two executive officers Thomas Johnson (CEO) and Lee Johnson (President), the sale of equity securities, to include convertible notes, and other private party loans. Overall, our liquidity and access to capital is very limited; we have not received any commitment for additional financing and given the size of our company we may be limited to (i) additional loans from Hi-Tek Private and continued deferral of salaries by our officers, (ii) the sale of the Company’s common stock or the issuance of convertible notes, or (iii) other debt instruments.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. During the six months ended October 31, 2007 and 2006 cash used in our operating activities was $368,571 and $422,785, respectively. In addition, during July 2006 the Company required $330,000 to repurchase its Common Stock from the former control group of Malers, Inc., in connection with the Company’s reverse merger. We funded our operating activities during the six months ended October 31, 2007 and our operating activities and the stock repurchase during the six months ended October 31, 2006 with the following resources:

	October 31,	October 31,
	2007	2006
Seven month term loan from Hi-Tek Private, due November 1, 2007, unpaid as of this report date	$600,000	$-
Funds (repaid) advanced by Hi-Tek Private under revolving credit arrangement, net of $18,452 and $299,5704 repayments	(10,992)	416,254
Two month term loan from Vina Mex Capital, due November 14, 2007, unpaid as of this report date	700,000	276,250
Proceeds from stock issuances	-	276,250
Total	$1,289,008	$457,168

At October 31, 2007, we had a cash balance of $674,732 compared to $148,900 at April 30, 2007, an increase of $345,581 during the six months ended October 31, 2007. At April 30, 2007, our working capital was $902,883 inclusive of the prepaid warrant expense; when adjusted for this noncash current asset the Company had a working capital deficit of $4,973,457. Our current assets, other than cash, consist of $49,347 in accounts receivable, $64,000 in miscellaneous receivables, $57,411 in prepaid debt issuance costs, $68,687 in unearned stock based compensation issued for twelve months of consulting services and $5,876,340 in prepaid warrant expense associated with the current portion of warrants issued in connection with the February Financing and the merger with Malers.

Our current liabilities consisted primarily of $1,066,517 due to Hi-Tek Private, $1,486,971 due to Lee Johnson and $1,486,972 due to Thomas Johnson for accrued salaries converted to convertible notes due August 1, 2008, $312,667 of accrued salaries, and $68,298 due June 29, 2008 to Business.com.VN. In addition, the Company has not repaid the $600,000 (plus accrued interest of $30,979 at October 31, 2007) due November 1, 2007 to Hi-Tek Private nor the $700,000 (plus accrued interest of 9,362 at October 31, 2007) due November 14, 2007 to Vina Mex Capital. The Company is negotiating with both entities for a formal extension of the principal and interest repayment.

If we are to continue implementing our business plan, we will need to raise significant amounts of additional capital during the period ending October 31, 2008. We have not received any commitment that any such additional financing would be forthcoming. Accordingly, there can be no assurance that the Company will be successful in selling equity or securing debt financing, or that any combination thereof will be sufficient to meet our capital needs or, if it could be obtained, that it can be obtained on reasonable terms in light of our circumstances at that time. In addition, if any financing should be obtained, existing shareholders will likely incur substantial, immediate, and permanent dilution of their existing investment. (See also "PLAN OF OPERATIONS")

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS 141R"). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent's ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company does not expect that adoption of SAB 108 will have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 123R”). This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The Company currently has no such employee plans and does not expect to ever institute such plans. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

PLAN OF OPERATION FOR THE NEXT 12 MONTHS

We anticipate three major operational events will occur in the next 12 months. They are:

1) The completion of an Application Programming Interface;

2) the construction and commissioning of two Internet Data Centers, and

3) the development of Internet connectivity and infrastructure in Vietnam and other developing markets.

The Company intends to implement a three-phase plan that includes (i) the development of an API; (ii) the construction of two data centers located in Hanoi and Ho Chi Minh City, Vietnam; and (iii) the creation of a wireless network infrastructure. The plan provides revenue-generating opportunities to the Company throughout the development process, and leads to a complete operational demonstration of the technology.

The plan includes:

PHASE I: Q4 2007 through Q1 2008: This phase is in process. During this period, the Company, with its partners has completed the infrastructure design of the Hanoi IDC site and is initiating design of the Ho Chi Minh City IDC site. Further, the Company is in the process of identifying service providers and contractors in anticipation of the construction of the data center. Concurrent with the design of the data center, Dot VN will collaborate with VNNIC to design and test an API which will allow the Company to substantially increase its reseller network.

PHASE II: Q1/Q2 2008: During this phase the Company will begin construction of the data center located in Hanoi and begin deployment of the API to reseller network. Dot VN will also begin to design the second data center located in Ho Chi Minh City, Vietnam.

PHASE III: Q1/Q2 2008 - Begin construction of data center located in Ho Chi Minh City, Vietnam. Conduct test of wireless broadband network in urban and rural areas.

Subsequent to the successful demonstration of the facility, the Company may elect to solicit standard bank financing and/or other financing methods to secure funding to drive the growth of the Vietnamese ccTLD, construct additional data centers or to expand its wireless network. In conjunction with this, the Company may also elect to enter into joint ventures, licensing, and/or production sharing agreements with other companies to maximize the value of the technologies to the Company’s shareholders. The management’s analysis suggests that following this direction provides the highest potential, lowest risk path to high profits from our new technologies.

Subsequent Events

On May 1, 2007, the Company received a loan from a related party, Hi-Tek, Inc., a California corporation, for $600,000. In connection with the receipt of such loan Dot VN executed a promissory note with a term of 6 months. The note shall accrue interest at a rate of 10% per annum from the date execution.

On May 1, 2007, the Company executed an agreement with Cerelink, Inc., a Delaware corporation, to provide the technical design for an Internet data center to be deployed in Hanoi, Vietnam.  The anticipated budget for the design is approximately Eight Hundred and Fifty Thousand Dollars ($850,000).  To date, the Company has paid $623,229.

On June 29, 2007, the Company entered into an agreement whereby it acquired certain intellectual property from Business.com.vn, Co. Ltd. (the “Business.com.vn Agreement”). Included within the assets acquired by the Company are the rights to the trademark “Dot VN” in the Country of Vietnam (the “Vietnamese Trademark”). Pursuant to the acquisition of the Vietnamese Trademark, the Company executed a promissory note in the amount of $100,000 (the “Business.com.vn Note”). The Business.com.vn Note accrues interest at a rate of 8% per annum and is due 1 year from the date of execution. In addition to the promissory note, the Company issued 285,000 shares to the Business.com.vn pursuant to the terms of the Business.com.vn Agreement.

On August 1, 2007, the Company executed a convertible note to Mr. Thomas Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007 (the “TJ Note”). The TJ Note has a term of 1 year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in shares of the Company’s common stock at a per share price of $1.43 per share.

On August 1, 2007, the Company executed a convertible note to Mr. Lee Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007 (the “LJ Note”). The LJ Note has a term of 1 year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in shares of the Company’s common stock at a per share price of $1.43 per share.

On August 1, 2007, the Company executed a consulting services agreement with Double Barrel, LLC (“DB”), with a seventeen month term. Pursuant to such the Company shall issue to DB, on a monthly basis, warrants exercisable into 40,000 shares of the Company’s restricted stock at an exercise price of $1.50 per share. The agreement was terminated on November 30, 007; a total of six warrants were issued for an aggregate of 240,000 shares.

On August 7, 2007, the Company issued to Thomas Johnson a total of 116,667 restricted shares as a bonus in accordance with the terms of his employment agreement valued at the market closing price ($210,000).

On August 7, 2007, the Company issued to Lee Johnson a total of 116,667 restricted shares as a bonus in accordance with the terms of his employment agreement valued at the market closing price ($210,000).

On August 7, 2007, the Company issued to Ngoc Anh Ung, Dot VN’s Vice President of Operations and Business Development - Asia, 5,834 shares of the Company’s restricted common stock as a performance bonus valued at the market closing price ($10,500).

On August 7, 2007, Mr. Louis P. Huynh’s employment agreement was approved by the Board of Directors, making him the General Counsel and Corporate Secretary. Pursuant to the terms of the employment agreement, Mr. Huynh shall receive an annual salary of One Hundred Twenty Thousand Dollars ($120,000) and shall receive stock options totaling in the aggregate 200,000 shares; such shares are exercisable, at a per share price of $1.80, into shares of the Company’s common stock (the “Huynh Employment Options”). The Huynh Employment Options shall vest at a rate of 66,666 on October 9, 2007, 2008 and 2009, respectively and have a term of ten years from the date of vesting. In addition to the Huynh Employment Options, Mr. Huynh was granted 19,445 restricted shares of the Company’s common stock pursuant to the terms of his employment agreement valued at the market closing price ($35,001). Mr. Huynh is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

As General Counsel and Corporate Secretary, Mr. Huynh shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. Mr. Huynh also currently serves as a member of the Company’s board of directors. As a director of the Company, he shall serve until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company.

On August 7, 2007, the Company issued 350,000 options to certain officers and employees. The options have an exercise price of $1.80 per share, vest over a two-year period, beginning August 7, 2007 and expire ten years after becoming exercisable. As of the date of this report, 116,666 options have vested and no options had yet been exercised.

On September 18, 2007, the Company executed an investor relations agreement (the “IR Agreement”) with IR.VN, LLC (“IRVN”) pursuant to which the Company will pay IRVN the sum of Ten Thousand Dollars ($10,000) per month and issue to IRVN, an option to purchase 200,000 shares of the Company’s restricted common stock at a per share price of $2.00 per share. Additionally, pursuant to the terms of the IR Agreement the Company issued to IRVN 50,000 shares of the Company’s restricted common stock upon execution of the IR Agreement.

On October 1, 2007, Mr. Michael Weller’s employment agreement was approved by the Board of Directors, making him the Chief Information Officer and Executive Vice President of Data Center Management. Pursuant to the terms of the employment agreement, Mr. Weller shall receive an annual salary of One Hundred Eighty Thousand Dollars ($180,000) and shall receive stock options totaling in the aggregate 150,000 shares; such shares are exercisable, at a per share price of $1.80, into shares of the Company’s common stock (the “Weller Employment Options”). The Weller Employment Options shall vest at a rate of 50,000 on October 15, 2007 2008 and 2009, respectively and have a term of ten years from the date of vesting. In addition to the Weller Employment Options, Mr. Weller was granted 25,000 restricted shares of the Company’s common stock pursuant to the terms of his employment agreement valued at $45,000. Mr. Weller is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

As Chief Information Officer and Executive Vice President of Data Center Management, Mr. Weller shall serve as such for a term of three (3) years.

On October 2, 2007, the Company received a conversion notice from an investor participating in the February Financing, pursuant to which the Company issued 7,500 shares of the Company’s restricted common stock.

On October 5, 2007, the Company executed an advisory agreement (the “Advisory Agreement”) with a consultant. Pursuant to such agreement, the consultant shall attempt to effect a financing transaction for the Company (a “Transaction”) Dot VN shall pay a commencement fee of Five Thousand Dollars ($5,000) to consultant and will pay a monthly retainer fee of Twenty Thousand Dollars ($20,000) such fee to be paid as follows: (i) the Company shall pay consultant a non-refundable sum of $5,000 per month; and (ii) $15,000 per month shall be deferred by consultant until the Company initiates a Transaction (the “Deferred Fees”) at which time consultant may elect to either (x) convert the Deferred Fees plus an amount equal to 10% of the Deferred Fees (for an aggregate amount of 110% of the Deferred Fees) into an investment in the Transaction on the terms and conditions thereof; or (y) receive an amount in cash equal to 110% of the Deferred Fees upon the closing and receipt of funds pursuant to any Transaction. Further, consultant shall be entitled to $5,000 upon closing and receipt of funds pursuant to any Transaction. At the close of any Transaction, consultant shall be entitled to a success fee equal to 3% of the total value of any Transaction, such success fee to be paid as follows: (i) half of the Success Fee (1.5% of the total value of any Transaction closed) shall be paid in cash; and (ii) half of the Success Fee (1.5% of the total value of any Transaction closed) shall be paid in restricted shares of common stock of the Company at a per share price equal to the terms of the Transaction completed, or (iii) at the election of consultant, the entire success fee may be paid in restricted shares of common stock of the Company at a per share price equal to the terms of the Transaction completed. Further, consultant shall be entitled to a warrant of 5% of the value of the consummated Transaction, with an exercise price equivalent to the per share value of the consummated Transaction and. The term of the Advisory Agreement is twelve (12) months.

On January 23, 2008 the Company’s a wholly owned foreign subsidiary, Dot VN, Ltd., executed a Business Cooperation Agreement with Quang Trung Software City Development Company, with a term of twenty years (the “QTSC Agreement”). Pursuant to the QTSC Agreement, Dot VN, Ltd. shall undertake to design, build and operate an IDC in the Quang Trung Software City, 100% Stated-owned (Vietnamese government) enterprise, (“QTSC”) telecommunications building in Ho Chi Minh City (the “QTSC IDC”) and further provides that Dot VN, Ltd. shall be responsible for the day to day operations of the QTSC IDC and shall be empowered to appoint a management team. With respect to the QTSC IDC project, both parties to the QTSC Agreement shall contribute investment capital which shall include, but not be limited to, cash, equipment, land use rights and such other resources deemed appropriate by the parties, in accordance with the following ratio: (i) Dot VN, Ltd. to invest 80% of the capital; and (ii) QTSC to invest 20% of the capital (the “Initial Investment Ratio”). Upon completion of the QTSC IDC construction, both QTSC and Dot VN, Ltd. shall review all costs, contributions and payments made in connection with the QTSC Agreement and the Initial Investment Ratio shall be adjusted, as defined, to conform to such actual expenditures (the “Final Investment Ratio”). QTSC and Dot VN, Ltd. shall be entitled to a distribution of Net Revenues in accordance with the Final Investment Ratio.

THE BUSINESS

The Company

Dot VN, Inc. is an Internet and telecommunications company focused on the Vietnamese market. The Company intends to apply the benefits of best of breed technology through strategic partnerships to deploy hardware, software and wireless solutions in Vietnam. In order to maximize the benefits the Company can derive from the technology, the Company also intends:

·	to drive growth in registrations of the Vietnamese ccTLD .vn;

·	to build and operate internet data centers in major city centers in Vietnam; and

·	to identify, deploy and commercialize best of breed technologies in Vietnam.

Dot VN has entered into agreements with the Vietnamese Internet Network Information Center to serve as the only domain name registrar empowered to approve domain names, in real time online. In addition to its domain registration business, Dot VN is currently in the process of designing an internet data centers meeting Tier III redundancy standards which will serve as an internal data and telecommunications network within the country of Vietnam and provide services such as web hosting, collocation and disaster recovery services. The data centers will provide hosting and collocation services as well as servers as the basic infrastructure for additional internet and data technologies such as wireless broad brand, distance e-learning and e-government projects. The Company has secured an agreement with Quang Trung Software City Development Company, a 100% State-owned (Vietnamese government) enterprise, (“QTSC”) to develop an IDC in Ho Chi Minh City, Vietnam located in the QTSC telecommunications building and intends to execute a material definitive agreement based on the current procedural agreement with VNNIC to build an IDC in Hanoi, Vietnam, located in the VNNIC building, both are anticipated to occur in the near term. In addition, the Company intends to develop additional data centers in Da Nang City, Vietnam and the rest of the country of Vietnam in the mid to long term. Dot VN will continue to explore and test, and analyze, new best of breed technology for deployment in Vietnam.

The Company believes that the greatest single barrier to commercial acceptance of data center services is the lack of operational data centers in Vietnam. The Company believes that a demonstration will allow potential clients to fairly evaluate the necessity and value of our technology in comparison to existing technology. It will also allow a broader range of clients to evaluate the Company’s technology and services. Therefore, Dot VN’s immediate mission is to acquire adequate funding to design and to construct a data center in Vietnam meeting Tier III redundancy standards. This facility will showcase the operating, financial, and scientific parameters of the Company’s technologies.

The Company intends to implement a three-phase plan that includes (i) the development of an API; (ii) the construction of two data centers located in Hanoi and Ho Chi Minh City, Vietnam; and (iii) the creation of a wireless network infrastructure. The plan provides revenue-generating opportunities to the Company throughout the development process, and leads to a complete operational demonstration of the technology.

The plan includes:

PHASE I: Q4 2007 through Q1 2008: This phase is in process. During this period, the Company, with its partners has completed the infrastructure design of the Hanoi IDC site and is initiating design of the Ho Chi Minh City IDC site. Further, the Company is in the process identify service providers and contractors in anticipation of the construction of the data center. Concurrent with the design of the data center, Dot VN will collaborate with VNNIC to design and test an API which will allow the Company to substantially increase its reseller network.

PHASE II: Q1/Q2 2008: During the Company will begin construction of the data center located in Hanoi and begin deployment of the API to reseller network. Dot VN will also begin to design the second data center located in Ho Chi Minh City, Vietnam.

PHASE III: Q1/Q2 2008 - Begin construction of data center located in Ho Chi Minh City, Vietnam. Conduct test of wireless broadband network in urban and rural areas

Subsequent to the successful demonstration of the facility, the Company may elect to solicit standard bank financing and/or other financing methods to secure funding to drive the growth of the Vietnamese ccTLD, construct additional data centers or to expand its wireless network. In conjunction with this, the Company may also elect to enter into joint ventures, licensing, and/or production sharing agreements with other companies to maximize the value of the technologies to the Company’s shareholders. The management’s analysis suggests that following this direction provides the highest potential, lowest risk path to high profits from our new technologies.

Proposed Operations

Dot VN, Inc. intends to deploy a leading-edge infrastructure and application solutions capable of providing clients in Vietnam a turn-key technology solution. First, Dot VN plans to continue to drive registration of the Vietnamese ccTLD, .vn, through the deployment of a API which we believe will significantly increase our reseller network, thereby making registrations more accessible to potential clients worldwide. Second, Dot VN expects that the Internet Data Centers will provide customers both in Vietnam and worldwide with hosting, collocation, and disaster recovery services in a secure environment. The Internet Data Center services are designed to provide Dot VN’s prospective clients with a stable reliable and secure network certified by the Uptime Institute. Finally, building on the foundation created by the Internet Data Centers, Dot VN intends to deploy a wireless network infrastructure which will allow Dot VN’s clients a secure and reliable means of connecting to the Data Centers as well as allow local ISPs to provide high speed broadband connectivity to consumers.

Government Regulations

The Company’s current business activities, domain name registrations and Internet data centers, are being undertaken based on contractual agreements with the Vietnamese government, specifically with VNNIC and QTSC. The Company believes that by working closely with these agencies and the Ministry of Information and Communications, the government’s regulatory body for Internet and telecommunication services, that it is positioned to engage the Vietnamese government in discussions in advance of the enactment of any new or revised law or regulation affecting our business.

Creating a World Class Data and Telecommunications Infrastructure

An Internet Data Center is a facility used to house mission critical computer systems and associated components. It generally includes environmental controls (air conditioning, fire suppression, etc.), redundant/backup power supplies, redundant Internet connections and high security. As the name implies, an Internet data center is usually maintained by an organization for the purpose of handling the data necessary for its operations. A bank, for example, may have an Internet data center where all its customers' account information is maintained and transactions involving this data are carried out. In the United States, practically every company that is mid-sized or larger has some kind of Internet data center, and the larger companies often have multiple centers. Most large cities have many purpose-built Internet data center buildings in secure locations close to telecommunications services. Most collocation centers and Internet peering points are located in these kinds of facilities.

Communications in Internet data centers today are most often based on networks running the IP protocol suite. Internet data centers contain a set of routers and switches that transport traffic between the servers and to the outside world. Redundancy is sometimes provided by getting the network connections from multiple vendors.

Some of the servers at the Internet data center are used for running the basic Internet and intranet services needed by internal users in the organization: email servers, proxy servers, and DNS servers. Network security elements are also usually deployed: firewalls, VPN gateways, Intrusion detection systems, etc. Also common are monitoring systems for the network and some of the applications.

In 1995, The Uptime Institute® developed a standardized system for “rating” data centers, based on tier classifications. There are 4 classifications, which are based on the design attributes of the center, which attributes directly affect amount of time the system is up and running. Tier I is the least sophisticated (with the most downtime), and Tier IV is the most sophisticated (with the least downtime)

Under Uptime Institute® standards, the annual amount of a data center’s “downtime” for each tier is approximately as follows:

Tier I	28.8 hours/year
Tier II	22.0 hours/year
Tier III	1.6 hours/year
Tier IV	0.8 hours/year

While Vietnam’s economic growth and especially the increase in Internet usage is explosive, it is the Company’s understanding that there are currently no Internet Data Centers in the country meeting Tier III redundancy standards. In fact, the Company believes that the Government of Vietnam lacks any kind of Tier III Internet Data Center, thus presenting a unique marketing opportunity.

Our strategy is to build a series of data centers, starting in Hanoi and Ho Chi Minh City, providing our customers with highly specialized Internet applications and management services from each data center, while capturing the benefits of centralized infrastructure and staffing. Given the relatively nascent nature of business technology solutions in Vietnam, Dot VN will leverage its domain registration services to offer customers additional data center services. These state-of-the-art data centers will incorporate technically sophisticated components to meet the rigorous Tier III redundancy standards. The components used in the data centers are expected to incorporate Cisco redundant core routers, Cisco redundant core switching hubs and secure, virtual local area networks. The infrastructure hardware, networking and software products are expected come from industry leaders such as Intel, Cisco Systems, and HP.

Our strategic partners in the design of the IDC project include:

Federal Communications Group (“FCG”) (www.Fedcomm.com) is a leading provider of communications infrastructure systems, headquartered in Tempe, Arizona, with branch offices located in Salt Lake City, Utah and Albuquerque, New Mexico. Federal Communications Group specializes in the design and implementation of communications systems for Data Center applications, excelling in the Data Center environment where quality of work and adherence to schedules are critical. FCG's extensive resources can be deployed to meet even the most aggressive implementation schedule. Through partnerships with industry leading manufacturers, FCG offers certified solutions that are warranted by the manufacturer for up to 25 years.

Cerelink® (www.Cerelink.com) is a worldwide technical solutions company founded by former Intel® managers in 2004. Cerelink® has full time operations in the US and Europe. Cerelink’s corporate mission is to find innovative uses of technology that create positive social impacts. Cerelink partners with educational institutions, governments, healthcare companies, and private businesses to create unique technical solutions that can eventually be replicated throughout the world. Their technical team has successfully completed several projects that have included implementing the first wireless broadband school in Costa Rica and the first wireless broadband hospital in Italy. Some of Cerelink’s current contracts include the creation of a city-wide wireless (WiFi/WiMax) telecommunications infrastructure providing voice and data services in Kampala, Uganda and the implementation of a high-tech sports arena in New Mexico.

Intel Corporation (www.Intel.com) is a world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Intel consistently has expanded the limits of innovation in order to increase life’s excitement, making it more fulfilling and easier to manage. Intel’s strong and steady commitment to moving technology forward has changed the whole world in many ways. The company inspires and helps develop partners, new innovative products and services and encourage the industry to back up and support new products and drive industry standards higher.

Facility Specifications

Each data center will be designed to have fully redundant capacity components for onsite Infrastructure, and will feature redundant capacity components and multiple redundant distribution paths serving the site’s computer equipment. Generally only one distribution path serves the computer equipment at a time. This real-time redundancy allows for continued operation during a problem of any sort.

Through redundancy, the centers will allow each and every capacity component and element of the distribution paths to be removed from service on a planned basis without causing any of the other computer equipment to be shut down. This allows for regular maintenance without required downtime, and we therefore anticipate our estimated downtime will be less than .001 percent. Operational continuity will provide for the ability of infrastructure maintenance to be performed by using the redundant capacity components and distribution paths to safely work on the remaining equipment.

In order to assure concurrent maintainability of the critical power distribution system between the UPS and the computer equipment, all hardware will either have dual power source input or point-of-use switches incorporated.

We anticipate that the facilities will feature:

·
Multi-layered security architecture, 24/7 human security and monitoring. Environmental Controls including redundant air conditioning units. Fire suppression will be provided by FM200, with 24/7 monitoring of all systems.

·	Constantly Monitored Facility: fail-safe cooling and power monitoring systems ensure the environment inside the facility is always optimal for peak equipment performance.

·	On-Site Facility Security: the facilities will be equipped with video cameras with motion sensors. Our security team will monitor your technology assets around the clock.

·	Security Scanners: The latest in security technology to ensure that only those with the proper privileges can access the centers.

·	Escorted Access Only: vital servers will remain locked at all times. Visitors and customers will always be escorted by staff personnel.

·
Video Surveillance & Electronic Motion Sensors - Our surveillance systems will provide continuous and comprehensive observation. We shall detect and record who accesses each room and cabinet, ensuring unparalleled protection against tampering.

·	Raised Floors: modular floors are raised to allow network and power cable trays and other services to pass underneath, protecting and providing access to critical wiring.

·
Systems Monitoring: proprietary technology will be employed to monitor all mission critical systems. Events such as ICMP loss, ICMP latency or network or power loss are immediately detected and proactively corrected.

·	Early Warning Smoke Detection & Fire Suppression Systems: top-of-the-line early warning smoke detectors and a gas-based fire suppression system will be utilized throughout the data center.

·
Direct Connection to the Internet: the facilities will be wired with Gigabit Ethernet connections with multiple redundant backbone carriers, and will be located in a facility which has hundreds of pairs of fiber optic connections, thus enabling us to scale up the bandwidth anytime.

·	Remote Access: Customers will be offered a multitude of remote services including rebooting.

·	Secure Server Racks: server racks will be specifically designed for our data centers and will remain stable in any condition.

·	Uninterruptible Power Systems (UPS): reliable power supply with UPS which will be connected to a redundant generator system, and power storage system. Servers will always remain powered.

As business use of the Internet grows in Vietnam, we believe competitive pressures in a rapidly evolving global economy will lead those businesses to identify and deploy increasingly sophisticated Internet applications and data recovery tools. These new applications will permit businesses to:

·	Engage in business-to-business and business-to-consumer e-commerce;

·	Enhance business sales efforts through Web-based technologies such as ad-serving and streaming;

·	Build and enhance customer relationships by providing Internet-based customer service and technical support; and

·	Communicate and conduct business more rapidly and cost-effectively with customers, suppliers and employees worldwide.

As a result, the growth of business websites and Internet applications has created a strong demand for specialized information technology support and application expertise. However, in many instances, small or unsophisticated businesses have chosen to outsource Internet application development, implementation and support, particularly the hosting and management of their websites and Internet applications. The growth in outsourced hosting and management of websites and Internet applications is driven by a number of factors, including:

·	the desire of businesses to improve the reliability, availability and overall performance of their websites and Internet applications as those applications increase in complexity and importance;

·	the desire of businesses to reduce time to market;

·	the challenges faced by businesses in hiring, training and retaining application engineers and information technology employees with Internet expertise;

·	the increased costs associated with developing and maintaining business networks and software applications; and

·	deployment risk and the risk of technological obsolescence as they attempt to capitalize on leading-edge technologies.

The Need for Providers of Enhanced, Integrated Hosting and Application Management Services

Many businesses have outsourced hosting and management of their websites and Internet applications. However, many website hosting providers lack the requisite expertise to implement and manage increasingly sophisticated Internet applications. Moreover, many of these providers lack the scalable capacity, high-speed connectivity, monitoring capabilities and level of reliability and availability which businesses demand. System integrators and turnkey application developers often have the requisite expertise and resources to supply businesses with highly customized application solutions, but these solutions are expensive and time consuming to implement. Some businesses attempt to reduce cost and shorten time to deployment by utilizing multiple vendors, each of which provides only a partial solution. This has created significant opportunity for an application service provider which can offer website and Internet application deployment, configuration, hosting, management and support. Dot VN will seek to integrate website and Internet application deployment, configuration, hosting, management and support in to a unified service package for clients in Vietnam, the Asia-Pacific region and worldwide.

 The Company believes that the completion of the internet data centers and the deployment of the wireless network will generate significant cash flow throughout our technology development and deployment stage and thus mitigate investor risk. The Company also believes that with the right combination of resources it can become one of the highest profit margin producers in Vietnam.

Higher Level Service

We anticipate providing a full array of integrated, scalable website and Internet application hosting and management services that can be deployed in a cost-effective and rapid manner. Our Internet application service offerings will allow customers to outsource the deployment, configuration, hosting, management and support of websites and Internet applications. Additionally, our offer of enhanced management services, beyond basic co-location services, will allow us to meet the expanding needs of businesses as their websites and Internet applications become more complex.

Key components of our services include:

· Cost-Effective Application Services

The scalable nature of our infrastructure, the repeatability of our Internet application services and our hosting and management expertise allow us to provide our customers with website and Internet application hosting and management services on a cost-effective basis. We believe that our customers would otherwise be required to make significant expenditures to replicate our performance, reliability and expertise either internally or by using outside vendors.

· Rapid Deployment

We will offer our customers the ability to rapidly deploy Internet applications, often in a matter of weeks, instead of months. We believe that we can deploy sophisticated Internet applications much more rapidly than businesses can deploy the same applications in-house. Moreover, our Internet application solutions can be deployed more rapidly than highly customized applications. This is crucial as our customers develop a Web presence and need to have their websites and Internet applications online as quickly as possible.

· High-Performance, World-Class Infrastructure

Our infrastructure will be designed to meet the more demanding technical requirements of sophisticated websites and Internet applications and to provide capacity ahead of customer demand. We believe that this approach to capacity facilitates the high-speed data transmission, reliability and availability which our customers' websites and Internet applications demand. In addition, our direct private transit Internet connections to major Internet backbone providers increase reliability and download speeds and differentiate our network infrastructure from that of most of our competitors. Our high-performance infrastructure together with our trained and experienced staff enable us to offer levels of service which are backed by levels of expertise and technical know-how we believe to be among the highest in the industry.

· Service Level Guarantees

The combination of our state-of-the-art infrastructure, our customer-focused operations group and our hosting and management expertise will enable us to offer our customers service levels backed by guarantees that we believe are among the highest and most comprehensive in the industry. For example, by utilizing Tier III redundancy, we intend to provide our customers 99.98% uptime for network segments, our facility and facility components, unsurpassed in Vietnam.

· Network Security

Our networks will incorporate host-based security with back-end firewalls and router access control lists, as well as cutting edge security and authentication. In addition to these physical security measures, our security policy will include comprehensive employee training governing all facets of our business and guidelines, and tightly control access to information housed in our network system.

· Network Operations Centers.

Each Dot VN data center will have its own network operations center on site. Each network operations center will be fully staffed 24-hours-a-day, seven-days-a-week, 365 days a year, with Windows NT, UNIX, application and support personnel. Network operations centers will perform first-level problem identification and resolution, which will be designed to provide our network engineers and support personnel real-time notification of system errors and procedures to rapidly resolving any technical issues that arise. Network management and monitoring tools will continuously monitor the network and server performance.

Competition

The markets for domain name registration and Web-based services are intensely competitive and rapidly evolving. We expect competition to increase in the foreseeable future as new competitors enter the market and as our existing competitors expand their service offerings. However, in the near term, Dot VN has entered into an agreement approved by VNNIC to be the sole registrar authorized to register and approve domain name registrations. Dot VN’s network is directly connected to VNNICs root server allowing us to register and approve domain name registrations, independent of VNNIC and provide services such as Whois, which no other registrar can provide. Our current competitors include domain name registrars, independent software companies, website design firms, website hosting companies, Internet service providers, Internet portals and search engine companies. Many of these competitors, and in particular Google, Microsoft and Yahoo!, have greater resources, brand recognition and consumer awareness, and larger customer bases than we have.

Our current principal competitors include:

·	companies focusing on worldwide domain name registration, including, eNom , Melbourne IT, Network Solutions, Register.com, EuroDNS, and Schlund

·	companies focusing on domain name registration in Vietnam, including FPT, Netsoft, PA Vietnam, VDC, ESC, MATBAO, Netnam, GLTEC, Viettel, SAIGONNET, PTC (BDDN), QINETICS and BD Khánh Hòa;

·	companies competing with us primarily in the area of website hosting services, including 1&1 Internet (a division of United Internet) and Web.com (formerly known as Interland);

·
companies competing with us in the area of SSL certification services, including GeoTrust, Thawte and VeriSign; and diversified Internet companies, including Google, Microsoft and Yahoo that currently offer, or may in the future offer, a broad array of Web-based products and services, including domain name registration, website hosting and other products and services targeted at helping individuals and small businesses gain an online presence;

·	companies competing in the data center sector including: VinaData.

We believe the principal competitive factors in selling domain name registrations, website hosting services and on-demand services to individuals and businesses include the following:

· flexibility, variety, quality and functionality of service offerings;

· brand name and reputation;

· price;

· quality and responsiveness of customer support and service;

· ease of use, implementation and maintenance of service offerings; and

· reliability and security of service offerings.

 Employees

As of March 10, 2008, we have 19 full-time employees. We also employ outside consultants from time to time to provide various services. The Company may in the future hire executive officers, administrative employees and independent contractors, as it deems necessary. None of our employees are represented by a labor union. We consider our employee relations to be good.

Properties

We currently lease offices located at 9449 Balboa Avenue, Suite 114, San Diego, CA 92123 and such offices serve as our corporate headquarters. We believe that this space is adequate for our current needs.

LEGAL PROCEEDINGS

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this prospectus, we are not a party to any legal proceedings.

MANAGEMENT

Executive Officers and Directors

The following table sets forth specific information regarding our executive officers and directors as of March 10, 2008.

Name	Age	Position
Thomas M. Johnson	47	Chairman of the Board and Chief Executive Officer
Dr. Lee P. Johnson	50	President, Chief Technology Officer and Director
Louis P. Huynh	30	General Counsel, Corporate Secretary and Director
Michael T. Weller	50	Chief Information Officer and Executive Vice President of Data Center Management

Mr. Thomas Johnson and Dr. Lee Johnson are brothers, other than that, there are no family relationships among any of the Directors or executive officers of the Company.

Set forth below is a brief description of the background and business experience of each of the Company’s existing Directors and executive officers for the past five (5) years:

Mr. Thomas M. Johnson
Title: Chairman, CEO, Chief Financial Officer

Mr. Johnson graduated from the University of California, San Diego (UCSD) in 1985. He was a Senior Coder / Programmer at Scripps Institution of Oceanography for over 4 years. From 1985 - 1994, he worked as Director of Manufacturing for some of San Diego's biotechnology and pharmaceutical companies, such as, Gen-Probe, Telios Pharmaceuticals and Chromagen. In April 1994, he co-founded HI-TEK, Inc., a private award-winning California multimedia/internet company specializing in the development and production of interactive CD-ROMs / DVDs and web sites for the travel, golf, and tourism and hospitality industries. From 1997 - 1998, he was a Director for Traveler’s Aid, a non-profit organization assisting and aiding travelers with free travel information at numerous international airports. From March 1999 to present, Mr. Johnson’s has been a technology and marketing consultant to the Secretary of Tourism for the Government of Baja California, Mexico.

Dr. Lee P. Johnson
Title: President, Director

Dr. Lee Johnson is a graduate of the University of Saigon, Vietnam, with graduate degrees in Mathematics and Computer Science. In 1992, Dr. Johnson co-founded Dot VN. He worked with IBM as a Software Design Engineer for approximately 3 years. He has also taught classes in multimedia design and development. At Dot VN, Dr. Johnson is principally responsible for forming alliances with the Vietnamese government, and has traveled extensively to and within Vietnam in the past several years. He is currently working with the Vietnamese government and has positioned DOT VN as the country's global marketing agent. Recently, Lee Johnson was chosen by Vietnam’s Ministry of Post and Telematics (“MPT”) as the recipient of “The Individual Who Most Contributed to the Growth of Vietnam’s Internet for 2006 Award”.

Mr. Louis P. Huynh
Title: General Counsel, Corporate Secretary and Director

Louis Huynh graduated with distinction from the University of Washington with a Bachelor of Arts in Political Science and received his law degree from the University of Virginia School of Law. Mr. Huynh is admitted to practice in New York. Prior to joining the Company, Mr. Huynh was an attorney practicing law with The Otto Law Group, PLLC, where he focused his practice on corporate finance, corporate governance, mergers & acquisitions and corporate litigation. Prior to entering private practice, Mr. Huynh served as legal counsel to Viet Wah Trading, Inc. (“VWT”), where he provided legal advice to and representation to several major Vietnamese manufacturers, consulted with foreign clients to ensure compliance with regulations of the United States Food and Drug Administration and advised VWT’s Chief Executive Officer regarding leasing contracts, COBRA compliance and banking.

Mr. Michael T. Weller
Title: Chief Information Officer and Executive Vice President of Data Center Management

From 2002 until joining the Company, Mr. Weller served as Senior Vice President, Technology for Citigroup, based out of New York. Prior to Citigroup Mr. Weller was the Senior Director of Information Systems, Infrastructure, with Edward Jones Investments; Director Information Systems Bunzl USA; and was Principal, National Enterprise Resource Planning, at IBM Global Services, based out of St. Louis, Missouri. Mr. Weller is also the President and Co-owner of Global Infrastructure, LLC, a strategic partner of Dot VN. Mr. Weller has had extensive experience in directing global operations and information technology organizations, will be responsible for overseeing all aspects of designing, construction and operations of Vietnam’s Internet Data Centers (“IDC”). In addition, Mr. Weller is currently a two-term elected official serving as a City Councilman for the City of St. Charles, Missouri.

Limitations on Directors’ Liabilities and Indemnification

Our Articles of Incorporation, as amended and restated, provides that, except to the extent prohibited by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty unless the breach related to acts or omissions involving intentional misconduct, fraud, or a knowing violation of law. Each of our directors will be liable under Delaware law for breach of the director’s duty of loyalty to us for acts or omissions that are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This limitation of liability also does not apply to our directors’ liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relieve or rescission.

Our Articles of Incorporation and Bylaws provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. Such right of indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our articles of incorporation shall not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our articles of incorporation, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise. We have also secured liability insurance on behalf of our directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of voting stock as of March 10, 2008 by: (i) each person who is known by us to beneficially own more than 5% of the issued and outstanding shares of common stock; (ii) the Chairman and President; (iii) the directors; and (iv) all of the executive officers and directors as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner(1) (2)	No. of shares	Percentage(3)
Thomas Johnson, Chairman and Chief Executive Officer (4)	10,516,667	23.49%
Lee Johnson, President and Director (5)	9,605,417	21.45%
Louis P. Huynh, General Counsel, Corp Secretary and Director (6)	346,111	0.77%
Michael Weller, Chief Information Officer and EVP(7)	25,000	*
All officers and directors as a group (4 persons)	20,483,195	45.75%

* Less than 1%

(1) Unless otherwise noted, the address of each person or entity listed is c/o Dot VN, Inc., 9449 Balboa Avenue, Suite 114, San Diego, CA 92123.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are currently exercisable or exercisable within 60 days of March 10, 2008, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Based on (i) 27,025,710 shares of common stock issued and outstanding; (ii) 5,538,336 shares of common stock underlying convertible debentures; (iii) 6,932,945 shares of common stock underlying warrants; and (iv) 5,276,660 shares issuable pursuant to employee stock options on March 10, 2008.

(4) Includes options to purchase (i) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2016, (ii) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2017, but does not include (iii) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2018. Also, does not include a convertible note to purchase 2,327,068 shares of common stock, at an exercise price of $1.43 per share, until July 2, 2009.

(5) Includes options to purchase (i) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2016, (ii) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2017, but does not include (iii) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2018. Also, does not include a convertible note to purchase 2,327,068 shares of common stock, at an exercise price of $1.43 per share, until July 2, 2009

(6) Includes options to purchase (i) 100,000 shares of common stock, at an exercise price of $0.50 per share, until October 9, 2016, (ii) 100,000 shares of common stock, at an exercise price of $0.50 per share, until October 9, 2017, (iii) 66,666 shares of common stock, at an exercise price of $1.80 per share until August 1, 2017 but does not include (iv), 100,000 shares of common stock, at an exercise price of $0.50 per share, until October 9, 2018, (v) 66,667 shares of common stock, at an exercise price of $1.80 per share, until August 7, 2018, and (vi) 66,667 shares of common stock, at an exercise price of $1.80 per share, until August 1, 2019.

(7) Does not include options to purchase (i) 50,000 shares of common stock, at an exercise price of $1.80 per share, until October 14, 2011, (ii) 50,000 shares of common stock, at an exercise price of $1.80 per share, until October 14, 2012, (iii) 50,000 shares of common stock, at an exercise price of $1.80 per share, until October 14, 2013.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Chief Executive Officer and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal year ended April 30, 2007, 2006 and 2005:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Thomas Johnson, Chairman of the Board and Chief Executive Officer (1)	2007 2006 2005	360,000 360,000 360,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	360,000 360,000 360,000
Dr. Lee Johnson, President and Director (2)	2007 2006 2005	360,000 360,000 360,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	360,000 360,000 360,000
Louis P. Huynh, General Counsel, Corporate Secretary and Director (3)	2007 2006 2005	60,000 15,000 -0-	-0- -0- -0-	-0- 30,000 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	60,000 45,000 -0-
Michael T. Weller, Chief Information Officer and Executive Vice President of Data Center Management (4)	2007 2006 2005	45,000 -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	45,000 -0- -0-

* Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R, Share Based Payment.  Our policy and assumptions made in valuation of share based payments are contained in Note 7 to our financial statements for the year ended April 30, 2007.

(1) Thomas Johnson has served as Chairman of the Board and Chief Executive Officer since July 18, 2006. Does not include options to purchase (i) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2016, (ii) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2017, and (iii) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2018. Also, does not include a promissory note convertible into 2,327,068 shares of common stock at a purchase price of $1.43 per share, until July 2, 2009.

(2) Lee Johnson has served as President and Director Since July 18, 2006. Does not include options to purchase (i) 1,200,000 shares of common stock, at an exercise price of $0.50 per share until August 1, 2016, (ii) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2017, and (iii) 1,200,000 shares of common stock, at an exercise price of $0.50 per share, until August 1, 2018. Also, does not include a promissory note convertible into 2,327,068 shares of common stock, at a purchase price of $1.43 per share, until July 2, 2009.

(3) Mr. Huynh has served as General Counsel since October 9, 2006 and as a Director since November 20, 2006. He has served as Corporate Secretary since August 7, 2007. Does not include options to purchase (i) 100,000 shares of common stock, at an exercise price of $0.50 per share, until October 9, 2016, (ii) 100,000 shares of common stock, at an exercise price of $0.50 per share, until October 9, 2017, (iii) 100,000 shares of common stock, at an exercise price of $0.50 per share, until October 9, 2018, (iv) 66,666 shares of common stock, at an exercise price of $1.80 per share until August 1, 2016, (v) 66,667 shares of common stock, at an exercise price of $1.80 per share, until August 7, 2018, and (vi) 66,667 shares of common stock, at an exercise price of $1.80 per share, until August 1, 2019.

(4) Mr. Weller has served as Chief Information Officer and Executive Vice President of Data Center Management since October 1, 2007. Does not include options to purchase (i) 50,000 shares of common stock, at an exercise price of $1.80 per share, until October 1, 2017, (ii) 50,000 shares of common stock, at an exercise price of $1.80 per share, until October 1, 2018, (iii) 50,000 shares of common stock, at an exercise price of $1.80 per share, until October 1, 2019.

On August 7, 2007, we issued shares of our common stock to our officers, or their nominees, as follows:

Thomas Johnson	116,667 shares
Lee Johnson	116,667 shares
Louis P. Huynh	19,445 shares

Employment Agreements

On October 9, 2006, the Board of Directors approved an employment agreement for Thomas Johnson to serve as Chief Executive Officer of our Company, which will continue indefinitely unless terminated as provided in the agreement. Mr. Johnson was awarded an annual salary of $360,000, but agreed to defer any such amount until our company has received not less than $10,000,000 of financing from either the sale of securities, or in connection with a significant joint venture or strategic alliance. In lieu of payment of his deferred salary, Mr. Johnson has accrued his salary until such time as the Company the financing requirement has been met.

On October 9, 2006, the Board of Directors approved an employment agreement for Lee Johnson to serve as President and Chief Technical Officer of our Company, which will continue indefinitely unless terminated as provided in the agreement. Mr. Lee Johnson was awarded an annual salary of $360,000, but agreed to defer any such amount until our company has received not less than $10,000,000 of financing from either the sale of securities, or in connection with a significant joint venture or strategic alliance. In lieu of payment of his deferred salary, Mr. Lee Johnson has accrued his salary until such time as the Company the financing requirement has been met.

On August 7, 2007, the Board of Directors approved an employment agreement for Louis Huynh, to serve as the Company’s General Counsel and Corporate Secretary. Pursuant to the terms of the employment agreement, Mr. Huynh shall receive an annual salary of $120,000 and shall receive stock options totaling in the aggregate 200,000 shares; such shares are exercisable, at a per share price of $1.80, into shares of the Company’s common stock (the “Huynh Employment Options”). The Huynh Employment Options shall vest at a rate of 66,666 on October 9, 2007, 2008 and 2009, respectively and have a term of ten years from the date of vesting. In addition to the Huynh Employment Options, Mr. Huynh was granted 19,445 restricted shares of the Company’s common stock pursuant to the terms of his employment agreement valued at $35,000. Mr. Huynh is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

On October 1, 2007, the Board of Directors approved an employment agreement for Michael Weller to serve as the Company’s Chief Information Officer and Executive Vice President of Data Center Management. Pursuant to the terms of the employment agreement, Mr. Weller shall receive an annual salary of $180,000 and shall receive stock options totaling in the aggregate 150,000 shares; such shares are exercisable, at a per share price of $1.80, into shares of the Company’s common stock (the “Weller Employment Options”). The Weller Employment Options shall vest at a rate of 50,000 on October 15, 2008, 2009 and 2010, respectively, and have a term of three years from the date of vesting. In addition to the Weller Employment Options, Mr. Weller was granted 25,000 restricted shares of the Company’s common stock pursuant to the terms of his employment agreement valued at $45,000. Mr. Weller is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties. As Chief Information Officer and Executive Vice President of Data Center Management, Mr. Weller shall serve as such for a term of three (3) years.

Additionally, we have employment agreements with certain key employees and we require each of our employees to execute confidentiality, assignment of intellectual property and non-disclosure agreements with respect to all technical aspects of our business, and to agree to assign to our company all inventions, research and technical data developed by them during the course of their employment.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of April 30, 2007 provided for or contributed to by our company.

Director Compensation

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the board of directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the board of directors or management committees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers as of April 30, 2007:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas Johnson(1)	1,200,000 1,200,000 -	1,200,000	-0-	$ $ $	0.50 0.50 0.50	8/1/2016 8/1/2017 8/1/2018	-0-	-0-	-0-	-0-
Lee Johnson(1)	1,200,000 1,200,000 -	1,200,000	-0-	$ $ $	0.50 0.50 0.50	8/1/2016 8/1/2017 8/1/2018	-0-	-0-	-0-	-0-
Louis P. Huynh	100,000 100,000 -	100,000	-0-	$ $ $	0.50 0.50 0.50	10/9/2016 10/9/2017 10/9/2018
	66,666				$1.80	8/7/1017
	-	66,667			$1.80	8/7/2018
	-	66,667			$1.80	8/7/2019	-0-	-0-	-0-	-0-
Michael T. Weller	- - -	50,000 50,000 50,000	-0-	$ $ $	1.80 1.80 1.80	10/14/2011 10/14/2012 10/14/2013	-0-	-0-	-0-	-0-

(1) Does not include a convertible note, currently exercisable, to purchase 2,327,068 shares of common stock, at an exercise price of $1.43 per share, until July 2, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 2, 2006, the Company issued to Thomas Johnson, 4,000,000 shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was approximately $40,000.

On August 3, 2006, the Company issued to Lee Johnson, 4,000,000 shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was approximately $40,000.

On August 1, 2007, the Company executed a convertible note to Thomas Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007. The Note has a term of 1 year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in shares of the Company’s common stock at a per share price of $1.43 per share.

On August 1, 2007, the Company executed a convertible note to Dr. Lee Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007. The Note has a term of 1 year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in shares of the Company’s common stock at a per share price of $1.43 per share.

On October 16, 2006, the Company entered into an agreement whereby it acquired certain intellectual property from HI-TEK, a California corporation. Included within the assets acquired by the Company are the rights to the trademark “Dot VN” in the United States (the “Dot VN US Trademark”). Pursuant to the acquisition of the Dot VN US Trademark, the Company executed a convertible promissory note in the amount of $360,000.00 (the “Hi-Tek Convertible Note”). The Hi-Tek Convertible Note, at the election of the holder, may convert the balance due and owing at the time of conversion into restricted shares of the Company’s common stock at a per share price of $1.00 per share. The Hi-Tek Convertible Note accrues interest at a rate of 10% per annum and is due 2 years from the date of execution. Thomas Johnson served as CEO and as a director of HI-TEK from November 2, 2003 until his resignation August 8, 2007. Lee Johnson served as Secretary, CFO and as a director of HI-TEK from November 2, 2003 until his resignation August 8, 2007. Neither Thomas Johnson nor Lee Johnson either directly or beneficially own any shares of HI-TEK. The transaction was on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Dot VN’s common stock, par value $0.001 per share, is traded on the Pink Sheets under the symbol DTVI. The Pink Sheets is a regulated quotation service that displays quotes, last-sale prices and volume information in over-the-counter equity securities. The following table sets forth the range of high and low closing bid prices for our common stock as reported on the Pink Sheets during each of the quarters presented. The quotations set forth below are inter-dealer quotations, without retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions.

	BID PRICE PER SHARE
	HIGH	LOW
Three Months Ended July 31, 2005 (1)	$0.0170	$0.0050
Three Months Ended October 31, 2005	$0.0070	$0.0025
Three Months Ended January 31, 2006	$0.0025	$0.0008
Three Months Ended April 30, 2006	$0.0019	$0.0011

Three Months Ended July 31, 2006 (2)	$6.80	$3.00
Three Months Ended October 31, 2006	$3.70	$2.00
Three Months Ended January 31, 2007	$3.06	$2.00
Three Months Ended April 30, 2007	$2.85	$1.75

Three Months Ended July 31, 2007	$2.25	$1.25
Three Months Ended October 31, 2007	$2.10	$1.25
Three Months Ended January 31, 2008	$1.75	$0.60

(1) Reflects a 1:1,000 reverse stock split effective May 16, 2005.

(2) Reflects a 1:2,000 reverse stock split effective June 19, 2006.

As of February 14, 2008, there were approximately 349 holders of record of the Company’s common stock. This number does not include beneficial owners of the common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

The Company has never declared or paid any cash dividends on its common shares. The Company currently intends to retain any future earnings to finance the growth and development of its business and future operations, and therefore does not anticipate paying any cash dividends in the foreseeable future.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer and sell their shares at a price ranging from $0.01 to $2.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. This price range is an arbitrary number established by the Selling Stockholders with reference to recent trading activity on the Pink Sheets. It bears no relation to our assets, earnings, book value or any other objective criteria of value.

SELLING SHAREHOLDERS

The following table sets forth information with respect to the number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered by this prospectus. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

This is an offering of up to 20,361,234 shares of our common stock, including:

·	16,571,863 shares of common stock owned by the selling shareholders;

·	1,392,945 shares of common stock that may be issued upon exercise of warrants until January 31, 2010 at $2.00 per share; and

·	2,396,426 shares of common stock that may be issued upon the conversion of convertible debentures until January 31, 2009 at $1.00 per share.

We will not receive any proceeds from the sale of the shares by the selling stockholders. We would, however, receive:

·
$2,396,426 in proceeds upon exercise of the conversion of convertible debentures, assuming all of the convertible debentures are converted. The selling stockholders may exercise the convertible debentures in their sole and absolute discretion. We cannot assure you that the convertible debentures will be converted.

·
$2,306,540 in proceeds upon exercise of the outstanding warrants, assuming warrants for approximately 500,000 shares were exercised on or before July 18, 2008; warrants for approximately 430,000 shares were exercised on or before January 31, 2012, and warrants for approximately 462,945 shares were exercised on or before February 9, 2012. The selling stockholders may exercise the warrants in their sole and absolute discretion. We cannot assure you that the warrants will be exercised.

The shares issued to the selling stockholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the selling stockholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling stockholders. The Selling Stockholders will offer and sell their shares at a price between $0.01 and $2.00 per share until our shares are quoted on the OTC Bulletin Board (“OTC BB”) and thereafter at prevailing market prices or privately negotiated prices.

In February 9, 2007, we closed on a financing transaction with certain private investors and received a total of $1,148,213 from the issuance of certain debentures which may be converted into 2,396,426 shares of the Company’s common stock at a conversion price of $1.00 per share and warrants which upon exercise will allow the holder to acquire 344,465 shares of the Company’s common stock at a per share price of $2.00. We are registering for resale by the investors their shares of common stock and the shares underlying the debentures and the warrants. In addition, pursuant to registration rights agreements affording certain existing security holders piggy-back registration rights, we are also registering for resale 16,449,029 shares of common stock held by certain of our stockholders, which includes 8,116,667 shares beneficially held by Thomas Johnson, our Chairman of the Board and Chief Executive Officer, 7,205,147 shares beneficially held by Lee Johnson, our President and a Director, 79,445 shares beneficially held by Louis Huynh our General Counsel, Corporate Secretary and a Director, and 25,000 shares beneficially held by Michael Weller, our Chief Information Officer and Executive Vice President of Data Center Management.

We determined beneficial ownership in accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise indicated, we believe the persons or entities named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable. To prevent dilution to the selling shareholders, the following numbers may change because of stock splits, stock dividends or similar events involving our common stock, or as a result of anti-dilution provisions contained in the debentures and warrants held by the selling shareholders.

No selling shareholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 10, 2008, by each of the selling shareholders. The number of shares in the column labeled “Shares Registered in this Offering” represent all of the shares that each selling shareholder may offer under this prospectus. The table assumes that the selling shareholders sell all of the shares. We are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling shareholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with any of the selling shareholders regarding the sale of any of the shares other than our agreement with certain of the selling shareholders to maintain the effectiveness of this registration statement until the earlier of the date that all of their shares are sold and the date on which their shares become eligible for resale under Rule 144.

Before Offering						After Offering(2)
Name	Number of Shares of Owned	Number of Shares Acquirable Upon Exercise of Warrants	Number of Shares Acquirable Upon Conversion of Debentures	Percentage of Shares of Common Stock Beneficially Held	Number of Shares Offered	Number of Shares of Common Stock Beneficially Held(1)	Percentage of Shares of Common Stock Beneficially Held(1)
Anh Ngoc Ung (9)(11) (16)(18)	11,834	-0-	-0-	*	11,834	-0-	*
Bang Nguyen (10)	5,000	-0-	-0-	*	5,000	-0-	*
Carlos Leon Rosette (8)	5,000	-0-	-0-	*	5,000	-0-	*
Carolina Rosette (8)	3,000	-0-	-0-	*	3,000	-0-	*
Eric Dierker (15)	2,000	-0-	-0-	*	2,000	-0-	*
Gary Thompson (10) (16)	5,000	-0-	-0-	*	5,000	-0-	*
Hue Tran Johnson (11) (16)	5,000	-0-	-0-	*	5,000	-0-	*
Jeff Potts (10) (16)	5,000	-0-	-0-	*	5,000	-0-	*
Lee Johnson (3)(8)(19)	7,195,417	-0-	-0-	26.66%	7,195,417	7,195,417	26.66%
Louis Huynh(4)(11) (20)	79,445	-0-	-0-	*	79,445	-0-	*
Lucy Thuy Huynh (8)(10)(16)	15,000	-0-	-0-	*	15,000	-0-	*
Mai Liem Truc (13)	6,000	-0-	-0-	*	6,000	-0-	*
Marie-Line Fournier (12)(16)	3,500	-0-	-0-	*	3,500	-0-	*
Nghi Bui (10)(16)	5,000	-0-	-0-	*	5,000	-0-	*
Quan Tran (8)	5,000	-0-	-0-	*	5,000	-0-	*

Richard Hunter Draper(17)	5,000	-0-	-0-	*	5,000	-0-	*
Rod Sanchez(17)	5,000	-0-	-0-	*	5,000	-0-	*
Thomas Johnson(5) (8)(19)	8,116,667	-0-	-0-	30.03%	8,116,667	8,116,667	30.03%
Toan Nguyen (10)(16)	5,000	-0-	-0-	*	5,000	-0-	*
Tomsoo Kang (8)	2,000	-0-	-0-	*	2,000	-0-	*
Tran Lee Johnson (11) (16)	5,000	-0-	-0-	*	5,000	-0-	*
Tu Nguyen (8)	2,000	-0-	-0-	*	2,000	-0-	*
Victor Sagastume (10)(16)	5,000	-0-	-0-	*	5,000	-0-	*
Capital Group Communicat-ions (8)(27)	565,000	-0-	-0-	2.09%	565,000	-0-	*
Business.com.vn, Ltd. (14)(29)	285,000	-0-	100,000	1.42%	385,000	-0-	*
Cong Ty Co Phan Phuoc Loc Tho (11)	20,000	-0-	-0-	*	20,000	-0-	*
Matthew B.G. Pilkington (7)	-0-	9,235	25,000	*	34,235	-0-	*
W. Stewart Cahn (7)	-0-	7,500	50,000	*	57,500	-0-	*
Sagoldfarb, Inc / Defined Benefit Plan (7)(21)	-0-	3,750	25,000	*	28,750	-0-	*
Gary Blum (7)	-0-	7,500	50,000	*	57,500	-0-	*
Scott Clark (7)(30)	-0-	111,946	15,000	*	126,946	-0-	*
Brad Reifler (7)(30)	-0-	76,060	50,000	*	126,060	-0-	*
Eric Singer (7) (30)	-0-	303,535	50,000	1.29%*	353,535	-0-	*
Jimmy Sarbh (7)	-0-	30,000	200,000	*	230,000	-0-	*
Zaykowski Limited Partners L.P. (7)(22)	-0-	11,250	75,000	*	86,250	-0-	*
Zaykowski Qualified Partners L.P. (7)(22)	-0-	18,750	125,000	*	143,750	-0-	*

Tara Roy (7)	-0-	15,000	100,000	*	115,000	-0-	*
2030617 Ontario Ltd. (7)(23)	-0-	6,364	42,426	*	48,790	-0-	*
Paul Boritzer (7)	-0-	30,000	200,000	*	230,000	-0-	*
Blair Brewster (7)	-0-	14,850	99,000	*	113,850	-0-	*
Kevin Fisher (7)	-0-	3,750	25,000	*	28,750	-0-	*
Francisco Javier Sumavielle (7)	-0-	3,750	25,000	*	28,750	-0-	*
Owen J. Morrissey (7)	-0-	3,750	25,000	*	28,750	-0-	*
SM Investors, L.P. (7)(24)	-0-	3,713	24,750	*	28,463	-0-	*
SM Investors, II L.P. (7)(24)	-0-	8,096	53,970	*	62,066	-0-	*
SM Investors Offshore, Ltd. (7)(24)	-0-	3,192	21,280	*	24,472	-0-	*
Donald DiPalma (7)	-0-	2,250	15,000	*	17,250	-0-	*
Sausalito Capital Partners LLC (28)(31)	-0-	500,000	-0-	1.82%	500,000	-0-	*
Vision Opportunity Master Fund Ltd. (7)(25)	-0-	150,000	1,000,000	4.08%	1,150,000	-0-	*
Louis Marino (30)	-0-	27,424	-0-	*	27,424	-0-	*
Hilary Bergman (30)	-0-	30,530	-0-	*	30,530	-0-	*
Steve Goldfard (30)	-0-	10,750	-0-	*	10,750
Gary Packman (8)	30,000	-0-	-0-	*	30,000	-0-	*
Rhonda Jessum (8)	10,000	-0-	-0-	*	10,000	-0-	*
Gary Friedkin	10,000	-0-	-0-	*	10,000	-0-	*
Michael T. Weller(6)(32)	25,000	-0-	-0-	*	25,000	-0-	*
GF Galaxy Corp.(26)	131,000	-0-	-0-	*	131,000	-0-	*
TOTALS	16,571,863	1,392,945	2,396,426	-	20,361,234	15,312,084	-

* Represents beneficial ownership of less than one percent.

(1)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling shareholders are under no obligation known to us to sell any shares of common stock at this time.

(2)	Assumes that all shares registered for resale by this prospectus have been issued and sold.

(3)	Lee Johnson is our President, Chief Technical Officer and a Director.

(4)	Louis Huynh is our General Counsel, Corporate Secretary and a Director.

(5)	Thomas Johnson is our Chairman of the Board, Chief Executive Officer and Chief Financial Officer.

(6)	Michael T. Weller is our Chief Information Officer and Executive Vice President.

(7)	Debenture and/or Warrant acquired pursuant to Securities Purchase Agreement, dated either January 31 or February 9, 2007.

(8)
Issued pursuant to Agreement and Plan of Merger dated July 17, 2006, by and among Malers, Inc., a Delaware corporation, Malers Acquisition Corp., a Washington corporation, and Dot VN, Inc., a California corporation.

(9)	Issued as a bonus for employment services to the Company.

(10)	Issued as consideration by the Company pursuant to a Non-disclosure and Invention Assignment Agreement with the Company dated on or about September 28, 2006.

(11)	Issued as consideration on October 12, 2006, pursuant to employment and/or consulting agreement or arrangement with the Company.

(12)	Issued as consideration by the Company pursuant to a Non-disclosure and Invention Assignment Agreement with the Company dated January 9, 2007.

(13)	5,000 shares issued pursuant to a letter agreement with the Company dated January 9, 2007 for serving on the Company’s Strategic Advisory Board for a term of two years.

(14)	Issued pursuant to that certain Asset and Purchase Agreement dated June 29, 2007, by and between the Company and Business.com,VN, Ltd.

(15)	Issued pursuant to a Non-disclosure Agreement with the Company dated July 17, 2007.

(16)	2,000 shares of which were issued as a bonus by the Company on July 5, 2007.

(17)	5,000 shares issued pursuant to a letter agreement with the Company dated May 25, 2007 for serving on the Company’s Strategic Advisory Board for a term of two years.

(18)	5,834 shares of which were issued as a bonus by the Company on August 7, 2007.

(19)	116,667 shares of which were issued as a bonus by the Company on August 7, 2007.

(20)	19,445 shares of which were issued as a bonus by the Company on August 7, 2007.

(21)	Voting or investment power for Sagoldfarb, Inc / Defined Benefit Plan is held by Steve Goldfarb.

(22)	Voting or investment power for Zaykowski Limited Partners L.P. and Zaykowski Qualified Partners L.P. is held by Paul Zaykowski.

(23)	Voting or investment power for 2030617 Ontario Ltd. is held Dipak Roy.

(24)	Voting or investment power for SM Investors, L.P., SM Investors, II L.P., and SM Investors Offshore, Ltd. is held by Salvatore Muoio.

(25)	Voting or investment power for Vision Opportunity Master Fund Ltd. is held by Adam Benowitz.

(26)	Voting or investment power for GF Galaxy Corp. is held by Hideo Kita.

(27)	Voting or investment power for Capital Group Communications is held by Devin Bosch.

(28)	Voting or investment power for Sausalito Capital Partners LLC is held by John Lisanti, Don Lew, Dr. Henry Baer and David Otto.

(29)	Voting or investment power for Business.com.vn, Ltd. is held by Vuong Van Trung.

(30)	Issued as consideration by the Company January 31, 2007 and February 9 2007 to Pali Capital, Inc.

(31)	Issued as consideration by the Company July 18, 2006 to Sausalito Capital Partners LLC

(32)	Issued as consideration on October 9, 2007, pursuant to employment agreement with the Company.

PLAN OF DISTRIBUTION

The Selling Shareholders

We will not receive any proceeds from the sale of the shares being offered on behalf of the selling shareholders. The shares being sold by the selling shareholders may be sold or distributed from time to time by the selling shareholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire the shares as principals, at a price between $0.01 and $2.00 per share until our shares are quoted on the OTC Bulletin Board (“OTC BB”) and thereafter at prevailing market prices or privately negotiated prices.

The sale of the shares may be effected in one or more of the following methods:

·	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

·	in the over-the-counter market;

·	in transactions otherwise than on such exchanges or services in the over-the-counter market;

·	through the writing of options, whether the options are listed on an option exchange or otherwise;

·	in an exchange distribution in accordance with the rules of the applicable exchange;

·	through the settlement of short sales;

·	through the settlement of short sales;

·	through privately negotiated transactions; or

·	through any other legally available method.

In addition, any shares that qualify for resale pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) may be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell these securities from time to time pursuant to this prospectus.

These transactions may include crosses or block transactions. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In addition, the selling shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares which may be resold thereafter pursuant to this prospectus if the shares are delivered by the selling shareholders.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders or purchasers of the shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The staff of the SEC is of the view that selling security holders who are registered broker dealers or affiliates of registered broker dealers may be underwriters under the Securities Act. The SEC is also of the view that any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling shareholder can presently estimate the amount of such compensation. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being registered in this prospectus. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. The selling shareholders may not effect any sale or distribution of the shares until after the prospectus has been appropriately amended or supplemented, if required.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act, as amended. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act, as amended if any such broker-dealers purchase shares as principal.

We have agreed with the selling shareholders holding debentures that we will maintain the effectiveness of this registration statement until the earlier of the sale of all the shares held by such holders or the date on which the shares may be publicly resold under Rule 144. No sales may be made using this prospectus after that date unless we amend or supplement this prospectus to indicate that we have agreed to extend the period of effectiveness. We can not assure you that the selling shareholders will sell any of the shares offered by this prospectus. We have agreed to indemnify certain selling shareholders against certain liabilities arising under the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF SECURITIES

Pursuant to the our Articles of Incorporation, as amended and restated and filed with the Delaware Secretary of State on July 21, 2006, our authorized capital stock consists of (i) 250,000,000 shares of common stock, par value $0.01 per share, of which 27,025,710 shares are issued and outstanding as of March 10, 2008, and (ii) 50,000,000 shares of “blank check” preferred stock, par value $0.01 per share, of which 120,000 shares have been designated as “Series A Convertible Preferred Stock” stated value $10.00 per share, of which there are no shares are issued and outstanding as of March 10, 2008.

Common Stock

On March 10, 2008, there were 27,025,710 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of our preferred stock. As of March 10, 2008, the Company had no shares of its Series A Convertible Preferred Stock issued and outstanding. Additional Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Preferred Stock - Series A Convertible Preferred

As noted above, we have no shares of its Series A Preferred Stock issued and outstanding. The following description of the Series A Preferred Stock is qualified in its entirety by the “Certificate of Designation of Series A Convertible Preferred Stock”, as filed with the Secretary of State of the State of Delaware on November 29, 2006.

There are two distinguishing features of our Series A Convertible Preferred Stock. First, a holder of Series A Preferred Stock, in the event of liquidation, wind up or dissolution, is entitled to receive in full an amount equal to $10.00 per share before any distribution (the “Stated Value”), or payment of the assets of the Company may be made to or set aside for the holders of any other securities of the Company. Second, at the election of the holder of the Series A Convertible Preferred Stock may convert the shares on a 1 for 150 basis into shares of the Company’s common stock. Accordingly, upon full conversion of the Series A Preferred Stock the holders of the Series A Convertible Preferred Stock would be entitled to receive 18,000,000 shares of the Company’s Common Stock. Further the Series A Convertible Preferred Stock may vote such shares as shall be equal to the whole number of shares of common stock into which such holder’s aggregate number of Series A Convertible Preferred Stock are convertible into. With the exception of these two features, our Series A Convertible Preferred Stock have the same rights and preferences as our Common Stock.

Options

We have options to purchase an aggregate amount of 8,360,000 shares of common stock outstanding as of the date of this Prospectus.

Warrants

We have warrants to purchase an aggregate amount of 6,932,945 shares of common stock are outstanding as of the date of this Prospectus.

Registration Rights Agreements

We entered into registration rights agreements with the holders of convertible debentures and warrants, pursuant to which we are including in this registration statement all such 2,740,891 shares of common stock underlying the convertible debentures and warrants. Additionally, pursuant to registration rights agreements affording certain existing security holders piggy-back registration rights we are registering 16,571,863 shares of the Company’s common stock.

Transfer Agent and Registrar

First American Stock Transfer, Inc. is the transfer agent and registrar of our common stock. Their address is 706 East Bell Road, Suite 202, Phoenix, AZ 85022, and their telephone number (602) 485-1346.

Indemnification and Limited Liability Provisions

We have authority under the General Corporation Law of the State of Delaware to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation and our Bylaws require the company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We intend to enter into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion or the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Dot VN or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this Prospectus for the years ended April 30, 2007 and 2006 have been audited by Chang G. Park, CPA and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The financial statements included in this Prospectus for the six months ended October 31, 2007 have been reviewed by Chang G. Park, CPA and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar, as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OPINION

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

DOT VN, INC.
INDEX TO FINANCIAL STATEMENTS

Item 7.  Financial Statements

Index To Consolidated Financial Statements

Page
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of April 30, 2007 and 2006	F-3
Consolidated Statements of Operations for the Years ended April 30, 2007 and 2006	F-4
Consolidated Statements of Changes in Stockholders Equity (Deficit) for the Years ended April 30, 2007 and 2006	F-5
Consolidated Statements of Cash Flows for the Years ended April 30, 2007 and 2006	F-6
Notes to the Consolidated Financial Statements	F-7

Unaudited Condensed Consolidated Financial Statements
Basis of Presentation	F-25
Report of Independent Registered Public Accounting Firm	F-26
Condensed Consolidated Balance Sheet as of October 31, 2007 (unaudited) and April 30, 2007	F-27
Condensed Consolidated Statements of Operations for the Three Months ended October 31, 2007 and 2006 (Unaudited)	F-28
Condensed Consolidated Statements of Operations for the Six Months ended October 31, 2007 and 2006 (Unaudited)	F-29
Condensed Consolidated Statements of Changes in Stockholders Equity for the Six Months ended October 31, 2007 (unaudited) and Year ended April 30, 2007	F-30
Condensed Consolidated Statements of Cash Flows for the Six Months ended October 31, 2007 and 2006 (Unaudited)	F-31
Notes to the Condensed Consolidated Financial Statements (Unaudited)	F-33

Chang G. Park, CPA, Ph. D.
· 371 E STREET · CHULA VISTA · CALIFORNIA 91910-2615 ·
· TELEPHONE (858)722-5953 · FAX (858) 761-0341 · FAX (858) 764-5480
· E-MAIL changgpark@gmail.com ·

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Dot VN, Inc. and Subsidiary
9449 Balboa Avenue, Suite 114
San Diego, CA 92123

We have audited the accompanying consolidated balance sheets of Dot VN, Inc. and subsidiary (the “Company”) as of April 30, 2007 and 2006 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dot VN, Inc. and subsidiary of April 30, 2007 and 2006, and the results of their operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park, CPA

Chang G. Park, CPA

March 5, 2008

Chula Vista, CA 91910

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

Dot VN, INC. AND SUBSIDIARY
Consolidated Balance Sheets

	April 30,	April 30,
	2007	2006
ASSETS
Current assets:
Cash	$329,151	$148,900
Accounts receivable	96,819	4,889
Prepaid warrant expense, current	5,899,897	-
Prepaid expenses and other current assets	115,670	2,970
Total current assets	6,441,537	156,759

Equipment, net	26,456	4,771
Intangible assets	360,000	-
Prepaid warrant expense, less current portion	7,774,058	-
Other noncurrent assets	49,858	-
Total assets	$14,651,909	$161,530

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$34,178	$107,906
Customer deposits	46,399	412,960
Due to related party	1,025,066	564,086
Accrued liabilities	3,848,960	2,827,826
Total current liabilities	4,954,603	3,912,778

Long-term liabilities:
Convertible notes, net of $1,004,686 discounts	164,824	-
Convertible note with related party, net of $262,500 discount	117,383	-
Total long-term liabilities	282,207	-
Total liabilities	5,236,810	3,912,778

Commitments and Contingencies

Shareholders' equity (deficit):
Preferred stock: 50,000,000 shares authorized of $0.001 par value; 120,000 shares
designated Series A, $10.00 stated value; 0 issued and outstanding as of	-	-
April 30, 2007 and 2006
Common stock; 250,000,000 shares authorized of $0.001 par value;
26,118,496 and 14,052,500 shares issued and outstanding as of April 30, 2007 and 2006	26,118	14,053
Additional paid-in capital	32,340,895	410,447
Accumulated deficit	(22,951,914)	(4,175,748)
Total shareholders' equity (deficit)	9,415,099	(3,751,248)
Total liabilities and shareholders' equity (deficit)	$14,651,909	$161,530

The accompanying notes are an integral part of these consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Consolidated Statements of Operations

	Year Ended April 30,
	2007	2006

Revenues	$985,279	$246,301
Cost of revenues	387,592	111,316
Gross profit	597,687	134,985

General and administrative expenses:
Consulting fees	3,416,715	82,755
Depreciation and amortization	3,647	435
Marketing and promotion	33,542	33,974
Office rent	71,628	18,260
Professional fees	132,534	33,694
Option bonus	12,419,516	-
General & administrative expenses	1,905,789	1,244,545
Total general and administrative expenses	17,983,371	1,413,663

(Loss) from operations	(17,385,684)	(1,278,678)

Other income (expenses)
Interest income	2,815	63
Finance expenses	(671,096)	-
Interest expense	(722,201)	(275,457)
Total other income (expenses)	(1,390,482)	(275,394)

Net loss	$(18,776,166)	$(1,554,072)

Loss per common share:
Basic and diluted	$(0.82)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	22,771,137	12,972,326

The accompanying notes are an integral part of these consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders' Equity (Deficit)

		Common	Additional
	Common	Stock	Paid-in	Accumulated
	Stock	Amount	Capital	Deficit	Total
Balance, April 30, 2005	12,499,000	$12,499	$113,501	$(2,621,676)	$(2,495,676)

Shares issued for services subsidiary	1,200,000	1,200	58,800	-	60,000

Shares issued for cash	353,500	354	238,146	-	238,500

Net loss, April 30, 2006	-	-	-	(1,554,072)	(1,554,072)

Balance, April 30, 2006	14,052,500	14,053	410,447	(4,175,748)	(3,751,248)

Share issued for cash	194,750	195	276,055	-	276,250

Shares issued for conversion of convertible note and interest	6,570,688	6,571	59,136	-	65,707

Shares issued for debt payment	8,000,000	8,000	72,000		80,000

Shares issued to employees	141,500	141	392,434	-	392,575

Shares issued for services	11,000	11	31,429	-	31,440

Discounts on convertible debentures	-	-	1,250,343	-	1,250,343

Detachable warrants issued with convertible debentures	-	-	257,869	-	257,869

Warrants issued for services	-	-	17,575,007	-	17,575,007

Options issued	-	-	12,419,516	-	12,419,516

Recapitalization	(2,724,492)	(2,725)	(62,784)	-	(65,509)

Retirement of stock for cash	(127,450)	(128)	(340,557)	-	(340,685)

Net loss, April 30, 2007	-	-	-	(18,776,166)	(18,776,166)

Balance, April 30, 2007	26,118,496	$26,118	$32,340,895	$(22,951,914)	$9,415,099

The accompanying notes are an integral part of these consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

	For the Year Ended April 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(18,776,166)	$(1,554,072)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	3,647	435
Accrued interests	513,408	275,457
Amortization of finance warrants	624,510	-
Amortization of service warrants	3,276,541	-
Amortization of debt discounts	241,026	-
Stock options expensed	12,419,516	-
Stock issued to employees	392,575	-
Stock issued for services	31,440	60,000
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(91,930)	50,196
(Increase) decrease in prepaid expenses and other current assets	(112,700)	(470)
(Increase) decrease in other noncurrent assets	(43,058)	-
Increase (decrease) in accounts payable	6,274	48,311
Increase (decrease) in customer deposits	(366,561)	122,768
Increase (decrease) in accrued liabilities	690,046	694,142
Net cash (used in) operating activities	(1,191,432)	(303,233)

Cash flows from investing activities:
Purchase of equipment	(25,332)	(5,206)
Payment of landlord deposit	(6,800)	-
Net cash (used in) investing activities	(32,132)	(5,206)

Cash flows from financing activities:
Proceeds from convertible notes	1,148,213	-
Advances from related parties	2,087,229	796,542
Repayment to related parties	(1,767,192)	(577,874)
Proceeds from stock issuances	276,250	238,500
Retirement of stock for cash	(340,685)	-
Net cash provided by financing activities	1,403,815	457,168

Net increase (decrease) in cash	180,251	148,729
Cash, beginning of the period	148,900	171
Cash, end of the period	$329,151	$148,900

Non-cash investing and financing activities:
Convertible note issued for intangible asset	$360,000	$-
Common stock issued in exchange for convertible note	$65,707	$-
Common stock issued to employees	$392,575	$-
Common stock issued for services	$31,440	$60,000
Common stock issued in exchange for debt	$80,000	$-

Supplemental cash flow disclosure:
Interest paid	$66,198	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

1. Organization

The Company

Dot VN, Inc., its predecessors, and its subsidiary (the “Company” or “Dot VN”), is an Internet and telecommunications company focused on the Vietnamese market. The Company intends to apply the benefits of best of breed technology through strategic partnerships to deploy hardware, software and wireless solutions in Vietnam. In order to maximize the benefits the Company can derive from the technology, the Company also intends:

·	to drive growth in registrations of the Vietnamese ccTLD .vn;

·	to build and operate Internet data centers in major city centers in Vietnam; and

·	to identify, deploy and commercialize best of breed technologies in Vietnam.

Dot VN has signed agreements with the Vietnamese Internet Network Information Center (“VNNIC”) to serve as the only domain name registrar empowered to approve domain names, in real time, online which provides Dot VN with a competitive advantage vis-à-vis other domain name registrars. In addition to its domain registration business, Dot VN is currently in the process of designing an Internet data center (“IDC” in the singular or “IDCs” in the plural) which will serve as an internal data and telecommunications network within the country of Vietnam. The data centers will provide hosting, collocation, and disaster recovery services as well as serve as the basic infrastructure for additional Internet and data technologies such as wireless broad brand connectivity, distance e-learning and e-government projects. The Company has secured an agreement with Quang Trung Software City Development Company, a 100% State-owned (Vietnamese government) enterprise, (“QTSC”) to develop an IDC in Ho Chi Minh City, Vietnam located in the QTSC telecommunications building and intends to execute a material definitive agreement based on the current procedural agreement with VNNIC to build an IDC in Hanoi, Vietnam, located in the VNNIC building, both are anticipated to occur in the near term. In addition, the Company intends to develop additional data centers in Da Nang City, Vietnam and the rest of the Country of Vietnam in the mid to long term. Dot VN will continue to explore and test, and analyze, new and best of breed technology for deployment in Vietnam.

Reverse Merger

Malers, Inc. was incorporated in the State of Delaware on May 27, 1998, under the name Trincomali Ltd. (“Trincomali”). Over the course of its history, Trincomali underwent additional name changes until being renamed Malers, Inc. (“Malers”) on April 28, 2005. On June 19, 2006, Malers affected a 1 for 2,000 reverse stock split of its 278,687,224 outstanding shares with fractional shares rounded up resulting in 139,690 shares issued and outstanding post split.

Dot VN, Inc., was incorporated in the State of California on March 27, 2001 under the name Hi-Tek-Com-VN and was renamed Dot VN, Inc. (“Dot VN CA”) on August 3, 2005. Dot VN CA signed its first contract September 18, 2003 with the Vietnamese government to register the country code top level domain names (“ccTLD”).

On July 17, 2006, Dot VN CA effected an Agreement and Plan of Merger by and among (i) Dot VN CA, (ii) Malers, and (iii) Malers Acquisition Corp. (“MAC”), a Washington corporation and wholly owned subsidiary of Malers, Inc., the completion of which transaction resulted in (w) MAC merging with and into Dot VN CA there by ending MAC’s corporate existence; (x) Dot VN CA becoming a wholly owned subsidiary of Malers a Delaware corporation; (y) Dot VN CA being renamed “Hi-Tek Multimedia, Inc.” a California corporation; and (z) Malers being renamed “Dot VN, Inc.” a Delaware corporation (the “Malers Merger”). Final state regulatory approval was received on August 17, 2006. In connection with the merger, the 14,232,250 outstanding shares Dot VN CA Common Stock were exchanged for 11,368,068 shares of the Company’s Common Stock. There were no outstanding stock options or warrant to purchase a share of Dot VN CA Common Stock.

Prior to the merger, Malers was an inactive shell corporation quoted on the Pink Sheets and had engaged in no substantive business operations.

For accounting purposes, the acquisition has been treated as a recapitalization of Dot VN CA with Dot VN CA as the acquirer (reverse acquisition). Dot VN CA was treated as the acquirer for accounting purposes because after the acquisition the shareholders of Dot VN CA controlled Malers and the officers and directors of Dot VN CA assumed the same positions at Malers; Malers is the surviving entity for legal purposes. The historical financial statements prior to July 17, 2006 are those of Dot VN CA.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company's consolidated financial statements are prepared using the accrual method of accounting and include its wholly-owned subsidiaries, which conforms to generally accepted accounting principles ("GAAP') in the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalent

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

We recognize revenue in accordance with Security and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB 101A and 101B and as revised by SAB 104, “Revenue Recognition” and Emerging Issue Task Force (“EITF”) No. 99-19 “Reporting Revenue Gross as a Principal Versus Net as an Agent” (“EITF 99-19”). Accordingly, we recognize revenue and the related costs when: (1) persuasive evidence of an arrangement exists; (2) delivery and acceptance has occurred or service has been rendered; (3) the price is fixed or determinable; and (4) collectability of the resulting receivable is reasonably assured.

The Company principally generates revenues from the sale of ccTLD domain names (.vn) for the government of Vietnam. These revenues consist primarily of registration and renewal fees, which are recorded gross in accordance with EITF 99-19.

Amounts invoiced or collected in advance of delivery or providing service are recorded as a deferred revenue liability; revenue is recognized when the domain names are authorized and released to the customer.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amounts of the Company’s financial instruments as of April 30, 2007 and 2006 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts receivable, accounts payable, promissory notes, due to related parties, and accrued liabilities.

Equipment

Equipment is carried at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the depreciable property over five years. Management evaluates useful lives regularly in order to determine recoverability taking into consideration current technological conditions. Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or disposal of any item of equipment, the cost and related accumulated depreciation of the disposed assets is removed, and any resulting gain or loss is credited or charged to operations.

Goodwill and Other Intangible Assets

Goodwill and acquired intangible assets determined to have an indefinite useful lives are not amortized, but instead are evaluated for impairment annually and if events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with SFAS No.142 “Goodwill and Other Intangible Assets” (“SFAS 142”). The impairment test consists of a comparison of the fair value of an intangible asset with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the intangible asset is its new accounting basis. Subsequent reversal of a previously recognized impairment loss is prohibited. SFAS 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).

Long-lived Assets

Long-lived assets, such as property and equipment and purchased intangibles with finite lives (subject to amortization), are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS 144. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

2. Summary of Significant Accounting Policies (continued)

Long-lived Assets (continued)

Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by an asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount exceeds the estimated fair value of the asset. The estimated fair value is determined using a discounted cash flow analysis. Any impairment in value is recognized as an expense in the period when the impairment occurs.

Deferred Charges

The Company capitalizes costs associated with the issuance of debt instruments. These costs are amortized on a straight-line basis over the term of the debt instruments.

Income Taxes

Income taxes are provided in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Current income tax expense (benefit) is the amount of income taxes expected to be payable (receivable) for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. Deferred income tax expense is generally the net change during the year in the deferred income tax asset and liability. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in future tax returns. Tax rate changes and changes in tax laws are reflected in income in the period such changes are enacted.

Stock-Based Compensation

SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) replaces SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). SFAS 123R requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees. Prior to the May 1, 2005 (fiscal year 2006) adoption of SFAS 123R, the Company applied SFAS 123 which provided for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 allowed the measurement of compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by APB 25, which only required charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Prior to fiscal year 2006, the Company had elected to account for employee stock options using the intrinsic value method under APB 25 and provided, as required by SFAS 123, pro forma footnote disclosures of net loss as if a fair value based method of accounting had been applied.

The Company adopted 123R in accordance with the modified retrospective application and has restated the consolidated financial statements from the beginning of fiscal year 2006 for the impact of 123R. Under this transition method, stock-based compensation expense in fiscal year 2006 included stock-based compensation expense for all share-based payment awards granted prior to, but not yet vested as of May 1, 2005, based on the grant-date fair value estimated in accordance with the original provision of SFAS 123. Stock-based compensation expense for all share-based payment awards granted after May 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of two years.

Convertible Debt

In accordance with the provisions of EITF No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”) the Company evaluates debt securities (“Debt”) for beneficial conversion features. A beneficial conversation feature is present when the conversation price per share is less than the market value of the common stock at the commitment date. The intrinsic value of the feature is then measured as the difference between the conversion price and the market value (the “Spread”) multiplied by the number of shares into which the Debt is convertible and is recorded as debt discount with an offsetting amount increasing additional paid-in-capital. The debt discount is accreted to interest expense over the term of the Debt with any unamortized discount recognized as interest expense upon conversion of the Debt. If a debt security contains terms that change upon the occurrence of a future event the incremental intrinsic value is measured as the additional number of issuable shares multiplied by the commitment date market value and is recognized as additional debt discount with an offsetting amount increasing additional paid-in-capital upon the future event occurrence. The total intrinsic value of the feature is limited to the proceeds allocated to the Debt instrument.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

2. Summary of Significant Accounting Policies (continued)

Segment Information

SFAS No. 131, “Segment Information” (“SFAS 131”), amends the requirements for companies to report financial and descriptive information about their reportable operating segments. Operating segments, as defined in SFAS 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by a Company in deciding how to allocate resources and in assessing performance. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company evaluated SFAS 131 and determined that the Company currently operates in one segment, domain name registration, and will operate a second segment when it commences future operation of Internet data centers.

Concentration of Risks

The Company derives the majority of its revenues from the registration of country code top level domain names (“ccTLD”) for the Vietnamese Ministry of Information and Communications under a contract with the Vietnam Internet Network Information Center (“VNNIC”). The Company signed its first contract with VNNIC September 18, 2003 which was renewed annually. On January 3, 2006, the Company and VNNIC signed a new contract for registration of top level country domain names with no fixed term.

On September 28, 2006, the Company and VNNIC signed a procedural agreement, with a profit sharing component, for the design, construction, and operation of an Internet data center (“IDC”) in Hanoi, Vietnam with a fifty year term. VNNIC will provide four finished floors (approximately 10,000 square feet) rent free for ten years within a facility under construction. In exchange the Company will design and construction the IDC, acquire the equipment (hardware and software), and manage the operation.

In the event of a change in the business conditions within Vietnam; enactment, application or interpretation of any law in Vietnam the effect of which is to nationalize or expropriate or enforce disposal the Company’s assets within Vietnam; or a change in the Company’s contractual relationship with VNNIC the Company could be adversely affected.

Guarantees of Others

FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FAN 45”) requires an initial recognition and measurement of guarantees in which the guarantor obligation represents a liability, as defined. FIN 45 excludes the from recognition guarantees which may be settled in equity shares of the guarantor, at its option, and instead establishes minimum disclosure requirements. The Company evaluated FIN 45 and determined that the Company currently has no guarantees which require recognition of a liability.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share has not been presented because the assumed exercise of the Company’s outstanding options and warrants would be antidilutive during periods of net loss. Diluted net earnings per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Options and/or warrants will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise price of the options and/or warrants. There were options to purchase 7,650,000 shares of common stock and 6,492,945 warrants potentially issuable at April 30, 2007 which were not included in the computation of net loss per share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. The Company is required to make judgments and estimates about the effect of matters that are inherently uncertain. Although, we believe our judgments and estimates are appropriate, actual future results may be different; if different assumptions or conditions were to prevail, the results could be materially different from our reported results.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

2. Summary of Significant Accounting Policies (continued)

Use of Estimates (continued)

On an on-going basis, the Company evaluates our estimates, including, but not limited to, those related to the realizability of fixed assets and long-lived assets, income taxes, stock option and warrant valuation, and accounts receivable. The Company bases our estimates on our limited historical experience and various other assumptions we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources and, where necessary, makes adjustments prospectively.

New Accounting Pronouncements

In December 2007, the Financial FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS 141R"). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent's ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company does not expect that adoption of SAB 108 will have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 158”). This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The Company currently has no such employee plans and does not expect to ever institute such plans. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

2. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FAN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3. Equipment

Equipment at April 30, 2007 and 2006 consisted of the following:

	April 30,	April 30,
	2007	2006
Computer equipment	$25,988	$5,206
Other furniture and equipment	4,550	-
	30,538	5,206
Less accumulated depreciation	4,082	435
Equipment, net	$26,456	$4,771

Depreciation expense charged to operations was $3,647 and $435 for the years ended April 30, 2007 and 2006, respectively.

4. Intangibles assets

On October 16, 2006 the Company acquired the rights to the US trademark “Dot VN” including its logo and certain related domain names for $360,000 in the form of a two year convertible note (see Note 11) from Hi-Tek, Inc. a privately held California corporation (“Hi-Tek Private”), previously a related party (see Note 9). The trademark was determined to have an indefinite useful life and is not amortized, but instead is evaluated for impairment annually and if events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with SFAS.142. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the intangible asset is its new accounting basis. Subsequent reversal of a previously recognized impairment loss is prohibited. The change in the carrying amount of intangible assets is as follows:

April 30,
2007
Balance, beginning of year	$-
Purchased US trademark	360,000
Balance, end of year	$360,000

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

5. Prepaid expenses and other current assets

Prepaid expenses and other current assets at April 30, 2007 and 2006 consisted of the following:

	April 30,	April 30,
	2007	2006
Prepaid expenses	$2,461	$2,517
Deferred debt issuance cost, current	57,411	-
VNNIC Deposit	5,798	453
Miscellaneous receivable	50,000	-
Prepaid expenses and other current assets	$115,670	$2,970

In connection with the issuance of the convertible debentures (see Note 11) the Company capitalized $114,821 in fees paid in association with the issuance of these debt instruments. The fee is amortized on a straight-line basis over the two year term of the debt with $14,353 expenses in the year ended April 30, 2007. Amortization for the years ended April 30, 2008 and 2009 will be $57,410 and $43,058, respectively.

The Company maintains a credit balance with the VNNIC from which it pays the domain name registration and renewal fees. The balance as of April 30, 2007 and 2006 was $5,798 and $453, respectively.

On March 27, 2007, the Company loaned $20,000 to Vietnam Telecommunication and Internet, a joint stock company in Vietnam in exchange for their assistance to establish a Vietnamese subsidiary of the Company. The loan does not accrue interest and has no fixed maturity. On November 29, 2007 the Company established Dot VN, Ltd. as a wholly owned subsidiary in Vietnam as a foreign limited liability company under the laws of Vietnam.

During the year ended April 30, 2007, the Company provided administrative and technical support and office space to Business.VN for an aggregate fee of $2,500 per month. Business.VN, which develops travel related Internet applications focused on the emerging market in the country of Vietnam, is majority owned by Hi-Tek Private. The balance owed the Company as of April 30, 2007 was $30,000.

6. Other noncurrent assets

Other noncurrent assets at April 30, 2007 and 2006 consisted of the following:

	April 30,	April 30,
	2007	2006
Security deposit	$6,800	$-
Deferred debt issuance cost, less current portion	43,058	-
Other noncurrent assets	$49,858	$-

7. Prepaid warrant expenses

The Company has issued warrants for the purchase of shares of the Company’s restricted common stock in connection with raising equity and debt financing and for other professional services (see Note 17). The fair value of warrants issued is determined in accordance with the requirements of SFAS 123R (see Note 17). The Company recognizes these costs on a straight-line basis; (i) detachable warrants issued in connection with debt instruments are recorded as debt discount and are amortized over the life of the debt to interest expense and (ii) warrants issued for services are recorded as a prepaid expense and are amortized over the requisite service period of the award. Changes in the carrying amounts of prepaid service warrants are as follows:

	Financing	Professional	Total
	Services	Services	Warrants
Balance, beginning of year	$-	$-	$-
Warrants issued:	2,830,572	14,744,434	17,575,006
Amortization of warrants	(624,510)	(3,276,541)	(3,901,051)
	2,206,062	11,467,893	13,673,955
Less current portion	985,086	4,914,811	5,899,897
Noncurrent balance, end of year	$1,220,976	$6,553,082	$7,774,058

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

8. Customer Deposits

The Company works with VeriSign and master agents in North Vietnam and South Vietnam who maintain deposits with the Company used for the purchase and renewal of domain names submitted to the Company. The aggregate deferred revenue liability as of April 30, 2007 and 2006 held by the Company was $46,399 and $34,963, respectively.

In the past the Company allowed reservations on domain names that the Company had submitted to VNNIC for approval. The Company held $377,997 in fees for such reservation as of April 30, 2006. As of September, 30, 2006 the Vietnamese Government had released all such reservations and the company is now authorized to make the final approval and release of a domain name at its discretion.

9. Loans from related party

The Company’s historical cash requirements have been funded under a revolving credit arrangement with Hi-Tek Private which previously was a related company (the “Hi-Tek Revolver”). Messer Lee Johnson and Thomas Johnson, the Company’s President and Chief Executive Officer were the Chief Executive Officer and Chief Financial Officer of Hi-Tek Private from October 2003 until their resignation August 8, 2007, respectively; neither held nor currently owns an equity position in Hi-Tek Private.

Starting in April 2002, Hi-Tek Private advanced funds to cover the Company’s operating costs and capital requirements under the Hi-Tek Revolver which accrues interest monthly at 10% per annum with no fixed repayment terms. Hi-Tek Private is under no obligation to advance funds in the future. Changes in the carrying amount of the Hi-Tek Revolver for the years ended April 30, 2007 and 2006 is:

	April 30, 2007	April 30, 2006
Balance at beginning of year	$564,086	$303,510
Funds advanced	1,757,229	796,542
Repayments	(1,371,192)	(577,874)
Interest accrued	74,943	41,908
Balance at end of year	$1,025,066	$564,086

On July 11, 2006, the Company’s wholly owned subsidiary, Hi-Tek Multimedia, Inc. (“HMI”) (f/k/a Dot VN CA) borrowed $330,000 from Hi-Tek Private to provide for the repurchase of Common Stock in connection with the Malers Merger (the “Hi-Tek HMI Loan”). In connection with the Hi-Tek HMI Loan, HMI executed a promissory note due February 12, 2007 in the amount of $396,000 which included interest due on such loan at maturity.

On October 16, 2006 the Company acquired the rights to the US trademark “Dot VN” including its logo from Hi-Tek Private for $360,000 (see Note 4) upon the issuance of a two year convertible note (the “Hi-Tek Trademark Loan”). The Hi-Tek Trademark Loan converts at the option of the holder into shares of the Company’s restricted common stock at $1.00 per share and bears an interest rate of 10% per annum (see Note 11).

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

10. Accrued liabilities

As of April 30, 2007 and 2006, the Company has unpaid salaries and accrued interest owed to officers of $3,837,068 and $2,825,480, respectively. The unpaid salaries bear interest at a rate of 10 percent per annum. As of April 30, 2007 and 2006, accrued interest on the salaries was $775,769 and $444,680, respectively.

The Company had other general accruals of at April 30, 2007 and 2006 of $11,892 and $2,346, respectively.

11. Convertible Notes

As of April 30, 2007, convertible notes consist of the following:

	Issued date	Maturity	Conversion price	Amounts	Debt discount	Accrued interest	Net amount

Convertible Note 1	Oct. 16, 2006	Oct. 16, 2009	$1.00	$360,000	$262,500	$19,883	$117,383
Convertible Notes 2	Feb. 9, 2007	Jan. 31, 2009	$1.00	1,148,212	1,004,686	21,298	164,824
Total				$1,508,212	$1,267,186	$41,181	$282,207

On August 8, 2006, the holder of a convertible note issued by Malers on March 4, 2004 elected to convert the note ($58,500) and accrued interest of $7,207 into restricted shares of the Company’s Common Stock at $0.01 per share in accordance with the terms of the note. The Company issued 6,570,688 shares of its restricted common stock on August 9, 2006

Convertible note 1 for $360,000 was issued on October 16, 2006, converts at the option of the holder into restricted shares of the Company’s Common Stock at $1.00 per share and bears an interest rate of 10% per annum. The note is payable to Hi-Tek Private, a former related party (see Note 9), had accrued interest of $19,883 at April 30, 2007 and is due October 16, 2008 (see Note 4). The beneficial conversion feature was calculated to be $360,000 at the time of issuance in accordance with EITF 00-27; the company recorded this amount as debt discount with a corresponding credit to additional paid in capital. As of April 30, 2007 the unamortized debt discount was $262,500.

Convertible notes 2 are a set of convertible debentures with an aggregate face value of $1,148,212 issued January 31 and February 9, 2007 (the “February Financing”). The convertible debentures bear no interest until July 2007 at which point they accrue 10 % per annum with interest payable monthly. The Company accrues interest at an imputed rate of approximately 8% per annum effective from the date the convertible debentures were issued. The debentures convert at the option of each individual noteholder (the “February Investor”) into restricted shares of the Company’s Common Stock at $1.00 per share; representing a beneficial conversion feature. These notes become due on January, 31, 2009. In addition, the February Investor received a detachable warrant exercisable into restricted shares of the Company’s Common Stock; the number of shares of each warrant is equal to 30% of the note face value for an aggregate of 344,465 shares amount. The detachable warrants have an exercise price of $2.00 per share and a term of five years from the date of issuance. The combine fair value of the beneficial conversion feature and detachable warrants calculated, in accordance with EITF 00-27, is limited to the proceeds of the debt and is allocated between the beneficial conversion feature and detachable warrants as $898,343 and $257,869, respectively. The beneficial conversion feature and detachable warrants are recorded as debt discount with a corresponding credit to additional paid in capital. As of April 30, 2007, the unamortized debt discount was $1,004,686.

The February Financing was funded in conjunction with a like amount of convertible debentures issued concurrently by Spot-On Networks, LLC (“Spot-On”) to the February Investors. The February Financing required that the convertible debentures issued by Spot-On be convertible into common stock of either Spot-On Networks, LLC or the Company, at the option of the February Investors (the “Spot-On Debenture”). Upon the February Investors’ election to convert a Spot-On Debenture into the Company’s common stock the Spot-On Debenture is assigned and transferred into the name of the Company. Future monthly interest payments, at 10% per annum, are paid to the Company and on January 31, 2009, at maturity, the principal of the Spot-On Debenture will be paid to the Company by Spot-On.

Additionally, pursuant to its engagement of Pali Capital, Inc., the Company’s placement agent in the February Financing, the Company paid a cash fee equal to 10% of the aggregate convertible debentures and issued three series of warrants: (i) retainer warrants on January 31, 2007 totaling in the aggregate 250,000 shares exercisable at a per share price of $0.001; (ii) placement warrants A on February 9, 2007 totaling in the aggregate 229,600 shares exercisable at a per share price of $1.00; and (iii) placement warrants B on February 9, 2007 totaling in the aggregate 68,880 shares exercisable at a per share price of $2.00 (collectively the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the date of issuance and will be expensed over the term.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

11. Convertible Notes (continued)

On February 9, 2007, in connection with the February Financing, the Company executed an investor’s registration rights agreement (the “IRRA”) by and between the February Investor participating in the February Financing and the Company. Pursuant to the terms of the IRRA, in connection with the February Financing, the Company is required to file a registration statement on Form S-1 or SB-2 by August 15, 2007 (the “Registration Deadline”) and further required that the registration statement be declared effective 120 from the date of the IRRA filing. In the event that the Registration Deadline is not met, the February Investors shall be entitled to liquidated damages equal to One Percent (1%) of the outstanding convertible debentures issued in the February Financing paid, at the option of the February Investors, in cash or shares of the Company’s common stock (the “Liquidated Damages”) for every thirty (30) day period that the registration statement is not filed. On August 10, 2007, in accordance with the requirements of Section 9 of the IRRA, the Company and certain February Financing Investors representing two-thirds (2/3) of the amount invested executed an amendment to the IRRA whereby (i) the Registration Deadline was extended to September 15, 2007 (the “New Registration Deadline”); (ii) the February Investors received the Liquidated Damages for one month; and (iii) the registration statement must be declared effective within sixty (60) days if there are no comments by the SEC or within in ninety (90) days if SEC comments are received (the “Effectiveness Deadline”). In the event that either the New Registration Deadline or the Effectiveness Deadline is not met, then the February Investors shall be entitled to the Liquidated Damages for every or every thirty (30) day period that the New Registration Deadline or the Effectiveness Deadline are not met.

12. Income taxes

Due to the Company’s net loss position from inception on March 27, 2001 to April 30, 2007, there was no provision for income taxes recorded. The following is a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate:

	Year ended April 30,
	2007	2006
Tax provision (benefit) at statutory rate	(34)%	(34)%
State tax, net of federal benefit	(1)%	(2)%
Permanent differences	6%	-%
Valuation allowance	29%	36%
	-%	-%

The components of net deferred tax assets are as follows:

	April 30,	April 30,
	2007	2006
Deferred tax assets
Net operating loss carryforward	$1,171,365	$664,126
Accrued salaries	1,040,332	809,472
Stock options	4,222,635	-
Other assets	1,904	1,623
	6,436,236	1,475,221
Less valuation allowance	(6,436,236)	(1,475,221)
Other noncurrent assets	$-	$-

As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded at April 30, 2007.

At April 30, 2007, the Company had federal and state net operating loss carryforwards for tax purposes of approximately $2,680,639 and $2,940,587 which may be available to offset future taxable income and which, if not used, begin to expire in 2012 and 2014, respectively. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

13. Major Customer And Segment Information

The Company currently operates solely in one industry segment: the marketing and registration of “.vn” domain names for the government of Vietnam. No one customer accounted for approximately 5% of gross revenues for the year ending April 30, 2007 and 2006. The Company has no operations located outside of the United States at this time. The Company’s revenue is concentrated on the Vietnamese ccTLD “.vn”, creating a risk of concentration associated with the revenue of a single service (see Note 2). The loss of this single service could cause severe damage to the Company’s financial future.

14. Related Party Transactions

On July 11, 2006, the Company’s wholly owned subsidiary, Hi-Tek Multimedia, Inc. (“HMI”) (f/k/a Dot VN CA) borrowed $330,000 from Hi-Tek Private (see Note 9) to provide for the repurchase of Common Stock in connection with the Malers Merger (the “Hi-Tek HMI Loan”). In connection with the Hi-Tek HMI Loan, HMI executed a promissory note due February 12, 2007 in the amount of $396,000 which includes interest due and owing on such loan at maturity (see Note 9).

On August 2, 2006, the Company issued to Thomas Johnson, 4,000,000 shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was $40,000.

On August 3, 2006, the Company issued to Lee Johnson, 4,000,000 shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was $40,000.

On October 16, 2006, the Company entered into an agreement whereby it acquired certain intellectual property from Hi-Tek Private (see Note 9). Included within the assets acquired by the Company are the rights to the trademark “Dot VN” in the United States including its logo and certain related domain names (the “Dot VN US Trademark”). Pursuant to the acquisition of the Dot VN US Trademark, the Company executed a convertible promissory note in the amount of $360,000 (the “Hi-Tek Trademark Loan”). The Hi-Tek Trademark Loan, at the election of the holder, may convert the balance due and owing at the time of conversion into restricted shares of the Company’s Common Stock at a per share price of $1.00 per share. The Hi-Tek Trademark Loan accrues interest at a rate of 10% per annum and is due two years from the date of execution (see Note 11).

Employment Agreements

Dr. Lee Johnson and Mr. Thomas Johnson have entered into employment agreements with the Company, for which the Company has accrued unpaid Salaries.

On July 18, 2006, at the completion of the Malers Merger, Dr. Lee Johnson and Mr. Thomas Johnson were appointed to the Board of Directors of the Company. In addition, Mr. Thomas Johnson was elected to serve as Chairman of the Board of Directors

On October 8, 2006, Mr. Thomas Johnson’s employment agreement was approved by the Board of Directors, making him the Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Johnson shall receive an annual salary of Three Hundred Sixty Thousand Dollars ($360,000) and shall receive stock options totaling in the aggregate 3,600,000 shares; such shares are exercisable, at a per share price of $0.50, into shares of the Company’s common stock (the “TJ Employment Options”). The TJ Employment Options shall vest one third at the date of grant and one third at the end of the first and second year from the date of grant and expire ten years from the date of vesting. Mr. Johnson is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

As CEO, Mr. Thomas Johnson shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. As a director of the Company, he shall serve until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company.

On October 8, 2006, Dr. Lee Johnson’s employment agreement was approved by the Board of Directors., making him the President and Chief Technical Officer. Pursuant to the terms of the employment agreement, Dr. Lee Johnson shall receive an annual salary of Three Hundred Sixty Thousand Dollars ($360,000) and shall receive stock options totaling in the aggregate 3,600,000 shares and are exercisable, at a per share price of $0.50, into shares of the Company’s common stock (the “LJ Employment Options”). The LJ Employment Options shall vest one third at the date of grant and one third at the end of the first and second year from the date of grant and expire ten years from the date of vesting. Dr. Johnson is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

As President and Chief Technical Officer, Dr. Lee Johnson shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. As a director of the Company, he shall serve until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

14. Related Party Transactions (continued)

As stated previously, the above referenced employment agreements contained an aggregate of 7,200,000 stock options, of which an aggregate 2,400,000 have vested and none are exercised. As the September 2006 employment agreements provided for the options to be purchased at below the Company’s market price on the date of grant, the Company has recorded Option bonuses relating to these options of $11,698,609 in accordance with SFAS 123R (see Note 17).

15. Office Lease

The Company leases its corporate office facilities under a twenty-five month lease starting August 1, 2006; previously the company leased the same space under a $4,565 per month sublease. The Company's base rent is $6,611 through August, 2007 and $6,800 through the term of the lease. Office rent was $71,628 and $18,260 for the period ending April 30, 2007 and 2006, respectively.

Future minimum lease payments are as follows:

Operating
Lease
2008	$80,840
2009	27,199
Total minimum lease payments	$108,039

16. Significant Agreements

Domain Name Registration

On January 3, 2006, the Company, through its wholly owned subsidiary HMI, signed a new contract with the VNNIC to register and promote the Vietnamese ccTLD, .vn, online (the “Domain Registrar Agreement”). In accordance with such agreement, the Company shall promote, register and manage third level domain registrations as well as top level domain names and collect fees associated with the registration and management of such domain names. As additional compensation, the Company shall be entitled to commissions associated with the number of domains registered on an annual basis. The Domain Registrar Agreement has no fixed term and shall continue in effect until the earlier of: (i) termination or (ii) breach by either party.

The Company for the years ending April 30, 2007 and 2006 had gross revenue under the Domain Registrar Agreement of $985,279 and 246,301, which included commissions related to the number of domains registered of $77,645 and $16,531, respectively.

Vietnam Office Administration and Marketing

On March 11, 2005, HMI, a wholly owned subsidiary of the Company, executed a management agreement with Công ty Cổ phần Thương mại Quốc Tế Việt Nam, a company organized under the laws of Vietnam in the City of Hanoi (“Công-ty”) to serve as the primary reseller agent for the region of North Vietnam with a term of three years. Pursuant to the management agreement Công-ty shall, as an agent for the Company (i) market and promote the Company’s services; (ii) increase the reseller network in Vietnam under the management of Công-ty; (iii) perform all necessary documentation to register domain names; (iv) collect fees; and (iv) provide any other required assistance. The Công-ty management agreement further provides that Công-ty shall be entitled to the following monthly fees: (a) $2,500.00 for administration; and (b) $1,000 for marketing and promotion of domain names.

On March 11, 2005, HMI, a wholly owned subsidiary of the Company, executed a management agreement with Business.com.VN, a company organized under the laws of Vietnam in the City of Ho Chi Minh (“BCVN”) to serve as the primary reseller agent for the region of South Vietnam with a term of three years. Pursuant to the management agreement BCVN shall, as an agent for the Company (i) market and promote the Company’s services; (ii) increase the reseller network in Vietnam under the management of BCVN; (iii) perform all necessary documentation to register domain names; (iv) collect fees; and (iv) provide any other required assistance. The BCVN management agreement further provides that BCVN shall be entitled to the following monthly fees: a) $2,500.00 for administration; and (b) $1,000 for marketing and promotion of domain names.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

17. Warrants, Options and Stock Based Compensation

On July 18, 2006, the Company issued two warrants exercisable into an aggregate of 500,000 restricted shares of the Company’s Common Stock with an estimated fair value of $1,396,572 to Sausalito Capital Partners, LLC with such terms as follows; (i) one warrant, with a two year term, exercisable into 250,000 shares at exercise price of $2.00 per share; and (ii) one warrant, with a two year term, exercisable into 250,000 shares at exercise price of $3.00 per share. The value of the warrants will be expensed over the two year term of the warrant; the unamortized balance at April 30, 2007 was $843,762. As of April 30, 2007, no warrants were exercised.

The fair value of these warrants was estimated at the date of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 247.4%; risk-free interest rate of 5.19%; expected life of two years; and a closing market price of $3.00. The warrant holder received piggy-back registration rights if the Company was to file a Form S-1 or SB-2 during the term of the warrants.

On September 1, 2006, the Company issued two warrants exercisable into an aggregate of 5,100,000 restricted shares of the Company’s Common Stock with an estimated fair value of $14,744,435 in exchange for a like number of five cent warrants that would expire on December 31, 2006. The warrants have a three year term and an exercise price of $2.00 per share. The fair value of the warrants will be expensed over the three year term of the warrants; the unamortized balance at April 30, 2007 was $11,467,894. As of April 30, 2007, no warrants were exercised.

The fair value of these warrants was estimated at the date of the grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 228.3%; risk-free interest rate of 4.70%; expected life of three years; and a closing market price of $3.00.

During October 2006, the Company issued options to purchase an aggregate of 7,650,000 restricted shares of the Company’s Common Stock with an estimated fair value of $19,871,666 to three officers (see Note 14) and an employee. The options have an exercise price of $0.50 per share, vest one third at the date of grant and one third at the end of the first and second year from the date of grant and expire ten years from the date of vesting. As of April 30, 2007, 2,550,000 options have vested and no options were exercised. Compensation cost, using the graded vesting attribute method in accordance with SFAS 123R, is recognized over the requisite service period during which each tranche (one third) of shares is earned (zero, one, and two years). The value of each tranche is amortized on a straight-line basis; $12,419,516 was expensed in the year ended April 30, 2007. Amortization for the years ended April 30, 2008 and 2009 will be $6,072,102 and $1,380,048, respectively.

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 220.6%; risk-free interest rate of 4.70%; expected life of ten years; and a closing market price of $2.60.

In connection with the February Financing (see Note 11), the Company issued detachable warrants to the investors exercisable into an aggregate 344,465 shares of the Company’s restricted common stock at a per share price of $2.00, with an estimated fair value of $892,740. The warrants have a term of five years from the date of issuance. The combined fair value of the warrants and the associated beneficial conversation feature of the Convertible Debentures are limited to the proceeds of the debt; $257,869 was allocated to the warrants. These warrants have been recorded as a discount against the Convertible Debentures and will be amortized to interest expense over the term of the debt (generally two years) or upon conversion of the debt; the unamortized balance at April 30, 2007 was $225,636. As of April 30, 2007, no warrants were exercised.

Additionally, pursuant to its engagement of Pali Capital, Inc., the Company’s placement agent in the February Financing, the Company issued three series of warrants: (i) retainer warrants on January 31, 2007 totaling in the aggregate 250,000 restricted shares exercisable at a per share price of $0.001, with an estimated fair value of $712,402; (ii) placement warrants A on February 9, 2007 totaling in the aggregate 229,600 restricted shares exercisable at a per share price of $1.00, with an estimated fair value of $556,871; and (iii) placement warrants B on February 9, 2007 totaling in the aggregate 68,880 restricted shares exercisable at a per share price of $2.00, with an estimated fair value of $164,728 (collectively the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the date of issuance and will be expensed over the term; the unamortized balance at April 30, 2007 was $1,362,300. As of April 30, 2007, no warrants were exercised. In addition, the Company agreed to register the shares associated with the Placement Agent Warrants in the registration statement required in connection with the February Financing (see Note 11).

The fair value of these options was estimated at January 31 and February 9, 2007 (the dates of grant) using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 191.7% and 171.7%; risk-free interest rate of 4.82% and 4.78%; expected life of five years; and a closing market price of $2.85 and $2.50; respectively.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

17. Warrants, Options and Stock Based Compensation (continued)

A summary of the Company’s stock options as of April 30, 2007 and 2006 and changes during the periods is as follows:

	Year ended April 30,
	2007		2006
	Options	Weighted average exercise price	Options	Weighted average exercise price
Outstanding at the beginning of the period	-	$-	-	$-
Granted	7,650,000	0.500	-	-
Exercised	-		-	-
Cancelled		-	-	-
Outstanding at the end of the period	7,650,000	$0.500	-	$-

Vested at the end of the period	2,550,000		-
Exercisable at the end of period	2,550,000		-
Weighted average fair value per option of options granted during the period		$2.598		$-

The following table summarizes information regarding employee stock options outstanding at April 30, 2007:

	Options Outstanding			Options Exercisable
Exercise prices	Number Outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.500	7,650,000	10.7	$0.500	2,550,000	$0.500
	7,650,000	10.7	$0.500	2,550,000	$0.500

A summary of the Company’s warrants as of April 30, 2007 and 2006 and changes during the periods is as follows:

	Year ended April 30,
	2007		2006
	Warrants	Weighted average exercise price	Warrants	Weighted average exercise price
Outstanding at the beginning of the period	-	$-	-	$-
Granted	6,492,945	1.926	-	-
Exercised	-		-	-
Cancelled		-	-	-
Outstanding at the end of the period	6,492,945	$1.926	-	$-

Vest and exercisable at the end of period	6,492,945		-
Weighted average fair value per option of warrants granted during the period		$2.747		$-

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

17. Warrants, Options and Stock Based Compensation (continued)

The following table summarizes information regarding stock purchase warrants outstanding at April 30, 2007:

	Warrants Outstanding			Warrants Exercisable
Exercise prices	Number Outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.001	250,000	4.75	$0.001	250,000	$0.001
$1.000	229,600	4.75	$1.000	229,600	$1.000
$2.000	5,763,345	2.46	$2.000	5,763,345	$2.000
$3.000	250,000	1.25	$3.000	250,000	$3.000
	6,492,945	2.58	$1.926	6,492,945	$1.926

18. Going Concern

To date the Company has had limited revenues due to the early stage of its efforts to transition into the marketing of its Internet resources. Consequently, the Company has incurred recurring losses from operations. These factors, as well as the risks associated with raising capital through the issuance of equity and/or debt securities creates uncertainty as to the Company’s ability to continue as a going concern.

The Company’s plans to address its going concern issues include:

·
Increasing revenues of its services, specifically its domain names sales, through the development and deployment of an application program interface which the Company anticipates will increase its reseller network and international distribution channels and through direct marketing to existing customers both online, via e-mail and direct mailings

·	Completion and Operation of the IDCs and revenue derived from the IDC services; and

·	Raising capital through the sale of debt and/or equity securities.

There can be no assurance that the Company will be successful in its efforts to increase revenues, issue debt and/or equity securities for cash or as payment for outstanding obligations. Capital raising efforts may be influenced by factors outside of the control of the Company, including, but not limited to, capital market conditions.

The Company is in various stages of finalizing implementation strategies on a number of services and is actively attempting to market its services nationally in Vietnam. As a result of capital constraints it is uncertain when it will be able to deploy the application program interface or complete construction of the Internet data centers.

19. Stock Issuances

On September 21, 2005 the Company issued 500,000 restricted shares of the Company’s Common Stock to one sophisticated purchaser at $0.05 for consulting fees in the amount of $25,000.

On February 7, 2006 the Company issued 700,000 restricted shares of the Company’s Common Stock to one sophisticated purchaser at $0.05 for consulting fees in the amount of $35,000.

On April 11, 2006 the Company issued 230,000 restricted shares of the Company’s Common Stock to eight sophisticated purchasers at $0.50 cash consideration of $115,000.

On April 26, 2006 the Company issued 123,500 restricted shares of the Company’s Common Stock to eight sophisticated purchasers at $1.00 for cash consideration of $123,500.

On May 25, 2006 the Company issued 85,000 restricted shares of the Company’s Common Stock to one individual and one employee, both sophisticated purchasers, at $1.50 for cash consideration of $127,500.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

19. Stock Issuances (continued)

On June 2, 2006 the Company issued 81,500 restricted shares of the Company’s Common Stock to four sophisticated purchaser at $1.50 for cash consideration of $122,250.

On June 23, 2006 the Company issued 20,000 restricted shares of the Company’s Common Stock to one sophisticated purchaser at $0.50 for cash consideration of $10,000.

On July 17, 2006 in connection with the Malers, Inc. merger recapitalization the Company canceled 2,724,492 shares.

On July 19, 2006 the Company issued 8,250 restricted shares of the Company’s Common Stock to one sophisticated purchaser at $2.00 for cash consideration of $16,500.

On August 2, 2006, the Company issued to Thomas Johnson, 4,000,000 restricted shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was $40,000.

On August 3, 2006, the Company issued to Lee Johnson, 4,000,000 restricted shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was $40,000.

On August 9, 2006, the Company issued shares in connection with the conversion of a convertible promissory note, held by a creditor (sophisticated purchaser) of the Company’s predecessor entity, Malers. The amount due and owing under the convertible promissory note, including interest, as of the date of conversion was $65,706.88. Pursuant to the terms of the note, issued March 4, 2004, the outstanding balance could be converted into shares of the Company’s common stock at a conversion price of $0.01 per share. Accordingly, the Company issued 6,570,688 restricted shares of the Company’s Common Stock in accordance with the request of the holder of the convertible promissory note.

On September 27, 2006, in consideration for the execution of Non-Disclosure and Invention Assignment Agreements, nine employees of the Company, each a sophisticated purchaser, received 3,000 restricted shares of the Company’s Common Stock for an aggregate issuance to such employees of 27,000 shares valued at the market closing price and recorded as employee bonuses totaling $94,500

On October 12, 2006, pursuant to an employment agreement, the Company issued to Louis P. Huynh, 60,000 restricted shares of the Company’s Common Stock valued at the market closing price. In addition, the Company issued an aggregate of 53,000 restricted shares of the Company’s Common Stock to seven employees valued at the market closing price. The aggregate of 113,000 shares were issued to sophisticated purchasers and was recorded as employee bonuses totaling $293,800.

On November 21, 2006, pursuant to the terms of a consulting agreement, the Company issued to Gary Shehorn, a sophisticated purchaser, 5,000 restricted shares of the Company’s Common Stock for services valued at the market closing price and recorded as $13,500 in consulting fees.

On January 9, 2007, the Company issued to a one employee, a sophisticated purchaser, 1,500 restricted shares of the Company’s Common Stock valued at the market closing price and recorded as a $4,275 bonus.

On April 20, 2007, in connection with his appointment to the Company’s strategic advisory board and his attendance for meetings, the Company issued to Dr. Mai Liem Truc, a sophisticated purchaser, 6,000 restricted shares of the Company’s Common Stock valued at the market closing price and recorded as $17,940 in consulting fee.

20. Stockholders’ Equity

The stockholders’ equity section of the Company contains the following classes of capital stock as of April 30, 2007:

Common stock, $0.001 par value: 250,000,000 shares authorized: 26,118,496 shares issued and outstanding.

The Company has authorized 50,000,000 shares of preferred stock in one or more series with such rights and privileges as the Board of Directors may, from to time, determine. Under this provision, the Board of Directors has the right, as provided by our Articles of Incorporation to designate and issue up to 50,000,000 shares of our authorized preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. There are 120,000 shares designated as Series A Convertible Preferred Stock with a $10.00 stated value, a liquidation preference equal to the stated value, a conversion ratio into Common Stock of 1 for 150, and automatically convert immediately prior to the filing of a registration statement on Form SB-2 or S-1. There were no shares issued and outstanding at April 30, 2007.

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

21. Subsequent Events

On May 1, 2007, the Company received a loan from Hi-Tek Private, for $600,000. In connection with the receipt of such loan Dot VN executed a promissory note with a term of six months. The note shall accrue interest at a rate of 10% per annum from the date execution.

On May 1, 2007, the Company executed an agreement with Cerelink, Inc., a Delaware corporation, to provide the technical design for an Internet data center to be deployed in Hanoi, Vietnam. The anticipated budget for the design is approximately Eight Hundred and Fifty Thousand Dollars ($850,000).

On June 29, 2007, the Company entered into an agreement whereby it acquired certain intellectual property from Business.com.VN, Co. Ltd. (the “Business.com.vn Agreement”). Included within the assets acquired by the Company are the rights to the trademark “Dot VN” in the Country of Vietnam (the “Vietnamese Trademark”). Pursuant to the acquisition of the Vietnamese Trademark, the Company executed a promissory note in the amount of $100,000 (the “Business.com.vn Note”). The Business.com.vn Note accrues no interest, is due one year from the date of execution, and accrues interest at 8% per annum after the due date. The Business.com.vn Note was recorded at its present value based on an 8% interest rate assumption. In addition to the promissory note, the Company issued 285,000 shares to the Business.com.vn pursuant to the terms of the Business.com.vn Agreement. The aggregate consideration of $662,336 was recorded as an indefinite lived intangible asset.

On August 1, 2007, the Company executed a convertible note with Mr. Thomas Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007 (the “TJ Note”). The TJ Note has a term of one year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted into restricted shares of the Company’s Common Stock at a per share price of $1.43 per share.

On August 1, 2007, the Company executed a convertible note with Dr. Lee Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007 (the “LJ Note”). The LJ Note has a term of one year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted into restricted shares of the Company’s Common Stock at a per share price of $1.43 per share.

On August 7, 2007, the Company issued to Thomas Johnson a total of 116,667 restricted shares of the Company’s Common Stock as a bonus in accordance with the terms of his employment agreement valued at the market closing price ($210,000).

On August 7, 2007, the Company issued to Lee Johnson a total of 116,667 restricted shares of the Company’s Common Stock as a bonus in accordance with the terms of his employment agreement valued at the market closing price ($210,000).

On August 7, 2007, the Company issued to Anh Ngoc Ung, Dot VN’s Vice President of Operations and Business Development - Asia, 5,834 shares of the Company’s restricted common stock as a performance bonus valued at the market closing price ($10,500).

On August 7, 2007, Mr. Louis P. Huynh’s employment agreement was approved by the Board of Directors, making him the General Counsel and Corporate Secretary. Pursuant to the terms of the employment agreement, Mr. Huynh shall receive an annual salary of One Hundred Twenty Thousand Dollars ($120,000) and shall receive stock options totaling in the aggregate 200,000 shares; such shares are exercisable, at a per share price of $1.80, into shares of the Company’s common stock (the “Huynh Employment Options”). The Huynh Employment Options shall vest at a rate of 66,666 on October 9, 2007 2008 and 2009, respectively and have a term of ten years from the date of vesting. In addition to the Huynh Employment Options, Mr. Huynh was granted 19,445 restricted shares of the Company’s Common Stock pursuant to the terms of his employment agreement valued at the market closing price (35,001). Mr. Huynh is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

As General Counsel and Corporate Secretary, Mr. Huynh shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. As a director of the Company, he shall serve until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company. Mr. Huynh also currently serves as a member of the Company’s board of directors.

On August 7, 2007, Mr. Jon Hollmann’s employment agreement was approved by the Board of Directors, making him the Company’s Contracts Manager. Pursuant to the terms of the employment agreement, Mr. Hollmann shall receive an annual salary of Forty Eight Thousand Dollars ($48,000) and shall receive stock options totaling in the aggregate 150,000 shares; such shares are exercisable, at a per share price of $1.80, into shares of the Company’s common stock (the “Hollmann Employment Options”). The Hollmann Employment Options shall vest at a rate of 50,000 on October 9, 2007, 2008, and 2009, respectively and have a term of ten years from the date of vesting. In addition to the Hollmann Employment Options, Mr. Hollmann was granted 30,000 restricted shares of the Company’s Common Stock pursuant to the terms of his employment agreement valued at the market close ($54,000).

Dot VN, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
As of April 30, 2007

21. Subsequent Events (continued)

On September 14, 2007, the Company received a loan from Vina Mex Capital, a California limited liability company, for $700,000. In connection with the receipt of such loan Dot VN executed a promissory note with a term of two months. The note shall accrue interest at a rate of 10% per annum from the date execution.

On September 18, 2007, the Company executed an investor relations agreement (the “IR Agreement”) with IR.VN, LLC (“IRVN”) pursuant to which the Company will pay IRVN the sum of Ten Thousand Dollars ($10,000) per month and issue to IRVN, an option to purchase 200,000 shares of the Company’s restricted common stock at a per share price of $2.00 per share. Additionally, pursuant to the terms of the IR Agreement the Company issued to IRVN 50,000 shares of the Company’s restricted common stock upon execution of the IR Agreement.

On November 29, 2007, the Company established Dot VN, Ltd, a wholly owned subsidiary, as a 100% foreign owned limited liability company under the laws of Vietnam to support the expansion of its business within the country of Vietnam.

On October 8, 2007, Mr. Michael T. Weller’s employment agreement was approved by the Board of Directors, making him the Chief Information Officer and Executive Vice President of Internet Data Center Management. Pursuant to the terms of the employment agreement, Mr. Weller shall receive an annual salary of One Hundred Eighty Thousand Dollars ($180,000) and shall receive stock options totaling in the aggregate 150,000 shares; such shares are exercisable, at a per share price of $1.80, into shares of the Company’s common stock (the “Weller Employment Options”). The Weller Employment Options shall vest at a rate of 50,000 on October 15, 2008, 2009, and 2010, respectively and have a term of ten years from the date of vesting. In addition to the Weller Employment Options, Mr. Weller was granted 25,000 restricted shares of the Company’s Common Stock pursuant to the terms of his employment agreement valued at the market close ($53,750). Mr. Weller is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

On October 5, 2007, the Company executed an advisory agreement (the “Advisory Agreement”) with a consultant. Pursuant to such agreement, consultant shall attempt to effect a financing transaction for the Company (a “Transaction”) Dot VN shall pay a commencement fee of Five Thousand Dollars ($5,000) to consultant and will pay a monthly retainer fee of Twenty Thousand Dollars ($20,000) such fee to be paid as follows: (i) the Company shall pay consultant a non-refundable sum of $5,000 per month; and (ii) $15,000 per month shall be deferred by consultant until the Company initiates a Transaction (the “Deferred Fees”) at which time consultant may elect to either (x) convert the Deferred Fees plus an amount equal to 10% of the Deferred Fees (for an aggregate amount of 110% of the Deferred Fees) into an investment in the Transaction on the terms and conditions thereof; or (y) receive an amount in cash equal to 110% of the Deferred Fees upon the closing and receipt of funds pursuant to any Transaction. Further, consultant shall be entitled to $5,000 upon closing and receipt of funds pursuant to any Transaction. At the close of any Transaction, consultant shall be entitled to a success fee equal to 3% of the total value of any Transaction, such success fee to be paid as follows: (i) half of the Success Fee (1.5% of the total value of any Transaction closed) shall be paid in cash; and (ii) half of the Success Fee (1.5% of the total value of any Transaction closed) shall be paid in restricted shares of common stock of the Company at a per share price equal to the terms of the Transaction completed, or (iii) at the election of consultant, the entire success fee may be paid in restricted shares of common stock of the Company at a per share price equal to the terms of the Transaction completed. Further, consultant shall be entitled to an warrant of 5% of the value of the consummated Transaction, with an exercise price equivalent to the per share value of the consummated Transaction and. The term of the Advisory Agreement is twelve (12) months.

On January 23, 2008 the Company’s a wholly owned foreign subsidiary, Dot VN, Ltd., executed a Business Cooperation Agreement with Quang Trung Software City Development Company, with a term of twenty years (the “QTSC Agreement”). Pursuant to the QTSC Agreement, Dot VN, Ltd. shall undertake to design, build and operate an IDC in the Quang Trung Software City, 100% Stated-owned (Vietnamese government) enterprise, (“QTSC”) telecommunications building in Ho Chi Minh City (the “QTSC IDC”) and further provides that Dot VN, Ltd. shall be responsible for the day to day operations of the QTSC IDC and shall be empowered to appoint a management team. With respect to the QTSC IDC project, both parties to the QTSC Agreement shall contribute investment capital which shall include, but not be limited to, cash, equipment, land use rights and such other resources deemed appropriate by the parties, in accordance with the following ratio: (i) Dot VN, Ltd. to invest 80% of the capital; and (ii) QTSC to invest 20% of the capital (the “Initial Investment Ratio”). Upon completion of the QTSC IDC construction, both QTSC and Dot VN, Ltd. shall review all costs, contributions and payments made in connection with the QTSC Agreement and the Initial Investment Ratio shall be adjusted, as defined, to conform to such actual expenditures (the “Final Investment Ratio”). QTSC and Dot VN, Ltd. shall be entitled to a distribution of Net Revenues in accordance with the Final Investment Ratio.

Dot VN, INC. AND SUBSIDIARY

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and the instructions for Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all information and footnote disclosures necessary for a complete presentation of the financial position, results of operations, cash flows, and stockholders equity in conformity with generally accepted accounting principles. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

The unaudited condensed consolidated balance sheet of the Company as of October 31, 2007, and the related consolidated balance sheet of the Company as of April 30, 2007, which is derived from the Company's audited consolidated financial statements, the unaudited condensed consolidated statement of operations and cash flows for the six months ended October 31, 2007 and October 31, 2006 and the condensed consolidated statement of stockholders equity for the period of April 30, 2006 to October 31, 2007 are included in this document. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in this filing.

Operating results for the quarter and six months ended October 31, 2007 are not necessarily indicative of the results that can be expected for the year ending April 30, 2008.

Chang G. Park, CPA, Ph. D.
· 371 E STREET · CHULA VISTA · CALIFORNIA 91910-2615 ·
· TELEPHONE (858)722-5953 · FAX (858) 761-0341 · FAX (858) 764-5480
· E-MAIL changgpark@gmail.com ·nm

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Dot VN, Inc. and Subsidiary
9449 Balboa Avenue, Suite 114
San Diego, CA 92123

We have reviewed the accompanying condensed consolidated balance sheet of Dot VN, Inc. and subsidiary (the “Company”) as of October 31, 2007, and the related condensed consolidated statements of operation, changes in stockholders’ equity (deficit) and cash flows for the three months and six months ended October 31, 2007 and 2006. These condensed consolidated financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the condensed consolidated financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park, CPA

Chang G. Park, CPA

March 5, 2008

Chula Vista, CA 91910

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

Dot VN, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets

	October 31,	April 30,
	2007	2007
	(unaudited)
ASSETS
Current assets:
Cash	$674,732	$329,151
Accounts receivable	49,347	96,819
Prepaid warrant expense, current	5,876,340	5,899,897
Prepaid expenses and other current assets	190,188	115,670
Total current assets	6,790,607	6,441,537

Equipment, net	25,725	26,456
Internet data center	572,500	-
Intangible assets	1,022,336	360,000
Prepaid warrant expense, less current portion	5,027,776	7,774,058
Note Receivable	7,500	-
Other noncurrent assets	21,153	49,858
Total assets	$13,467,597	$14,651,909

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,131	$34,178
Customer deposits	56,330	46,399
Due to related party, net of $1,084,945 discount	4,671,439	1,025,066
Short-term debt, net of $26,573 discount	777,660	-
Accrued liabilities	338,164	3,848,960
Total current liabilities	5,887,724	4,954,603

Long-term liabilities:
Convertible notes, net of $717,633 discounts	461,133	164,824
Convertible note with related party, net of $172,500 discount	226,940	117,383
Total long-term liabilities	688,073	282,207
Total liabilities	6,575,797	5,236,810

Commitments and Contingencies

Shareholders' equity:
Preferred stock: 50,000,000 shares authorized of $0.001 par value; 120,000 shares
designated Series A, $10.00 stated value; 0 issued and outstanding as of	-	-
October 31, 2007 and April 30, 2007
Common stock; ; 250,000,000 shares authorized of $0.001 par value; 26,822,210 and
26,118,496 shares issued and outstanding as of October 31, 2007 and April 30, 2007	26,822	26,118
Additional paid-in capital	40,412,684	32,340,895
Accumulated deficit	(33,547,706)	(22,951,914)
Total shareholders' equity	6,891,800	9,415,099
Total liabilities and shareholders' equity	$13,467,597	$14,651,909

The accompanying notes are an integral part of these condensed consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended October 31,
	2007	2006

Revenues	$255,931	$390,504
Cost of revenues	117,213	153,199
Gross profit	138,718	237,305

General and administrative expenses:
Consulting fees	1,519,915	694,940
Depreciation and amortization	1,559	43
Marketing and promotion	6,030	8,130
Office rent	19,311	20,200
Professional fees	67,062	23,998
Option bonus	2,332,643	7,451,473
General & administrative expenses	1,072,075	814,114
Total general and administrative expenses	5,018,595	9,012,898

(Loss) from operations	(4,879,877)	(8,775,593)

Other income (expenses)
Interest income	3,611	110
Finance expenses	(292,858)	(174,572)
Interest expense	(700,328)	(127,280)
Total other income (expenses)	(989,575)	(301,742)

Net loss	$(5,869,452)	$(9,077,335)

Loss per common share:
Basic and diluted	$(0.22)	$(0.36)

Weighted average common shares outstanding:
Basic and diluted	26,742,718	25,182,613

The accompanying notes are an integral part of these condensed consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Operations (Unaudited)

	Six Months Ended October 31,
	2007	2006

Revenues	$544,248	$691,016
Cost of revenues	219,053	247,432
Gross profit	325,195	443,584

General and administrative expenses:
Consulting fees	2,855,976	876,275
Depreciation and amortization	3,086	260
Marketing and promotion	12,060	20,994
Office rent	38,622	33,006
Professional fees	70,500	140,068
Option bonus	4,816,664	7,451,473
General & administrative expenses	1,513,113	1,117,287
Total general and administrative expenses	9,310,021	9,639,363

(Loss) from operations	(8,984,826)	(9,195,779)

Other income (expenses)
Interest income	8,413	304
Finance expenses	(585,716)	(203,667)
Interest expense	(1,033,663)	(223,598)
Total other income (expenses)	(1,610,966)	(426,961)

Net loss	$(10,595,792)	$(9,622,740)

Loss per common share:
Basic and diluted	$(0.40)	$(0.49)

Weighted average common shares outstanding:
Basic and diluted	26,485,436	19,485,071

The accompanying notes are an integral part of these condensed consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Changes in Stockholders' Equity (Unaudited)

		Common	Additional
	Common	Stock	Paid-in	Accumulated
	Stock	Amount	Capital	Deficit	Total
Balance, April 30, 2006	14,052,500	$14,053	$410,447	$(4,175,748)	$(3,751,248)

Share issued for cash	194,750	195	276,055	-	276,250

Shares issued for conversion of convertible note and interest	6,570,688	6,571	59,136	-	65,707

Shares issued for debt payment	8,000,000	8,000	72,000	-	80,000

Shares issued to employees	141,500	141	392,434	-	392,575

Shares issued for services	11,000	11	31,429	-	31,440

Discount on convertible debentures	-	-	1,250,343	-	1,250,343

Detachable warrants issued with convertible debentures	-	-	257,869	-	257,869

Warrants issued for services	-	-	17,575,007	-	17,575,007

Options issued	-	-	12,419,516	-	12,419,516

Recapitalization	(2,724,492)	(2,725)	(62,784)	-	(65,509)

Retirement of stock for cash	(127,450)	(128)	(340,557)	-	(340,685)

Net loss, April 30, 2007	-	-	-	(18,776,166)	(18,776,166)

Balance, April 30, 2007	26,118,496	$26,118	$32,340,895	$(22,951,914)	$9,415,099

Shares issued to employees	342,613	343	630,200	-	630,543

Shares issued for services	62,500	63	103,200	-	103,263

Shares issued for intangible asset	285,000	285	569,715	-	570,000

Shares issued under investor’s registration rights agreement	6,101	6	12,196	-	12,202

Shares issued for warrant exercise	7,500	7	7,493	-	7,500

Discount on convertible notes	-	-	1,486,454	-	1,486,454

Warrants issued for services	-	-	445,867	-	445,867

Options issued	-	-	4,816,664	-	4,816,664

Net loss, six months ended October 31, 2007	-	-	-	(10,595,792)	(10,595,792)

Balance, October 31, 2007	26,822,210	$26,822	$40,412,684	$(33,547,706)	$6,891,800

The accompanying notes are an integral part of these condensed consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended October 31,
	2007	2006

Cash flows from operating activities:
Net loss	$(10,595,792)	$(9,622,740)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	3,086	260
Accrued interest	309,119	216,099
Amortization of finance warrants	492,543	203,666
Amortization of service warrants	2,723,164	819,135
Amortization of debt discounts	751,988	7,500
Stock issued to convertible debentures holders for liquidating damages	12,202	-
Stock options expensed	4,816,664	7,451,473
Stock issued to employees	630,544	388,300
Stock issued for services	103,263	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	47,472	(38,038)
(Increase) decrease in prepaid expenses and other current assets	(74,518)	(24,500)
(Increase) decrease in other noncurrent assets	28,705	(6,800)
Increase (decrease) in accounts payable	9,952	211,154
Increase (decrease) in customer deposits	9,932	(376,828)
Increase (decrease) in accrued liabilities	363,105	348,534
Net cash (used in) operating activities	(368,571)	(422,785)

Cash flows from investing activities:
Purchase of equipment	(2,356)	(17,434)
Internet data center design services	(572,500)	-
Net cash (used in) investing activities	(574,856)	(17,434)

Cash flows from financing activities:
Proceeds from term note	700,000	-
Advances from related parties	607,460	715,824
Repayment to related parties	(18,452)	(299,570)
Proceeds from stock issuances	-	276,250
Retirement of stock for cash	-	(340,685)
Net cash provided by financing activities	1,289,008	351,819

Net increase (decrease) in cash	345,581	(88,400)
Cash, beginning of the period	329,151	148,900
Cash, end of the period	$674,732	$60,500

The accompanying notes are an integral part of these condensed consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows (Unaudited) (continued)

	For the Six Months Ended October 31,
	2007	2006
Non-cash investing and financing activities:
Common stock issued for intangible asset	$570,000	$-
Convertible note issued for intangible asset	$92,336	$-
Common stock issued in exchange for convertible note		$$65,707
Common stock issued to employees	$630,543	$388,300
Common stock issued for services	$103,262	$-
Common stock issued for note receivable	$7,500	$-
Common stock issued to convertible debentures holders for liquidating damages	$12,202	$-
Common stock issued in exchange for debt	$-	$80,000

Supplemental cash flow disclosure:
Interest paid	$37,023	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

1. Condensed Consolidated Financial Statements

The accompanying October 31, 2007 condensed consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at October 31, 2007 and 2006 and for all periods presented have been made. Certain information and Footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto provided for the Company's April 30, 2007 audited consolidated financial statements. The results of operations for periods ended October 31, 2007 and 2006 are not necessarily indicative of the operating results for the full years.

2. Organization

The Company

Dot VN, Inc., its predecessors, and its subsidiary (the “Company” or “Dot VN”), is an Internet and telecommunications company focused on the Vietnamese market. The Company intends to apply the benefits of best of breed technology through strategic partnerships to deploy hardware, software and wireless solutions in Vietnam. In order to maximize the benefits the Company can derive from the technology, the Company also intends:

·	to drive growth in registrations of the Vietnamese ccTLD .vn;

·	to build and operate Internet data centers in major city centers in Vietnam; and

·	to identify, deploy and commercialize best of breed technologies in Vietnam.

Dot VN has signed agreements with the Vietnamese Internet Network Information Center (“VNNIC”) to serve as the only domain name registrar empowered to approve domain names, in real time, online which provides Dot VN with a competitive advantage vis-à-vis other domain name registrars. In addition to its domain registration business, Dot VN is currently in the process of designing an Internet data center (“IDC” in the singular or “IDCs” in the plural) which will serve as an internal data and telecommunications network within the country of Vietnam. The data centers will provide hosting, collocation, and disaster recovery services as well as serve as the basic infrastructure for additional Internet and data technologies such as wireless broad brand connectivity, distance e-learning and e-government projects. The Company has secured an agreement with Quang Trung Software City Development Company, a 100% State-owned (Vietnamese government) enterprise, (“QTSC”) to develop an IDC in Ho Chi Minh City, Vietnam located in the QTSC telecommunications building and intends to execute a material definitive agreement based on the current procedural agreement with VNNIC to build an IDC in Hanoi, Vietnam, located in the VNNIC building, both are anticipated to occur in the near term. In addition, the Company intends to develop additional data centers in Da Nang City, Vietnam and the rest of the Country of Vietnam in the mid to long term. Dot VN will continue to explore and test, and analyze, new and best of breed technology for deployment in Vietnam.

Reverse Merger

Malers, Inc. was incorporated in the State of Delaware on May 27, 1998, under the name Trincomali Ltd. (“Trincomali”). Over the course of its history, Trincomali underwent additional name changes until being renamed Malers, Inc. (“Malers”) on April 28, 2005. On June 19, 2006, Malers affected a 1 for 2,000 reverse stock split of its 278,687,224 outstanding shares with fractional shares rounded up resulting in 139,690 shares issued and outstanding post split.

Dot VN, Inc., was incorporated in the State of California on March 27, 2001 under the name Hi-Tek-Com-VN and was renamed Dot VN, Inc. (“Dot VN CA”) on August 3, 2005. Dot VN CA signed its first contract September 18, 2003 with the Vietnamese government to register the top level country code domain names (“ccTLD”).

On July 17, 2006, Dot VN CA effected an Agreement and Plan of Merger by and among (i) Dot VN CA, (ii) Malers, and (iii) Malers Acquisition Corp. (“MAC”), a Washington corporation and wholly owned subsidiary of Malers, Inc., the completion of which transaction resulted in (w) MAC merging with and into Dot VN CA there by ending MAC’s corporate existence; (x) Dot VN CA becoming a wholly owned subsidiary of Malers a Delaware corporation; (y) Dot VN CA being renamed “Hi-Tek Multimedia, Inc.” a California corporation; and (z) Malers being renamed “Dot VN, Inc.” a Delaware corporation (the “Malers Merger”). Final state regulatory approval was received on August 17, 2006. In connection with the merger, the 14,232,250 outstanding shares Dot VN CA Common Stock were exchanged for 11,368,068 shares of the Company’s Common Stock. There were no outstanding stock options or warrant to purchase a share of Dot VN CA Common Stock.

Prior to the merger, Malers was an inactive shell corporation quoted on the Pink Sheets and had engaged in no substantive business operations.

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

2. Organization (continued)

Reverse Merger (continued)

For accounting purposes, the acquisition has been treated as a recapitalization of Dot VN CA with Dot VN CA as the acquirer (reverse acquisition). Dot VN CA was treated as the acquirer for accounting purposes because after the acquisition the shareholders of Dot VN CA controlled Malers and the officers and directors of Dot VN CA assumed the same positions at Malers; Malers is the surviving entity for legal purposes. The historical financial statements prior to July 17, 2006 are those of Dot VN CA.

3. Intangibles assets

On October 16, 2006 the Company acquired the rights to the US trademark “Dot VN” including its logo and certain related domain names for $360,000 in the form of a two year convertible note (see Note 7) from Hi-Tek, Inc. a privately held California corporation (“Hi-Tek Private”), previously a related party (see Note 6). The trademark was determined to have an indefinite useful life and is not amortized.

On June 29, 2007, the Company acquired the rights to the Vietnam trademark “Dot VN” from Business.com.VN, Co. Ltd. for 285,000 shares of the Company’s Common Stock and a convertible note (see Note 7) in the amount of $100,000 due in one year (the “Business.com.VN Agreement”). The note, which accrues no interest during its term, was recorded at its present value based on an 8% interest rate assumption. The aggregate consideration of $662,336 was recorded as an indefinite lived intangible asset and is not amortized.

Indefinite lived assets are not amortized, but instead are evaluated for impairment annually and if events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with SFAS.142. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the intangible asset is its new accounting basis. Subsequent reversal of a previously recognized impairment loss is prohibited. The change in the carrying amount of intangible assets is as follows:

	October 31,	April 30,
	2007	2007
Balance, beginning of period	$360,000	$-
Purchased US trademark	-	360,000
Purchased Vietnam trademark	662,336	-
Balance, end of period	$1,022,336	$360,000

4. Prepaid warrant expenses

The Company has issued warrants for the purchase of shares of the Company’s restricted common stock in connection with raising equity and debt financing and for other professional services (see Note 10). The fair value of warrants issued is determined in accordance with the requirements of SFAS 123R (see Note 10). The Company recognizes these costs on a straight-line basis; (i) detachable warrants issued in connection with debt instruments are recorded as debt discount and are amortized over the life of the debt to interest expense and (ii) warrants issued for services are recorded as a prepaid expense and are amortized over the requisite service period of the award. Changes in the carrying amounts of prepaid service warrants are as follows:

	Financing	Professional	Total
	Services	Services	Warrants
Balance, beginning of year	$2,206,062	$11,467,893	$13,673,955
Warrants issued:	-	445,867	445,867
Amortization of warrants	(492,543)	(2,723,163)	(3,215,706)
	1,713,519	9,190,597	10,904,116
Less current portion	781,419	5,094,921	5,876,340
Noncurrent balance, end of period	$932,100	$4,095,676	$5,027,776

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

5. Note Receivable

On October 15, 2007 the company issued 7,500 restricted shares of its Common Stock pursuant to the conversion of a convertible debenture issued by Spot-On Networks, LLC. Spot-On Networks and the Company separately issued convertible debentures, with detachable warrants, during January and February 2007 (the “February Financing”) to a common group of investors (the “February Investors”). The February Financing required that the convertible debentures issued by Spot-On Networks be convertible into common stock of either Spot-On Networks, LLC or the Company, at the option of the February Investors (the “Spot-On Debenture”). Upon the February Investors’ election to convert a Spot-On Debenture into the Company’s common stock the Spot-On Debenture is assigned and transferred into the name of the Company. Future monthly interest payments, at 10% per annum, are paid to the Company and on January 31, 2009, at maturity, the principal of the Spot-On Debenture will be paid to the Company by Spot-On.

6. Loans from related parties

The Company’s historical cash requirements have been funded under a revolving credit arrangement with Hi-Tek Private which previously was a related company (the “Hi-Tek Revolver”). Messer Lee Johnson and Thomas Johnson, the Company’s President and Chief Executive Officer were the Chief Executive Officer and Chief Financial Officer of Hi-Tek Private from October 2003 until their resignation August 8, 2007, respectively; neither held nor currently owns an equity position in Hi-Tek Private.

Starting in April 2002, Hi-Tek Private advanced funds to cover the Company’s operating costs and capital requirements under the Hi-Tek Revolver which accrues interest monthly at 10% per annum with no fixed repayment terms. Hi-Tek Private is under no obligation to advance funds in the future. Changes in the carrying amount of the Hi-Tek Revolver for the periods ended October 31, 2007 and April 30, 2007 is:

	October 31,	April 30,
	2007	2006
Balance at beginning of year	$1,025,066	$564,086
Funds advanced	7,460	1,757,229
Repayments	(18,451)	(1,371,192)
Interest accrued	52,442	74,943
Balance at end of period	$1,066,517	$1,025,066

On July 11, 2006, the Company’s wholly owned subsidiary, Hi-Tek Multimedia, Inc. (“HMI”) (f/k/a Dot VN CA) borrowed $330,000 from Hi-Tek Private to provide for the repurchase of Common Stock in connection with the Malers Merger (the “Hi-Tek HMI Loan”). In connection with the Hi-Tek HMI Loan, HMI executed a promissory note due February 12, 2007 in the amount of $396,000 which included interest due on such loan at maturity.

On October 16, 2006 the Company acquired the rights to the US trademark “Dot VN” including its logo from Hi-Tek Private for $360,000 (see Note 3) upon the issuance of a two year convertible note (the “Hi-Tek Trademark Loan”). The Hi-Tek Trademark Loan converts at the option of the holder into shares of the Company’s restricted common stock at $1.00 per share and bears an interest rate of 10% per annum (see Note 7).

On May 1, 2007, the Company executed a short-term note with Hi-Tek Private for $600,000 due November 1, 2007 with interest at 10% per annum (the “Hi-Tek IDC Loan”). Proceeds were used to fund the initial design services for the first Internet data center in Vietnam. The Company has not repaid the Hi-Tek IDC Loan.

On August 1, 2007, the Company executed a convertible note with Mr. Thomas Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007 (the “TJ Note”). The TJ Note has a term of one year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in shares of the Company’s common stock at a per share price of $1.43 per share (see Note 7).

On August 1, 2007, the Company executed a convertible note with Dr. Lee Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007 (the “LJ Note”). The LJ Note has a term of one year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in shares of the Company’s common stock at a per share price of $1.43 per share (see Note 7).

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

6. Loans from related parties (continued)

Loans from relate parties at October 31, 2007 and April 30, 2007 consisted of the following:

	October 31,	April 30,
	2007	2007
Hi-Tek Revolver	$1,066,517	$1,025,066
Hi-Tek Trademark Loan, net of $172,500 and $262,500 discount at October 31 and April 30, 2007	226,940	117,383
Hi-Tek IDC Loan	630,979	-
TJ Note, net of $542,473 discount	1,486,972	-
LJ Note, net of $542,473 discount	1,486,971	-
	4,898,379	1,142,449
Less current portion	4,671,439	1,025,066
Balance, end of period	$226,940	$117,383

7. Convertible Notes

As of October 31, 2007, convertible notes consist of the following:

	Issued date	Maturity	Conversion price	Amounts	Debt discount	Accrued interest	Net amount

Convertible Note 1	Oct. 16, 2006	Oct. 16, 2009	$1.00	$360,000	$172,500	$39,440	$226,940
Convertible Notes 2	Feb. 9, 2007	Jan. 31, 2009	$1.00	1,148,212	717,633	30,554	461,133
Convertible Note 3	June 29, 2007	June 29, 2008	$1.43	92,336	26,573	2,535	68,298
Convertible Notes 4	Aug. 1, 2007	Aug. 1, 2008	$1.43	3,978,132	1,084,946	80,757	2,973,943
				5,578,680	2,001,652	153,286	3,730,314
Less notes 4 included in due to related parties, current				3,978,132	1,084,946	80,757	2,973,943
Less note 3 included in short-term debt				92,336	26,573	2,535	68,298
				1,508,212	890,133	69,994	688,073
Less note 1 included in due to related parties, long-term				360,000	172,500	39,440	226,940
Total				$1,148,212	$717,633	$30,554	$461,133

Convertible Note 1 or the Hi-Tek Trademark Loan for $360,000 was issued on October 16, 2006, converts at the option of the holder into shares of the Company’s restricted common stock at $1.00 per share and bears an interest rate of 10% per annum. The Hi-Tek Trademark Loan is payable to Hi-Tek Private, a former related party (see Note 6), had accrued interest of $39,440 at October 31, 2007 and is due October 16, 2008 (see Note 3). The beneficial conversion feature was calculated to be $360,000 at the time of issuance in accordance with EITF 00-27; the company recorded this amount as debt discount with a corresponding credit to additional paid in capital. As of October 31, 2007 the unamortized debt discount was $172,500.

Convertible notes 2 are a set of convertible debentures with an aggregate face value of $1,148,212 issued January 31 and February 9, 2007 (the “February Financing”). The convertible debentures bear no interest until July 2007 at which point they accrue 10 % per annum with interest payable monthly. The Company accrues interest at an imputed rate of approximately 8% per annum effective from the date the convertible debentures were issued. The debentures convert at the option of each individual note holder (the “February Investor”) into shares of the Company’s restricted common stock at $1.00 per share; representing a beneficial conversion feature. These notes become due on January, 31, 2009. In addition, the February Investor received a detachable warrant exercisable into shares of the Company’s restricted common stock; the number of shares of each warrant is equal to 30% of the note face value for an aggregate of 344,465 shares. The detachable warrants have an exercise price of $2.00 per share and a term of five years from the date of issuance. The combine fair value of the beneficial conversion feature and detachable warrants, calculated in accordance with EITF 00-27 is limited to the proceeds of the debt and is allocated between the beneficial conversion feature and detachable warrants as $898,343 and $257,869, respectively. The beneficial conversion feature and detachable warrants are recorded as debt discount with a corresponding credit to additional paid in capital. As of October 31, 2007, the unamortized debt discount was $717,633.

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

7. Convertible Notes (continued)

The February Financing was funded in conjunction with a like amount of convertible debentures issued concurrently by Spot-On Networks, LLC (“Spot-On”) to the February Investors. The February Financing required that the convertible debentures issued by Spot-On be convertible into common stock of either Spot-On Networks, LLC or the Company, at the option of the February Investors (the “Spot-On Debenture”). Upon the February Investors’ election to convert a Spot-On Debenture into the Company’s common stock the Spot-On Debenture is assigned and transferred into the name of the Company. Future monthly interest payments, at 10% per annum, are paid to the Company and on January 31, 2009, at maturity, the principal of the Spot-On Debenture will be paid to the Company by Spot-On.

Additionally, pursuant to its engagement of Pali Capital, Inc., the Company’s placement agent in the February Financing, the Company paid a cash fee equal to 10% of the aggregate convertible debentures and issued three series of warrants: (i) retainer warrants on January 31, 2007 totaling in the aggregate 250,000 shares exercisable at a per share price of $0.001; (ii) placement warrants A on February 9, 2007 totaling in the aggregate 229,600 shares exercisable at a per share price of $1.00; and (iii) placement warrants B on February 9, 2007 totaling in the aggregate 68,880 shares exercisable at a per share price of $2.00 (collectively the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the date of issuance and will be expensed over the term.

On February 9, 2007, in connection with the February Financing, the Company executed an investor’s registration rights agreement (the “IRRA”) by and between the February Investor participating in the February Financing and the Company. Pursuant to the terms of the IRRA, in connection with the February Financing, the Company is required to file a registration statement on Form S-1 or SB-2 by August 15, 2007 (the “Registration Deadline”) and further required that the registration statement be declared effective 120 from the date of the IRRA filing. In the event that the Registration Deadline is not met, the February Investors shall be entitled to liquidated damages equal to One Percent (1%) of the outstanding convertible debentures issued in the February Financing, paid, at the option of the February Investors in cash or shares of the Company’s common stock (the “Liquidated Damages”) for every thirty (30) day period that the registration statement is not filed. On August 10, 2007, in accordance with the requirements of Section 9 of the IRRA, the Company and certain February Financing Investors representing two-thirds (2/3) of the amount invested executed an amendment to the IRRA whereby (i) the Registration Deadline was extended to September 15, 2007 (the “New Registration Deadline”); (ii) the February Investors received the Liquidated Damages for one month; and (iii) the registration statement must be declared effective within sixty (60) days if there are no comments by the SEC or within in ninety (90) days if SEC comments are received (the “Effectiveness Deadline”). In the event that either the New Registration Deadline or the Effectiveness Deadline is not met, then the February Investors shall be entitled to the Liquidated Damages for every or every thirty (30) day period that the New Registration Deadline or the Effectiveness Deadline are not met.

Convertible note 3 for $92,336 was issued on June 29, 2007, converts at the option of the holder into shares of the Company’s restricted common stock at $1.43 per share and bears an interest rate of 10% per annum. The note is payable to Business.com.VN, a Vietnamese company, had accrued interest of $2,535 at October 31, 2007 and is due June 29, 2008 (see Note 3). The beneficial conversion feature was calculated to be $39,860 at the time of issuance in accordance with EITF 00-27; the company recorded this amount as debt discount with a corresponding credit to additional paid in capital. As of October 31, 2007 the unamortized debt discount was $26,573.

Convertible notes 4 are a set of two individual notes with an aggregate face value of $3,978,132 issued August 1, 2007 to Dr. Lee Johnson (50%) and Mr. Thomas Johnson (50%). The notes are due August 1, 2008 and accrue interest monthly at 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in restricted shares of the Company’s Common Stock at a per share price of $1.43 per share. The beneficial conversion feature was calculated to be an aggregate of $1,446,594 at the time of issuance in accordance with EITF 00-27; the company recorded this amount as debt discount with a corresponding credit to additional paid in capital. As of October 31, 2007 the unamortized debt discount was $1,084,946.

8. Short-term Debt

As of October 31, 2007, short-term debt consists of the following:

October 31,
2007
Vina Mex Capital	$709,362
Convertible Note 3	68,298
Balance at end of period	$777,660

On September 14, 2007, the Company executed a promissory note with Vina Mex Capital, a California limited liability company, for $700,000 due November 14, 2007 and accrues interest at a rate of 10% per annum (the “Vina Mex Loan”). Proceeds were used to fund general operations and the initial design services for the first Internet data center in Vietnam. The Company has not repaid the Vina Mex Loan.

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

9. Related Party Transactions

On July 11, 2006, the Company’s wholly owned subsidiary, Hi-Tek Multimedia, Inc. (“HMI”) (f/k/a Dot VN CA) borrowed $330,000 from Hi-Tek Private to provide for the repurchase of Common Stock in connection with the Malers Merger (the “Hi-Tek HMI Loan”). In connection with the Hi-Tek HMI Loan, HMI executed a promissory note due February 12, 2007 in the amount of $396,000 which included interest due on such loan at maturity (see Note 6).

On August 2, 2006, the Company issued to Thomas Johnson, 4,000,000 shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was $40,000.

On August 3, 2006, the Company issued to Lee Johnson, 4,000,000 shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was $40,000.

On October 16, 2006, the Company entered into an agreement whereby it acquired certain intellectual property from Hi-Tek Private (see Note 6). Included within the assets acquired by the Company are the rights to the trademark “Dot VN” in the United States including its logo and certain related domain names (the “Dot VN US Trademark”). Pursuant to the acquisition of the Dot VN US Trademark, the Company executed a convertible promissory note in the amount of $360,000 (the “Hi-Tek Trademark Loan”). The Hi-Tek Trademark Loan, at the election of the holder, may convert the balance due and owing at the time of conversion into restricted shares of the Company’s Common Stock at a per share price of $1.00 per share. The Hi-Tek Trademark Loan accrues interest at a rate of 10% per annum and is due two years from the date of execution (see Note 7).

Employment Agreements.

Dr. Lee Johnson and Mr. Thomas Johnson have entered into employment agreements with the Company, for which the Company has accrued unpaid Salaries.

On July 18, 2006, at the completion of the Malers Merger, Dr. Lee Johnson and Mr. Thomas Johnson were appointed to the Board of Directors of the Company. In addition, Mr. Thomas Johnson was elected to serve as Chairman of the Board of Directors

On October 8, 2006, Dr. Lee Johnson’s employment agreement was approved by the Board of Directors., making him the President and Chief Technical Officer. Pursuant to the terms of the employment agreement, Dr. Lee Johnson shall receive an annual salary of Three Hundred Sixty Thousand Dollars ($360,000) and shall receive stock options totaling in the aggregate 3,600,000 shares and are exercisable, at a per share price of $0.50, into shares of the Company’s common stock (the “LJ Employment Options”). The LJ Employment Options shall vest one third at the date of grant and one third at the end of the first and second year from the date of grant and expire ten years from the date of vesting. Dr. Johnson is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

As President and Chief Technical Officer, Dr. Lee Johnson shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. As a director of the Company, he shall serve until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company.

On October 9,, 2006, Mr. Thomas Johnson’s employment agreement was approved by the Board of Directors, making him the Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Johnson shall receive an annual salary of Three Hundred Sixty Thousand Dollars ($360,000) and shall receive stock options totaling in the aggregate 3,600,000 shares; such shares are exercisable, at a per share price of $0.50, into shares of the Company’s common stock (the “TJ Employment Options”). The TJ Employment Options shall vest one third at the date of grant and one third at the end of the first and second year from the date of grant and expire ten years from the date of vesting. Mr. Johnson is also eligible to receive additional equity and cash bonuses in connection with the successful performance of his duties.

As CEO, Mr. Thomas Johnson shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. As a director of the Company, he shall serve until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company.

As stated previously, the above referenced employment agreements contained an aggregate of 7,200,000 stock options, of which an aggregate 4,800,000 have vested and none are exercised. As the September 2006 employment agreements provided for the options to be purchased at below the Company’s market price on the date of grant, the Company has recorded Option bonuses relating to these options of $11,698,609 in accordance with SFAS 123R (see Note 10).

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

9. Related Party Transactions (continued)

On August 1, 2007, the Company executed a convertible note with Dr. Lee Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007 (the “LJ Note”). The LJ Note has a term of one year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted into restricted shares of the Company’s Common Stock at a per share price of $1.43 per share.

On August 1, 2007, the Company executed a convertible note with Mr. Thomas Johnson in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007 (the “TJ Note”). The TJ Note has a term of one year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted into restricted shares of the Company’s Common Stock at a per share price of $1.43 per share.

10. Warrants, Options and Stock Based Compensation

On July 18, 2006, the Company issued two warrants exercisable into an aggregate of 500,000 restricted shares of the Company’s Common Stock with an estimated fair value of $1,396,572 to Sausalito Capital Partners, LLC with such terms as follows; (i) one warrant, with a two year term, exercisable into 250,000 shares at exercise price of $2.00 per share; and (ii) one warrant, with a two year term, exercisable into 250,000 shares at exercise price of $3.00 per share. The value of the warrants will be expensed over the two year term of the warrant; the unamortized balance at October 31, 2007 was $465,524. As of October 31, 2007, no warrants were exercised.

The fair value of these warrants was estimated at the date of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 247.4%; risk-free interest rate of 5.19%; expected life of two years; and a closing market price of $3.00. The warrant holder received piggy-back registration rights if the Company was to file a Form S-1 or SB-2 during the term of the warrants.

On September 1, 2006, the Company issued two warrants exercisable into an aggregate of 5,100,000 restricted shares of the Company’s Common Stock with an estimated fair value of $14,744,435 in exchange for a like number of five cent warrants that would expire on December 31, 2006. The warrants have a three year term and an exercise price of $2.00 per share. The fair value of the warrants will be expensed over the three year term of the warrants; the unamortized balance at October 31, 2007 was $9,010,488. As of October 31, 2007, no warrants were exercised.

The fair value of these warrants was estimated at the date of the grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 228.3%; risk-free interest rate of 4.70%; expected life of three years; and a closing market price of $3.00.

On October 9, 2006, the Company issued options to purchase an aggregate of 7,650,000 restricted shares of the Company’s Common Stock with an estimated fair value of $19,871,666 to three officers (see Note 9) and an employee. The options have an exercise price of $0.50 per share, vest one third at the date of grant and one third at the end of the first and second year from the date of grant and expire ten years the date of vesting. As of October 31, 2007, 5,100,000 options have vested and no options were exercised. Compensation cost, using the graded vesting attribute method in accordance with SFAS 123R, is recognized over the requisite service period during which each tranche (one third) of shares is earned (zero, one, and two years). The value of each tranche is amortized on a straight-line basis; $12,419,516 and $4,416,045 were expensed in the year ended April 30, 2007 and the six months ended October 31, 2007, respectively. Amortization for the years ended April 30, 2008 and 2009 will be $6,072,102 and $1,380,048, respectively. As of October 31, 2007, no options were exercised.

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 220.6%; risk-free interest rate of 4.70%; expected life of ten years; and a closing market price of $2.60.

In connection with the February Financing (see Note 7), the Company issued detachable warrants to the investors exercisable into an aggregate 344,465 restricted shares of the Company’s Common Stock at a per share price of $2.00, with an estimated fair value of $892,740. The warrants have a term of five years from the date of issuance. The combined fair value of the warrants and the associated beneficial conversation feature of the Convertible Debentures are limited to the proceeds of the debt; $257,869 was allocated to the warrants. These warrants have been recorded as a discount against the Convertible Debentures and will be amortized to interest expense over the term of the debt (generally two years) or upon conversion of the debt; the unamortized balance at October 31, 2007 was $161,168. As of October 31, 2007, no warrants were exercised.

Additionally, pursuant to its engagement of Pali Capital, Inc., the Company’s placement agent in the February Financing, the Company issued three series of warrants: (i) retainer warrants on January 31, 2007 totaling in the aggregate 250,000 restricted shares exercisable at a per share price of $0.001, with an estimated fair value of $712,402; (ii) placement warrants A on February 9, 2007 totaling in the aggregate 229,600 restricted shares exercisable at a per share price of $1.00, with an estimated fair value of $556,871; and (iii) placement warrants B on February 9, 2007 totaling in the aggregate 68,880 restricted shares exercisable at a per share price of $2.00, with an estimated fair value of $164,728

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

10. Warrants, Options and Stock Based Compensation (continued)

(collectively the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the date of issuance and will be expensed over the term; the unamortized balance at October 31, 2007 was $1,218,900. As of October 31, 2007, no warrants were exercised. In addition, the Company agreed to register the shares associated with the Placement Agent Warrants in the registration statement required in connection with the February Financing (see Note 7).

The fair value of these options was estimated at January 31 and February 9, 2007 (the dates of grant) using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 191.7% and 171.7%; risk-free interest rate of 4.82% and 4.78%; expected life of five years; and a closing market price of $2.85 and $2.50; respectively.

The Company issued a series of four monthly warrants exercisable into 40,000 restricted shares of the Company’s Common Stock on July 5, August 5, September5, and October 5, 2007 for an aggregate of 160,000 restricted shares to Double Barrel, LLC for monthly performance of services, with an estimated fair value of $60,680, $47,092, $55,432, and $66,532, respectively. Each warrant is exercisable at $1.50 per share and expires three years from the date of grant. The warrant is earned in the month of grant and the value is expensed in the month; there is no unamortized balance at October 31, 2007. As of October 31, 2007, no warrants were exercised.

The fair value of these warrants were estimated at the dates of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 120.1%, 120.1%, 120.2%, and 121.6%; risk-free interest rate of 5.300%, 4.45%, 4.05%, and 4.16%; expected life of three years; and a closing market price of $1.99, $1.61, $1.85, and $2.15; respectively.

On August 7, 2007, the Company issued options to purchase an aggregate of 350,000 restricted shares of the Company’s Common Stock with an estimated fair value of $607,155 to an officer (Louis Huynh) and an employee. The options have an exercise price of $1.80 per share, vest one third at the date of grant and one third at the end of the first and second year from the date of grant and expire ten years the date of vesting. As of October 31, 2007, 116,667 options have vested and no options were exercised. Compensation cost, using the graded vesting attribute method in accordance with SFAS 123R, is recognized over the requisite service period during which each tranche (one third) of shares is earned (zero, one, and two years). The value of each tranche is amortized on a straight-line basis; $276,656 was expensed in the six months ended October 31, 2007. Amortization for the years ended April 30, 2008, 2009, and 2010 will be $428,952, $152,689, and $25,514, respectively.

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 120.1%; risk-free interest rate of 4.77%; expected life of ten years; and a closing market price of $1.80.

On September 7, 2007, the Company issued options to purchase 10,000 restricted shares of the Company’s Common Stock with an estimated fair value of $13,131 to an employee. The options have an exercise price of $2.00 per share, vest at the date of grant and expire three years the grant date. As of October 31, 2007, 10,000 options have vested and no options were exercised. Compensation cost, in accordance with SFAS 123R, is recognized over the requisite service period (date of grant); $13,131 was expensed in the six months ended October 31, 2007. Amortization for the years ended April 30, 2008 will be $13,131.

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 120.2%; risk-free interest rate of 4.38%; expected life of three years; and a closing market price of $1.85.

On September 18, 2007, the Company issued a 200,000 share warrant pursuant to the terms of a consulting agreement exercisable into restricted shares of the Company’s Common Stock with an estimated fair value of $216,131 to IR.VN LLC with a three year term and an exercise price of $2.00 per share. The value of the warrants will be expensed over the one year term of service; the unamortized balance at October 31, 2007 was $180,109. As of October 31, 2007, no warrants were exercised.

The fair value of these warrants was estimated at the date of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 247.4%; risk-free interest rate of 5.19%; expected life of two years; and a closing market price of $3.00.

On October 14, 2007, the Company issued options to purchase 150,000 restricted shares of the Company’s Common Stock with an estimated fair value of $297,648 to Michael Weller, an officer of the Company. The options have an exercise price of $1.80 per share, vest one third at the date of grant and one third at the end of the first and second year from the date of grant and expire ten years the date of vesting. As of October 31, 2007, 50,000 options have vested and no options were exercised. Compensation cost, using the graded vesting attribute method in accordance with SFAS 123R, is recognized over the requisite service period during which each tranche (one third) of shares is earned (zero, one, and two years). The value of each tranche is amortized on a straight-line basis; $110,831 was expensed in the six months ended October 31, 2007. Amortization for the years ended April 30, 2008, 2009, and 2010 will be $185,466, $91,354, and $20,828, respectively.

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

10. Warrants, Options and Stock Based Compensation (continued)

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with dividend yield of 0%; expected volatility of 120.1%; risk-free interest rate of 4.77%; expected life of ten years; and a closing market price of $1.80.

A summary of the Company’s stock options as of October 31, 2007 and April 30, 2007 and changes during the periods is as follows:

	Period ended
	October 31, 2007		April 30, 2007
	Options	Weighted average exercise price	Options	Weighted average exercise price
Outstanding at the beginning of the period	7,650,000	$-	-	$-
Granted	510,000	1,804	7,650,000	0.500
Exercised	-		-	-
Cancelled		-	-	-
Outstanding at the end of the period	8,160,000	$0.581	7,650,000	$0.500

Vested at the end of the period	5,276,667		2,550,000
Exercisable at the end of period	5,276,667		2,550,000
Weighted average fair value per option of options granted during the period		$1.800		$2.598

The following table summarizes information regarding employee stock options outstanding at October 31, 2007:

	Options Outstanding			Options Exercisable
Exercise prices	Number Outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.500	7,650,000	10.2	$0.500	5,100,000	$0.500
$1.80 to 2.00	510,000	10.8	$1.804	176,667	$1.811
	8,160,000	10.2	$0.581	5,276,667	$0.544

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

10. Warrants, Options and Stock Based Compensation (continued)

A summary of the Company’s warrants as of October 31, 2007 and April 30, 2007 and changes during the periods is as follows:

	Period ended
	October 31, 2007		April 30, 2007
	Warrants	Weighted average exercise price	Warrants	Weighted average exercise price
Outstanding at the beginning of the period	6,492,945	$1.926	-	$-
Granted	360,000	1.778	6,492,945	1.926
Exercised	-	-	-	-
Cancelled		-	-	-
Outstanding at the end of the period	6,852,945	$1.918	6,492,945	$1.926

Vest and exercisable at the end of period	6,852,945		6,492,945
Weighted average fair value per option of warrants granted during the period		$1.239		$2.747

The following table summarizes information regarding stock purchase warrants outstanding at October 31, 2007:

	Warrants Outstanding			Warrants Exercisable
Exercise prices	Number Outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.001	250,000	4.25	$0.001	250,000	$0.001
$1.000	229,600	4.25	$1.000	229,600	$1.000
$1.500	160,000	2.84	$1.500	160,000	$1.500
$2.000	5,963,345	2.06	$2.000	5,963,345	$2.000
$3.000	250,000	0.75	$3.000	250,000	$3.000
	6,852,945	2.10	$1.926	6,852,945	$1.920

11. Going Concern

To date the Company has had limited revenues due to the early stage of its efforts to transition into the marketing of its Internet resources. Consequently, the Company has incurred recurring losses from operations. These factors, as well as the risks associated with raising capital through the issuance of equity and/or debt securities creates uncertainty as to the Company’s ability to continue as a going concern.

The Company’s plans to address its going concern issues include:

·
Increasing revenues of its services, specifically its domain names sales, through the development and deployment of an application program interface which the Company anticipates will increase its reseller network and international distribution channels and through direct marketing to existing customers both online, via e-mail and direct mailings

·	Completion and Operation of the IDCs and revenue derived from the IDC services; and

·	Raising capital through the sale of debt and/or equity securities.

Dot VN, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
As of October 31, 2007

11. Going Concern (continued)

There can be no assurance that the Company will be successful in its efforts to increase revenues, issue debt and/or equity securities for cash or as payment for outstanding obligations. Capital raising efforts may be influenced by factors outside of the control of the Company, including, but not limited to, capital market conditions.

The Company is in various stages of finalizing implementation strategies on a number of services and is actively attempting to market its services nationally in Vietnam. As a result of capital constraints it is uncertain when it will be able to deploy the application program interface or complete construction of the Internet data centers.

12. Stock Issuances

On June 29, 2007, pursuant to the terms of the Business.com.VN Agreement, the Company issued to Business.com.VN, Co. Ltd, a sophisticated purchaser, 285,000 restricted shares of the Company’s Common Stock valued at the market closing price and recorded as $570,000 in intangible assets.

On July 5, 2007, pursuant to the terms of a consulting agreement, the Company issued to Gary Shehorn, a sophisticated purchaser, 1,250 restricted shares of the Company’s Common Stock for services valued at the market closing price and recorded as $2,487 in consulting fees.

On July 5, 2007, in consideration for past services thirteen employees of the Company, each a sophisticated purchaser, received 2,000 restricted shares of the Company’s Common Stock for an aggregate issuance to such employees of 26,000 shares valued at the market closing price and recorded as employee bonuses totaling $51,740.

On July 5, 2007, in connection with their appointment to the Company’s strategic advisory board and for meeting attendance, the Company issued to Mr. Richard Draper and Mr. Rod Sanchez, each a sophisticated purchaser, 5,000 restricted shares of the Company’s Common Stock for an aggregate of 10,000 shares valued at the market close and recorded as $19,900 in consulting fees.

On August 7, 2007, in consideration for past services the Company, issued an aggregate of 288,613 restricted shares of the Company’s Common Stock to Anh Ngoc Ung (5,834 shares), Jon Hollmann (30,000 shares), Louis Huynh our General Counsel and Corporate Secretary (19,445 shares), Lee Johnson our President (116,667 shares) and Thomas John our Chief Executive Officer (116,667 shares), each a sophisticated purchaser, valued at the market closing price and recorded as employee bonuses totaling $519,503.

On September 8, 2007, the Company issued to one employee, a sophisticated purchaser, in consideration for the execution of Non-Disclosure and Invention Assignment Agreements 3,000 restricted shares of the Company’s Common Stock valued at the market close and recorded as a $5,550 bonus.

On September 18, 2007, pursuant to the terms of a consulting agreement, the Company issued to IR.VN LLC, a sophisticated purchaser, 50,000 restricted shares of the Company’s Common Stock for services during the following twelve months valued at the market closing price and recorded as $78,500 in prepaid expenses.

On September 21, 2007, pursuant to the terms of the August 10, 2007 investor’s registration rights agreement amendment (see Note 7), the Company issued to the February Investors, each a sophisticated purchaser, an aggregate 6,101 restricted shares of the Company’s Common Stock valued at the market closing price and recorded as $12,202 in general and administrative expenses.

On October 18, 2007, pursuant to an employment agreement, the Company issued to Michael Weller, 25,000 restricted shares of the Company’s Common Stock valued at the market closing price and recorded as a $53,750 employee bonus.

On October 15, 2007, pursuant to the terms of a stock subscription agreement, the Company issued to Scott Clark, a sophisticated purchaser, 7,500 restricted shares of the Company’s Common Stock for $7,500 recorded as a note receivable due January 31, 2009.

On October 30, 2007, pursuant to the terms of a consulting agreement, the Company issued to Gary Shehorn, a sophisticated purchaser, 1,250 restricted shares of the Company’s Common Stock for services valued at the market closing price and recorded as $2,375 in consulting fees.

[Back Page of Prospectus]

PROSPECTUS

20,361,234 SHARES OF COMMON STOCK
to be offered by Selling Shareholders
of Dot VN, Inc.

DOT VN, INC.
________________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2008, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to delivery a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers

The Registrant has authority under General Corporation Law of the State of Delaware to indemnify its directors and officers to the extent provided in such statute. The Registrant’s Articles of Incorporation provide that the Registrant shall indemnify each of its executive officers and directors against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the Registrant.

The provisions of the Delaware Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”) may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the “Commission”), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution

Registration fees	$1,077.61
Legal fees and expenses	$25,000	*
Printing and engraving expenses	$3,000	*
Accounting fees and expenses	$50,000	*
Miscellaneous	$5000	*
Total	$84,077.61	*

 * All of the above, except the SEC Registration Fee, are estimated and remain subject to further contingencies.

Item 26.  Recent Sales Of Unregistered Securities

On February 15, 2008, the Company issued an aggregate of 162,500 restricted shares of the Company’s Common Stock pursuant to the elections of three convertible debenture holders of the Company to convert $162,500 of debt owed under the debenture. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Messer Sumavielle and Sarbh and Ms. Roy are “accredited investors” within the meaning of SEC Rule 501(a).

On February 14, 2008, the Company issued to Paul Atkiss an aggregate 26,000 restricted shares of the Company’s Common Stock, in consideration for the execution of an Employment Agreement valued at the market closing price ($31,200) and recorded as a prepaid expense, with 6,500 shares vesting each 90 days of employment. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On February 12, 2008, the Company issued 15,000 restricted shares of the Company’s Common Stock pursuant to the election of Donald DiPalma, a convertible debenture holder of the Company to convert $15,000 of debt owed under the debenture. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Mr. DiPalma was an “accredited investor” within the meaning of SEC Rule 501(a).

On December 5, 2007, pursuant to a consulting services agreement, the Company issued to Double Barrel, LLC, a warrant exercisable into 40,000 shares of the Company’s restricted stock at an exercise price of $1.50 per share. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On November 5, 2007, pursuant to a consulting services agreement, the Company issued to Double Barrel, LLC, a warrant exercisable into 40,000 shares of the Company’s restricted stock at an exercise price of $1.50 per share. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On October 30, 2007, pursuant to the terms of a consulting agreement, the Company issued to Gary Shehorn, 1,250 shares of the Company’s Common Stock for services valued at the market closing price ($2,375) and recorded as a consulting fee. We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On October 5, 2007, pursuant to a consulting services agreement, the Company issued to Double Barrel, LLC, a warrant exercisable into 40,000 shares of the Company’s restricted stock at an exercise price of $1.50 per share. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On October 2, 2007, the Company issued 7,500 restricted shares of the Company’s Common Stock pursuant to the election of Scott Clark, a convertible debenture holder of the Company to convert $7,500 of debt owed under the debenture. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Mr. Clark was an “accredited investor” within the meaning of SEC Rule 501(a).

On October 1, 2007, pursuant to the terms of an employment agreement with Michael Weller, the Company issued Mr. Weller (i) an option to purchase an aggregate of 150,000 shares of common stock, at a purchase price of $1.80 per share (the “Weller Employment Options”), and (ii) 25,000 shares of the Company’s common stock valued at the market closing price ($53,750). The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On September 21, 2007, pursuant to the terms of the August 10, 2007 investor’s registration rights agreement amendment, the Company issued an aggregate 6,101 restricted shares of the Company’s Common Stock to certain parties to the investor registration rights agreement who elected to receive shares pursuant to such agreement. The shares were valued at the market closing price ($12,202) and recorded as a general and administrative expense. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. The parties to the investor registration rights agreement who received shares are “accredited investors” within the meaning of SEC Rule 501(a).

On September 18, 2007, the Company, pursuant an investor relations agreement, the Company issued to IR.VN, LLC, (i) 50,000 shares of the Company’s common stock valued at the market closing price ($78,500) and recorded as consulting fees and (ii) an option to purchase 200,000 shares of the Company’s common stock at purchase price of $2.00 per share. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On September 7, 2007, the Company issued to Tomsoo Kang 3,000 shares of the Company’s restricted Common Stock, in consideration for the execution of Non-Disclosure and Invention Assignment Agreement valued at the market closing price ($5,550) and recorded as a bonus. Additionally pursuant to an employment agreement with Mr. Kang, the Company granted an option to purchase 10,000 shares of the Company’s common stock at a per share price of $2.00 per share, vested at the time of grant. As of the date of this report, 10,000 options have vested and no options had yet been exercised. The Company made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On September 5, 2007, pursuant to a consulting services agreement, the Company issued to Double Barrel, LLC, a warrant exercisable into 40,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On August 7, 2007, the Company issued to Thomas Johnson, our Chairman of the Board and Chief Executive Officer, a total of 116,667 shares of common stock as a bonus in accordance with the terms of his employment agreement valued at the market closing price ($210,000) and recorded as a bonus. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Thomas Johnson was an “accredited investor” within the meaning of SEC Rule 501(a).

On August 7, 2007, the Company issued to Lee Johnson a total of 116,667 shares of common stock as a bonus in accordance with the terms of his employment agreement valued at the market closing price ($210,000) and recorded as a bonus. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Lee Johnson was an “accredited investor” within the meaning of SEC Rule 501(a).

On August 7, 2007, the Company issued to Louis P. Huynh a total of 19,445 shares of common stock as a bonus in accordance with the terms of his employment agreement valued at the market closing price ($35,001) and recorded as a bonus. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Mr. Huynh was an “accredited investor” within the meaning of SEC Rule 501(a).

On August 7, 2007, pursuant to an employment agreement, the Company issued to Jon Hollmann, Dot VN’s Contracts Manager, 30,000 restricted shares of the Company’s Common Stock valued at the market closing price ($54,000) and recorded as a bonus. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company

On August 7, 2007, the Company issued to Ngoc Anh Ung, Dot VN’s Vice President of Operations and Business Development - Asia, 5,834 shares of the Company’s restricted common stock as a performance bonus valued at the market closing price ($10,501) and recorded as a bonus. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated thereunder. The Company sold the securities to Ms. Ung pursuant to Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act, on the basis that the securities were sold outside of the US, to a non-US person, and with no directed selling efforts in the US.

On August 7, 2007, the Company issued 350,000 options to an officer and an employee. The options have an exercise price of $1.80 per share, vest over a two-year period (with one third vested at grant), beginning August 7, 2007 and expire ten years after becoming exercisable. As of the date of this report, 116,666 options have vested and no options had yet been exercised. We made the offers and sales to the officers of the Company pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company

On August 5, 2007, pursuant to a consulting services agreement, the Company issued to Double Barrel, LLC, a warrant exercisable into 40,000 shares of common stock of the Company at an exercise price of $1.50 per share. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On August 1, 2007, the Company executed a convertible note to Thomas Johnson, our Chairman of the Board and Chief Executive Officer, in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007. The Note has a term of 1 year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in shares of the Company’s common stock at a per share price of $1.43 per share. We made the offer and sale of the Note pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, promulgated thereunder. Thomas Johnson was an “accredited investor” within the meaning of SEC Rule 501(a).

On August 1, 2007, the Company executed a convertible note to Lee Johnson, our President and a Director, in the amount of $1,989,065.78 for unpaid accrued salary, including interest, through June, 2007. The Note has a term of 1 year and accrues interest at a rate of 8% per annum. At the election of the holder, the amount due and owing pursuant to such note may be converted in shares of the Company’s common stock at a per share price of $1.43 per share. We made the offer and sale of the Note pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, promulgated thereunder. Lee Johnson was an “accredited investor” within the meaning of SEC Rule 501(a).

On July 12, 2007, in connection with his appointment to the Company’s strategic advisory board and his attendance for meetings, the Company issued to Richard Draper, 5,000 restricted shares of the Company’s common stock valued at the market closing price ($9,950) and recorded as a consulting fee. We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On July 12, 2007, in connection with his appointment to the Company’s strategic advisory board and his attendance for meetings, the Company issued to Rod Sanchez, 5,000 restricted shares of the Company’s common stock valued at the market closing price ($9,950) and recorded as a consulting fee. We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On July 5, 2007, pursuant to a consulting services agreement, the Company issued to Double Barrel, LLC, a warrant exercisable into 40,000 shares of common stock of the Company at an exercise price of $1.50 per share. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On July 5, 2007, the Company issued to thirteen employees of the Company each received 2,000 restricted shares of the Company’s Common Stock for an aggregate issuance to such employees of 26,000 shares valued at the market closing price ($51,740) and recorded as bonuses. The Company made the offer and sale of the warrant pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On July 5, 2007, pursuant to the terms of a consulting agreement, the Company issued to Gary Shehorn, 1,250 shares of the Company’s Common Stock for services valued at the market closing price ($2,488) and recorded as a consulting fee. We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On June 29, 2007, pursuant to the terms of an asset purchase agreement, the Company issued to a sophisticated purchaser 285,000 shares of restricted common stock valued at the market closing price ($570,000) and recorded as an intangible asset. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated thereunder. The Company sold the securities to such purchaser pursuant to Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act, on the basis that the securities were sold outside of US, to a non-US person, and with no directed selling efforts in the US.

On April 20, 2007, in connection with his appointment to the Company’s strategic advisory board and his attendance for meetings, the Company issued to Dr. Mai Liem Truc, 6,000 restricted shares of the Company’s common stock valued at the market closing price ($17,940) and recorded as a consulting fee. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated thereunder. The Company sold the securities to such purchaser pursuant to Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act, on the basis that the securities were sold outside of US, to a non-US person, and with no directed selling efforts in the US.

On February 9, 2007, we closed on a financing transaction with certain private investors and received a total of $1,148,213 from the issuance of certain debentures which may be converted into 2,296,426 shares of the Company’s Common Stock at a conversion price of $1.00 per share and warrants which upon exercise will allow the holder to acquire an aggregate of 892,945 shares of the Company’s Common Stock at a per share price of: (i) 250,000 shares at $0.001, (ii) 229,600 shares at $1.00, and (iii) 413,345 shares at $2.00. We made the offer and sale of the pursuant to the exemption from registration afforded by Section 4(2) of the Securities and Rule 506 of Regulation D, promulgated thereunder. Each purchaser was an “accredited investor” within the meaning of SEC Rule 501(a).

On January 9, 2007, the Company issued to a certain employee, 1,500 restricted shares of the Company’s common stock as a bonus valued at the market closing price ($4,275). We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On November 21, 2006, pursuant to the terms of a consulting agreement, the Company issued to Gary Shehorn, 5,000 shares of the Company’s Common Stock for services valued at the market closing price ($13,500) and recorded as a consulting fee. We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor “who had access to registration-type information about the Company.

On October 12, 2006, pursuant to an employment agreement, the Company issued to Louis P. Huynh, 60,000 restricted shares of the Company’s Common Stock valued at the market closing price ($156,000) recorded as a bonus. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Mr. Huynh was an “accredited investor” within the meaning of SEC Rule 501(a).

On October 12, 2006, the Company issued to seven employees an aggregate of 53,000 restricted shares of the Company’s Common Stock as a bonus valued at the market closing price ($137,800). We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On October 9, 2006, the Company issued 7,650,000 options to three officers and an employee. The options have an exercise price of $0.50 per share, vest over a two-year period (with one third vested at grant), beginning October 9, 2006 and expire ten years after becoming exercisable. As of the date of this report, 2,550,000 options have vested and no options had yet been exercised. The offer and sale to the three officers was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Messer. Huynh, Thomas Johnson, and Lee Johnson were “accredited investors” within the meaning of SEC Rule 501(a). We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The offer and sale to the employee was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On September 26, 2006, in consideration for the execution of Non-Disclosure and Invention Assignment Agreements, nine employees of the Company each received 3,000 restricted shares of the Company’s Common Stock for an aggregate issuance to such employees of 27,000 shares valued at the market closing price ($94,500) and recorded as bonuses. We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The offer and sale to the employees was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On August 9, 2006, the Company issued 6,570,688 shares of common stock in connection with the conversion of a convertible promissory note, held by a creditor of the Company. The amount due and owing under the convertible promissory note, including interest, as of the date of conversion was $65,706.88. Pursuant to the terms of the note, the outstanding balance could be converted into shares of the Company’s common stock at a conversion price of $0.01 per share. We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On August 3, 2006, the Company issued to Lee Johnson, 4,000,000 shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was approximately $40,000. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Lee Johnson was an “accredited investor” within the meaning of SEC Rule 501(a).

On August 2, 2006, the Company issued to Thomas Johnson, 4,000,000 shares of the Company’s restricted common stock in a partial settlement of debt owed to Mr. Johnson. The value of the debt retired was approximately $40,000. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Thomas Johnson was an “accredited investor” within the meaning of SEC Rule 501(a).

On July 11, 2006, the Company offered and sold 230,000 shares of common stock to an aggregate of eight purchasers at a purchase price of $0.50 per share, for an aggregate offering price of $115,000. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated thereunder. Each purchaser was an “accredited investor” within the meaning of SEC Rule 501(a).

On July 6, 2006, pursuant to the terms of five consulting agreements, the Company issued an aggregate of 46,525 shares of the Company’s Common Stock. The Company made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to “sophisticated investors” who had access to registration-type information about the Company.

On July 5, 2005, pursuant to the terms of a consulting agreement, the Company issued 50,000 shares of the Company’s Common Stock. We made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

On May 25, 2005, pursuant to the terms of four consulting agreements, the Company issued an aggregate of 11,025 shares of the Company’s Common Stock. The Company made the offer and sale pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act. The sale was made in a non-public offering to “sophisticated investors” who had access to registration-type information about the Company.

Item 27.  Exhibits

Number	Description

2.1	Agreement and Plan of Merger dated July 17, 2006, by and among Malers, Inc., a Delaware corporation, Malers Acquisition Corp., a Washington corporation; and Dot VN, Inc., a California corporation

3.1	Amended and Restated Articles of Incorporation of the Company*

3.2	Bylaws of the Company*

4.1	Certificate of the Powers, Designations, Preferences and Rights of Series A Convertible Preferred Stock*

4.2	Form of Stock Certificate*

4.3	Securities Purchase Agreement dated January 31, and February 9, 2007 by and among the Company and purchasers of convertible debentures and warrants*

4.4	Form of Investor Registration Rights Agreement*

4.5	Form of Convertible Debenture issued on January 31, and February 9, 2007*

4.6	Spot-on Networks, LLC Convertible Debenture dated January 31, 2007*

4.7	Form of Warrant*

5.1	Opinion re: Legality

10.1	Employment Agreement dated October 8, 2006, by and between the Company and Lee P. Johnson*

10.2	Employment Agreement dated October 9, 2006, by and between the Company and Thomas M. Johnson*

10.3	Employment Agreement dated August 7, 2007, by and between the Company and Louis P. Huynh*

10.4	Contract for Developing and Maintaining Domain Names *

10.5	Asset Purchase Agreement dated October 16, 2006, by and between the Company and Hi-Tek, Inc.*

10.6	Cerelink - Dot VN Design Contract*

10.7	Asset Purchase Agreement dated June 29, 2007, by and between the Company and Business.com.VN, Co. Ltd.*

10.8	Executive Employment Agreement dated October 1, 2007, by and between the Company and Michael T. Weller

10.9	Form of Non-Disclosure and Invention Assignment Agreement dated on or about September 26, 2006 or January 9, 2007, by and between the Company and certain employees of the Company.

10.10	Letter Agreement dated February 20, 2007, by and between the Company and Mai Liem Truc.

10.11	Non-disclosure Agreement dated July 17, 2007 by and between the Company and Eric Dierker.

10.12	Letter Agreement dated May 2, 2007, by and between the Company and Richard Draper.

10.13	Letter Agreement dated May 2, 2007, by and between the Company and Rod Sanchez.

10.14	Reseller Recruitment and Management Agreement dated March 11, 2005 for North Vietnam, by and between the Company and Business.com.VN, Co. Ltd.

10.15	Reseller Recruitment and Management Agreement dated March 11, 2005 for South Vietnam, by and between the Company and Dot VN Co. Ltd.

10.16	Business Cooperation Agreement dated January 23, 2008 by and between the Company and Quang Trung Software City Development Company, 100% Stated-owned (Vietnamese government) enterprise.

14.1	Code of Ethics

23.1	Consent of Legal Counsel**

23.2	Consent of Chang G. Park

*	Previously filed as an exhibit to the registrant’s Form SB-2, filed with the Securities and Exchange Commission on September 17, 2007.

**	Contained in Exhibit 5.1.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)   Include any additional or changed material information on the plan of distribution;

(2)   That, for the purpose of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statements as of the date it is first us after effectiveness. Provided, however, that no statement is made in a registration statements or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)   To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2)   That, for the purpose of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statements as of the date it is first us after effectiveness. Provided, however, that no statement is made in a registration statements or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)   To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on March 12, 2008.

DOT VN, INC. By: /s/ Thomas Johnson Name: Thomas Johnson Title: Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Thomas Johnson Thomas Johnson	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 12, 2008

/s/ Dr. Lee Johnson Dr. Lee Johnson	President and Director (Principal Financial and Principal Accounting Officer)	March 12, 2008

/s/ Louis P. Huynh Louis P. Huynh	General Counsel, Corporate Secretary and Director	March 12, 2008